                                                                   Exhibit 10.10

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                                 LOAN AGREEMENT

                            Dated as of June 8, 2004,

                                      among

                           BCP CRYSTAL HOLDINGS LTD. 2


                      BCP CAYLUX HOLDINGS LUXEMBOURG S.C.A.


                            THE LENDERS PARTY HERETO,

                      MORGAN STANLEY SENIOR FUNDING, INC.,
                             as Global Coordinator,

                                       and

                       DEUTSCHE BANK AG, NEW YORK BRANCH,
                             as Administrative Agent

                                   ----------

                          DEUTSCHE BANK SECURITIES INC.
                                       and
                      MORGAN STANLEY SENIOR FUNDING, INC.,
                             as Joint Lead Arrangers


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

                                TABLE OF CONTENTS

                                                                                                 Page
                                                                                                 ----
ARTICLE I      Definitions..........................................................................2

    SECTION 1.01     Defined Terms..................................................................2
    SECTION 1.02     Terms Generally...............................................................55
    SECTION 1.03     Exchange Rates................................................................56

ARTICLE II     The Loans...........................................................................56

    SECTION 2.01     Loans.........................................................................56
    SECTION 2.02     Loans and Borrowings..........................................................56
    SECTION 2.03     Requests for Borrowings.......................................................57
    SECTION 2.04     Funding of Borrowings.........................................................57
    SECTION 2.05     Interest Elections............................................................58
    SECTION 2.06     Termination of Commitments....................................................59
    SECTION 2.07     Repayment; Evidence of Debt, etc..............................................59
    SECTION 2.08     Repayment of Term Loans C.....................................................60
    SECTION 2.09     Prepayments, etc..............................................................60
    SECTION 2.10     Fees..........................................................................61
    SECTION 2.11     Interest......................................................................61
    SECTION 2.12     Alternate Rate of Interest....................................................62
    SECTION 2.13     Increased Costs...............................................................62
    SECTION 2.14     Break Funding Payments........................................................63
    SECTION 2.15     Taxes.........................................................................63
    SECTION 2.16     Payments Generally; Pro Rata Treatment; Sharing of Set-offs...................65
    SECTION 2.17     Mitigation Obligations; Replacement of Lenders................................66
    SECTION 2.18     Additional Reserve Costs......................................................67
    SECTION 2.19     Illegality....................................................................67

ARTICLE III    Representations and Warranties......................................................68

    SECTION 3.01     Organization; Powers..........................................................68
    SECTION 3.02     Authorization.................................................................68
    SECTION 3.03     Enforceability................................................................68
    SECTION 3.04     Governmental Approvals........................................................69
    SECTION 3.05     Financial Statements..........................................................69
    SECTION 3.06     No Material Adverse Effect....................................................69
    SECTION 3.07     Title to Properties; Possession Under Leases..................................69
    SECTION 3.08     Subsidiaries..................................................................70
    SECTION 3.09     Litigation; Compliance with Laws..............................................71
    SECTION 3.10     Federal Reserve Regulations...................................................71
    SECTION 3.11     Investment Company Act; Public Utility Holding Company Act....................71
    SECTION 3.12     Use of Proceeds...............................................................71
    SECTION 3.13     Tax Returns...................................................................71
    SECTION 3.14     No Material Misstatements.....................................................72
    SECTION 3.15     Employee Benefit Plans........................................................72

                                       (i)

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                 Page
                                                                                                 ----
    SECTION 3.16     Environmental Matters.........................................................73
    SECTION 3.17     Security Documents............................................................74
    SECTION 3.18     Location of Real Property and Leased Premises.................................74
    SECTION 3.19     Solvency......................................................................75
    SECTION 3.20     Labor Matters.................................................................75
    SECTION 3.21     Insurance.....................................................................75

ARTICLE IV     Conditions of Lending...............................................................76

    SECTION 4.01     Conditions....................................................................76

ARTICLE V      Affirmative Covenants...............................................................78

    SECTION 5.01     Existence; Businesses and Properties..........................................78
    SECTION 5.02     Insurance.....................................................................79
    SECTION 5.03     Taxes.........................................................................80
    SECTION 5.04     Financial Statements, Reports, etc............................................80
    SECTION 5.05     Litigation and Other Notices..................................................83
    SECTION 5.06     Compliance with Laws..........................................................83
    SECTION 5.07     Maintaining Records; Access to Properties and Inspections.....................83
    SECTION 5.08     Use of Proceeds...............................................................83
    SECTION 5.09     Compliance with Environmental Laws............................................83
    SECTION 5.10     Further Assurances; Additional Mortgages......................................84
    SECTION 5.11     Fiscal Year; Accounting.......................................................86
    SECTION 5.12     Restructuring Date............................................................86

ARTICLE VI     Negative Covenants..................................................................86

    SECTION 6.01     Limitation on Incurrence of Indebtedness and Issuance of Preferred Stock......86
    SECTION 6.02     Limitation On Restricted Payments.............................................91
    SECTION 6.03     Dividend and Other Payment Restrictions Affecting Subsidiaries................98
    SECTION 6.04     Asset Sales...................................................................99
    SECTION 6.05     Transaction With Affiliates..................................................100
    SECTION 6.06     Consolidation, Merger or Sale of Assets of the Borrower......................102
    SECTION 6.07     Consolidation, Merger or Sale of Assets by a Guarantor.......................103
    SECTION 6.08     Liens........................................................................104
    SECTION 6.09     Limitation on Modifications and Prepayments..................................107
    SECTION 6.10     Interest Coverage Ratio......................................................108
    SECTION 6.11     Total Leverage Ratio.........................................................108
    SECTION 6.12     Bank Leverage Ratio..........................................................108
    SECTION 6.13     Business Activities..........................................................108

ARTICLE VII    Events of Default..................................................................109

    SECTION 7.01     Events of Default............................................................109
    SECTION 7.02     Holdings' Right to Cure......................................................111

                                      (ii)

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                 Page
                                                                                                 ----
    SECTION 7.03     Clean-Up Period..............................................................112

ARTICLE VIII   The Agents.........................................................................112

    SECTION 8.01     Appointment..................................................................112
    SECTION 8.02     Nature of Duties.............................................................113
    SECTION 8.03     Resignation by the Agents....................................................114
    SECTION 8.04     The Administrative Agent in Its Individual Capacity..........................114
    SECTION 8.05     Indemnification..............................................................114
    SECTION 8.06     Lack of Reliance on Agents...................................................115

ARTICLE IX     Miscellaneous......................................................................115

    SECTION 9.01     Notices......................................................................115
    SECTION 9.02     Survival of Agreement........................................................116
    SECTION 9.03     Binding Effect...............................................................116
    SECTION 9.04     Successors and Assigns.......................................................116
    SECTION 9.05     Expenses; Indemnity..........................................................119
    SECTION 9.06     Right of Set-off.............................................................120
    SECTION 9.07     Applicable Law...............................................................120
    SECTION 9.08     Waivers; Amendment...........................................................121
    SECTION 9.09     Interest Rate Limitation.....................................................123
    SECTION 9.10     Entire Agreement.............................................................123
    SECTION 9.11     WAIVER OF JURY TRIAL.........................................................123
    SECTION 9.12     Severability.................................................................123
    SECTION 9.13     Counterparts.................................................................123
    SECTION 9.14     Headings.....................................................................124
    SECTION 9.15     Jurisdiction; Consent to Service of Process..................................124
    SECTION 9.16     Confidentiality..............................................................125
    SECTION 9.17     Conversion of Currencies.....................................................125
    SECTION 9.18     Release of Liens and Guarantees..............................................125
    SECTION 9.19     Parallel Debt................................................................126


EXHIBITS AND SCHEDULES

Exhibit A           Form of Assignment and Acceptance
Exhibit B           Form of Borrowing Request
Exhibit C           Form of U.S. Collateral Agreement
Exhibit D           Form of Holdings Agreement
Exhibit E           Form of Parent Agreement
Exhibit F           Reserve Costs for Mandatory Costs Rate
Exhibit G           Form of Solvency Certificate
Exhibit H           Form of Real Property Officers' Certificate

                                      (iii)

                                TABLE OF CONTENTS
                                   (continued)

Schedule 1.01(a)    Collateral and Guarantee Requirements
Schedule 1.01(h)    Excluded Subsidiaries
Schedule 2.01       Commitments
Schedule 3.01       Organization
Schedule 3.04       Governmental Approvals
Schedule 3.08(a)    Closing Date Structure
Schedule 3.08(b)    Subsidiaries
Schedule 3.08(c)    Subscriptions
Schedule 3.09       Litigation
Schedule 3.13       Taxes
Schedule 3.16       Environmental
Schedule 3.18       Real Property
Schedule 3.20       Labor Matters
Schedule 3.21       Insurance
Schedule 5.12       Real Property Mortgages
Schedule 6.08(a)    Liens

                                      (iv)

          LOAN AGREEMENT dated as of June 8, 2004 (this "AGREEMENT"), among BCP CRYSTAL HOLDINGS LTD. 2, a company incorporated with limited liability under the laws of the Cayman Islands ("HOLDINGS"), BCP CAYLUX HOLDINGS LUXEMBOURG S.C.A., a corporate partnership limited by shares (societe en commandite par actions) organized under the laws of Luxembourg ("PARENT"), the LENDERS party hereto from time to time, MORGAN STANLEY SENIOR FUNDING, INC. ("MORGAN STANLEY"), as global coordinator (in such capacity, the "GLOBAL COORDINATOR"), DEUTSCHE BANK AG, NEW YORK BRANCH ("DBNY"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and as collateral agent (in such capacity, the "COLLATERAL AGENT") for the Lenders, and DEUTSCHE BANK SECURITIES INC. and MORGAN STANLEY SENIOR FUNDING, INC., as joint lead arrangers (in such capacity, the "JOINT LEAD ARRANGERS").

                              W I T N E S S E T H :
                               - - - - - - - - - -

          WHEREAS, Blackstone Capital Partners (Cayman) IV L.P. and its affiliates or any other investment vehicle controlled by any of them (collectively "BLACKSTONE") have directly or indirectly formed (i) Holdings,
(ii) Parent, all of the Equity Interests (as hereinafter defined) of which are owned directly or indirectly by Holdings, (iii) BCP Crystal US Holdings Corp. ("US HOLDCO"), a wholly-owned subsidiary of Parent organized under the laws of Delaware, (iv) BCP Holdings GmbH ("LP GmbH"), a wholly-owned subsidiary of Parent organized under the laws of Germany, (v) BCP Acquisition GmbH & Co. KG ("MIDCO"), all of the limited partnership interests of which are owned by LP GmbH, organized under the laws of Germany, (vi) BCP Crystal Acquisition GmbH & Co. KG ("BIDCO"), all of the limited partnership interests of which are owned by Midco, organized under the laws of Germany and (vii) BCP Management GmbH ("GP GmbH"), a wholly-owned subsidiary of Parent and the general partner of Midco and Bidco, organized under the laws of Germany;

          WHEREAS, Bidco has completed a tender offer (the "OFFER") for all the issued capital stock of Celanese AG (the "COMPANY"), a stock corporation organized under the laws of Germany, and has acquired 84.3% of such capital stock pursuant thereto (excluding treasury shares);

          WHEREAS, in connection with the consummation of the Offer, Holdings contributed to Parent, directly or indirectly through the Intermediate Holdcos (as hereinafter defined), if any, as a capital contribution (made in the form of common equity for approximately 1% of such capital contribution and Parent CPECs (as hereinafter defined) for the remainder of such capital contribution), the net proceeds (including net of certain fees and expenses to be paid directly by Holdings) of the equity contributed indirectly by Blackstone and the other Permitted Investors in Holdings (the "HOLDCO EQUITY FINANCING");

          WHEREAS, in connection with the consummation of the Offer, Parent borrowed senior subordinated loans under a bridge facility (the "SENIOR SUBORDINATED BRIDGE C FACILITY"), which bridge loans are to be refinanced by the issuance of Senior Subordinated Notes (as hereinafter defined) on the Closing Date (as hereinafter defined);

          WHEREAS, in connection with the consummation of the Offer, Parent borrowed senior subordinated loans under a bridge facility (the "SENIOR SUBORDINATED BRIDGE

B FACILITY"), which bridge loans are to be refinanced on the Closing Date in part by the Term Loans C made hereunder and in part by Senior Subordinated Notes;

          WHEREAS, under the Credit Agreement (as hereinafter defined) Parent may borrow (in Dollars and Euros) up to approximately $607 million of CA Term Loans (as hereinafter defined);

          WHEREAS, Parent, with the net proceeds of the financings described in the previous recitals and concurrently with Parent's receipt thereof, (i) on-loaned a portion to Celanese Americas Corporation ("CAC") by way of the CAC Loans (as hereinafter defined), (ii) on-loaned a further portion to Bidco by way of the Bidco Loan (as hereinafter defined), (iii) on-loaned a further portion to Midco, by way of an intercompany loan, (iv) on-loaned a further portion to LP GmbH, by way of an intercompany loan, (v) contributed a further portion of such proceeds to LP GmbH as an equity contribution and (vi) retained the remainder of such proceeds pending application in accordance with Section 3.12 of the Senior Subordinated Bridge C Loan Agreement (as hereinafter defined); LP GmbH contributed the proceeds so received by it (less any amount retained by it to service interest payments for one year) to Midco as an equity contribution; and Midco contributed the proceeds it receives from Parent (less any amount retained by it to service interest payments for one year) and LP GmbH to Bidco as an equity contribution; and

          WHEREAS, the obligations of Parent under this Agreement will be supported by (i) a guarantee from Holdings and the Intermediate Holdcos (secured on and after the Restructuring Date (as hereinafter defined) by a silent second pledge of all of the issued Equity Interests of Parent); (ii) pledges of the Bidco Loan and of all of the shares in the Company acquired by Bidco, such pledges to terminate on the Restructuring Date and (iii) on and after the Restructuring Date by secured (on a silent second basis) guarantees from all Domestic Subsidiary Loan Parties (as hereinafter defined).

          NOW, THEREFORE, the Lenders are willing to make the Term Loans C to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

          "ABR BORROWING" shall mean a Borrowing comprised of ABR Loans.

          "ABR LOAN" shall mean any Term Loan C bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

          "ACQUIRED DEBT" shall mean with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, and

                  (2) Indebtedness secured by an existing Lien encumbering any asset acquired by such specified Person,

but excluding in any event Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

          "ADDITIONAL MORTGAGE" shall have the meaning assigned to such term in
Section 5.10(c).

          "ADJUSTED LIBO RATE" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the result of dividing (a) the LIBO Rate in effect for such Interest Period by (b) 1.00 minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any.

          "ADMINISTRATIVE AGENT" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "ADMINISTRATIVE AGENT FEES" shall have the meaning assigned to such term in Section 2.10.

          "AFFILIATE" shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

          "AFFILIATE TRANSACTION" shall have the meaning assigned to such term in Section 6.05.

          "AGENTS" shall mean, initially, the Administrative Agent and the Collateral Agent.

          "AGREEMENT" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "AGREEMENT CURRENCY" shall have the meaning assigned to such term in
Section 9.17(b).

          "ALTERNATE BASE RATE" shall mean, for any day, a rate per annum equal to the greater of (a) the Prime Rate and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate, including the failure of the Federal Reserve Bank of New York to publish rates or the inability of the Administrative Agent to obtain quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

          "ALTERNATE PLEDGE AGREEMENT" shall mean a pledge agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower effecting the silent second pledge under local law of not in excess of 65% of the issued and outstanding Equity Interests of a Foreign Subsidiary in support of the Obligations of the Domestic Subsidiary Loan Party which is the owner of such Equity Interests.

          "APPLICABLE MARGIN" shall mean (i) for any day prior to the Restructuring Date, with respect to (x) any Eurocurrency Loan, 4.25% per annum, and (y) any ABR Loan 3.25% per annum and (ii) for any day on and after the Restructuring Date, with respect to (x) any Eurocurrency Loan, 3.50% per annum, and (y) any ABR Loan 2.50% per annum.

          "APPROVED FUND" shall mean any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered, managed or advised by a Lender, an Affiliate of a Lender or an entity (including an investment advisor) or an Affiliate of such entity that administers, manages or advises a Lender.

          "ASSET ACQUISITION" shall mean any Permitted Business Acquisition, the aggregate consideration for which exceeds $15.0 million, and, if effected, the Designated Acquisition.

          "ASSET DISPOSITION" shall mean any sale, transfer or other disposition by Holdings or any of the Subsidiaries to any person other than Holdings or any Subsidiary to the extent otherwise permitted hereunder of any asset or group of related assets (other than inventory or other assets sold, transferred or otherwise disposed of in the ordinary course of business) in one or a series of related transactions, the Net Proceeds from which exceed $35.0 million.

          "ASSET SALE" shall mean:

                  (1) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of the Borrower or any Restricted Subsidiary (each referred to in this definition as a "disposition"); or

                  (2) the issuance or sale of Equity Interests of any Restricted Subsidiary (whether in a single transaction or a series of related transactions),

          in each case other than:

          (a) a disposition of Cash Equivalents or obsolete or worn out property or equipment in the ordinary course of business or inventory (or other assets) held for sale in the ordinary course of business;

          (b) the disposition of all or substantially all of the assets of the Borrower in a manner permitted pursuant to Section 6.06 or any disposition that constitutes a Change of Control;

          (c) any Restricted Payment or Permitted Investment that is permitted to be made, and is made, pursuant to Section 6.02;

          (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate Fair Market Value of less than $10.0 million;

          (e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to another Restricted Subsidiary;

          (f) the lease, assignment or sublease of any real or personal property in the ordinary course of business;

          (g) any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary (with the exception of Investments in Unrestricted Subsidiaries acquired pursuant to clause (1) of the definition of "Permitted Investments");

          (h) sales of assets received by the Borrower or any Restricted Subsidiary upon foreclosure on a Lien;

          (i) sales of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" to a Securitization Subsidiary in connection with any Qualified Securitization Financing;

          (j) a transfer of Securitization Assets and related assets of the type specified in the definition of "Securitization Financing" (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing;

          (k) any exchange of assets for assets related to a Permitted Business of comparable market value, as determined in good faith by the Borrower, which in the event of an exchange of assets with a fair market value in excess of (1) $20.0 million shall be evidenced by a certificate of a Responsible Officer of the Borrower, and (2) $40.0 million shall be set forth in a resolution approved in good faith by at least a majority of the Board of Directors of the Borrower; and

          (l) the sale of all or substantially all of the Equity Interests of, or assets of, Celanese Advanced Materials, Inc. for gross cash consideration of at least $13 million.

          "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if required by such assignment and acceptance), substantially in the form of EXHIBIT A or such other form as shall be approved by the Administrative Agent.

          "BANK LEVERAGE RATIO" shall mean, on any date, the ratio of (a) Consolidated Net Bank Debt as of such date to (b) CA EBITDA for the period of four consecutive fiscal quarters of Holdings most recently ended as of such date, all determined on a consolidated basis in accordance with US GAAP, provided that to the extent any Asset Disposition or any Asset Acquisition (or any Similar Transaction) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, CA EBITDA shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

          "BIDCO" shall have the meaning assigned to such term in the first recital of this Agreement.

          "BIDCO LOAN" shall mean the loan of all the proceeds of the Senior Subordinated Bridge B Loans made by Parent to Bidco.

          "BIDCO PLEDGE" shall mean one or more Pledge Agreements executed by
(i) Bidco and DBNY as collateral agent (or any successor or replacement collateral agent), pursuant to which Bidco has granted a security interest on all shares of capital stock of the Company owned by Bidco and (ii) Parent and DBNY as collateral agent (or any successor or replacement collateral agent), pursuant to which Parent has granted a security interest on the Bidco Loan, in each case to secure the Obligations, as the same may be amended, supplemented or otherwise modified from time to time, with the Bidco Pledge to terminate on the Restructuring Date.

          "BLACKSTONE" shall have the meaning assigned to such term in the first recital of this Agreement.

          "BOARD" shall mean the Board of Governors of the Federal Reserve System of the United States of America.

          "BOARD OF DIRECTORS" shall mean (a) with respect to a corporation, the board of directors of the corporation; (b) with respect to a partnership (including a SOCIETE EN COMMANDITE PAR ACTIONS), the Board of Directors of the general partner or manager of the partnership; and (c) with respect to any other Person, board or committee of such Person serving a similar function.

          "BORROWER" shall mean and include (x) if prior to the Restructuring Date, Parent or (y) on and after the Restructuring Date, US Holdco.

          "BORROWING" shall mean a group of Term Loans C of a single Type and made, extended or converted on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

          "BORROWING MINIMUM" shall mean $5.0 million.

          "BORROWING MULTIPLE" shall mean $1.0 million.

          "BORROWING REQUEST" shall mean a request by a Borrower in accordance with the terms of Section 2.03 and substantially in the form of EXHIBIT B.

           "BUSINESS DAY" shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; PROVIDED that when used in connection with a Eurocurrency Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market.

          "CA CLOSING DATE" shall mean April 6, 2004.

          "CA COLLATERAL AGENT" shall mean DBNY as Collateral Agent under the CA Collateral Agreement.

          "CA COLLATERAL AGREEMENT" shall mean the U.S. Collateral Agreement as defined in the Credit Agreement.

          "CA CONSOLIDATED NET INCOME" shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its subsidiaries for such period, on a consolidated basis; PROVIDED, HOWEVER, that

          (i) any net after-tax extraordinary, special (to the extent reflected as a separate line item on a consolidated income statement prepared in accordance with US GAAP on a basis consistent with historical practices) or non-recurring gain or loss (less all fees and expenses relating thereto) or income or expense or charge including, without limitation, any severance expense, and fees, expenses or charges related to any offering of Equity Interests of Holdings, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses, charges or change in control payments related to the Transaction (including, without limitation, all Transaction Costs), in each case shall be excluded; PROVIDED that, with respect to each non-recurring item, Holdings shall have delivered to the Administrative Agent an officers' certificate specifying and quantifying such item and stating that such item is a non-recurring item,

          (ii) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded,

          (iii) any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of Holdings) shall be excluded,

          (iv) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded,

          (v) (A) the Net Income for such period of any person that is not a subsidiary of such person, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity paid in cash (or to the extent converted into cash) to such person or a subsidiary thereof in respect of such period, but excluding any such dividend, distribution or payment in respect of equity that funds a JV Reinvestment, and (B) the Net Income for such period shall include any dividend, distribution or other payment in respect of equity in cash received from any person in excess of the amounts included in clause (A), but excluding any such dividend, distribution or payment that funds a JV Reinvestment,

          (vi) the Net Income for such period of any subsidiary of such person shall be excluded to the extent that the declaration or payment of dividends or similar distributions by such subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived (PROVIDED that the net loss of any such subsidiary shall be included), provided that such Net Income shall be included to the extent (and only to the extent) such subsidiary may (without violation of law or binding contractual arrangements) make loans and/or advances to its parent corporation (which corporation may in turn dividend, loan and/or advance the proceeds of such loans or advances to its parent corporation and so on for all parents until reaching the Borrower) and/or to the Borrower,

          (vii) CA Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

          (viii) an amount equal to the amount of Tax Distributions actually made to the holders of capital stock of Holdings in respect of the net taxable income allocated by such person to such holders for such period to the extent funded by the Borrower shall be included as though such amounts had been paid as income taxes directly by such person,

          (ix) any increase in amortization or depreciation or any one-time noncash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with the Transaction or any acquisition that is consummated prior to or after the CA Closing Date shall be excluded, and

          (x) accruals and reserves that are established within twelve months after the CA Closing Date and that are so required to be established as a result of the Transaction in accordance with US GAAP shall be excluded.

          "CA EBITDA" shall mean, with respect to Holdings and the Subsidiaries on a consolidated basis for any period, the CA Consolidated Net Income of Holdings and the Subsidiaries for such period PLUS (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xi) of this clause (a) reduced such CA Consolidated Net Income for the respective period for which CA EBITDA is being determined):

          (i) provision for Taxes based on income, profits or capital of Holdings and the Subsidiaries for such period, including, without limitation, state, franchise and similar taxes (such as the Texas franchise tax and Michigan single business tax) (including any Tax Distribution taken into account in calculating CA Consolidated Net Income),

          (ii) Interest Expense of Holdings and the Subsidiaries for such period (net of interest income for such period of Holdings and its Subsidiaries other than the cash interest income of the Captive Insurance Subsidiaries),

          (iii) depreciation and amortization expenses of Holdings and the Subsidiaries for such period,

          (iv) restructuring charges; PROVIDED that with respect to each such restructuring charge, Holdings shall have delivered to the Administrative Agent an officer's certificate specifying and quantifying such charge and stating that such charge is a restructuring charge,

          (v) any other noncash charges (but excluding any such charge which requires an accrual of, or a cash reserve for, anticipated cash charges for any future period); PROVIDED that, for purposes of this subclause (v) of this clause (a), any noncash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made,

          (vi) the minority interest expense consisting of the subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties,

          (vii)   the noncash portion of "straight-line" rent expense,

          (viii) the amount of any expense to the extent a corresponding amount is received in cash by any Loan Party from a Person other than Holdings or any Subsidiary of Holdings under any agreement providing for reimbursement of any such expense provided such reimbursement payment has not been included in determining CA EBITDA (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods),

          (ix) turnaround costs and expenses to the extent treated as, and included in computing for the period expended, Capital Expenditures,

          (x) the amount of management, consulting, monitoring and advisory fees and related expenses paid to Blackstone or any other Permitted Investor (or any accruals related to such fees and related expenses) during such period; PROVIDED that such amount shall not exceed in any four quarter period the greater of (x) $5.0 million and (y) 2% of CA EBITDA of Holdings and the Subsidiaries (assuming for purposes of this clause (y) that the amount to be added to CA Consolidated Net Income under this clause (x) is $5.0 million), and

          (xi) except for purposes of calculating Excess Cash Flow to the extent consisting of any net cash loss, any net losses resulting from currency Swap Agreements entered into in the ordinary course of business relating to intercompany loans among or between Holdings and/or any of its Subsidiaries to the extent that the nominal amount of the related Swap Agreement does not exceed the principal amount of the related intercompany loan;

MINUS (b) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) to (iv) of this clause (b) increased such CA Consolidated Net Income for the respective period for which CA EBITDA is being determined):

          (i) the minority interest income consisting of subsidiary losses attributable to the minority equity interests of third parties in any non-Wholly Owned Subsidiary,

          (ii) noncash items increasing CA Consolidated Net Income of Holdings and the Subsidiaries for such period (but excluding any such items
     (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period),

          (iii) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense, and

          (iv) except for purposes of calculating Excess Cash Flow to the extent consisting of a net cash gain, any net gains resulting from currency Swap Agreements entered into in the ordinary course of business relating to intercompany loans among or between Holdings and/or any of its Subsidiaries to the extent that the nominal amount of the related Swap Agreement does not exceed the principal amount of the related intercompany loan.

          "CA LOAN DOCUMENTS" shall mean the Loan Documents as defined in the Credit Agreement.

          "CA Mortgage" shall mean each Mortgage under and as defined in the Credit Agreement.

          "CA REQUIRED LENDERS" shall mean the Required Lenders as defined in the Credit Agreement.

          "CA TERM LOAN" shall mean a Term Loan under and as defined in the Credit Agreement.

          "CA TERM LOAN REPAYMENT DATE" shall mean the date on which all CA Term Loans have been repaid.

          "CA TERMINATION DATE" shall mean the date on or after the CA Term Loan Repayment Date on which the Credit Agreement has terminated and all amounts owing thereunder have been paid in full.

          "CAC" shall have the meaning assigned to such term in the seventh recital of this Agreement.

          "CAC GUARANTOR SUBSIDIARY" shall mean each Domestic Subsidiary of CAC, with an exception for any Securitization Subsidiary and with such other exceptions (if any) as are satisfactory to the Administrative Agent, it being agreed that CAMI will not constitute a CAC Guarantor Subsidiary until the date which is six months after the CA Closing Date and then only if the CAMI Sale has not yet been consummated.

          "CAC LOAN" shall mean the loans made by Parent to CAC with proceeds of CA Term Loans.

          "CAMI" shall mean Celanese Advanced Materials, Inc.

          "CAMI SALE" shall mean the sale of all or substantially all of the Equity Interests of, or assets of, CAMI for gross cash consideration of at least $13 million.

          "CAPITAL EXPENDITURES" shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with US GAAP, are or should be included in "additions to property, plant or equipment" or similar items reflected in the statement of cash flows of such person, PROVIDED, HOWEVER, that Capital Expenditures for Holdings and the Subsidiaries shall not include:

          (a) expenditures to the extent they are made with proceeds of the issuance of Equity Interests of Holdings after the CA Closing Date to Blackstone or any other Permitted Investor or with funds that would have constituted Net Proceeds under clause (a) of the definition of the term "Net Proceeds" (but that will not constitute Net Proceeds as a result of the first proviso to such clause (a)),

          (b) expenditures of proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made, or a binding contract is or has been entered into to make such expenditures, to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower and the Subsidiaries within 12 months of receipt of such proceeds,

          (c)     interest capitalized during such period,

          (d) expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings or any Subsidiary thereof) and for which neither Holdings nor any Subsidiary thereof has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period),

          (e) the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period, PROVIDED that any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made,

          (f) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business,

          (g)     Investments in respect of a Permitted Business Acquisition, or

          (h) the purchase price of equipment that is purchased substantially contemporaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for the equipment being traded in at such time.

          "CAPITAL STOCK" shall mean: (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CAPITALIZED LEASE OBLIGATIONS" of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under US GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with US GAAP.

          "CAPTIVE INSURANCE SUBSIDIARIES" shall mean Celwood Insurance Company and Elwood Insurance Limited, and any successor to either thereof to the extent such successor constitutes a Subsidiary.

          "CASH CONTRIBUTION AMOUNT" shall mean the aggregate amount of cash contributions made to the capital of the Borrower described in the definition of "Contribution Indebtedness."

          "CASH EQUIVALENTS" shall mean:

          (1) U.S. Dollars, pounds sterling, Euros, or, in the case of any foreign subsidiary, such local currencies held by it from time to time in the ordinary course of business;

          (2) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;

          (3) certificates of deposit, time deposits and eurodollar time deposits with maturities of 12 months or less from the date of acquisition, bankers' acceptances with maturities not exceeding 12 months and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any commercial bank having capital and surplus in excess of $500,000,000;

          (4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) commercial paper maturing within 12 months after the date of acquisition and having a rating of at least A-1 from Moody's or P-1 from S&P;

          (6) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody's;

          (7) investment funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through
     (6) of this definition; and

          (8) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $500.0 million.

          "CASH INTEREST EXPENSE" shall mean, with respect to Holdings and the Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less the sum of (a) pay-in-kind Interest Expense or other noncash Interest Expense (including as a result of the effects of purchase accounting),
(b) to the extent included in Interest Expense, the amortization of any financing fees paid by, or on behalf of, Holdings or any Subsidiary, including such fees paid in connection with the Transaction, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements, (d) the amortization of any deferred financing costs in respect of the Parent CPECs and (e) cash interest income of Holdings and its Subsidiaries for such period; PROVIDED that
(i) Cash Interest Expense shall exclude any financing fees paid in connection with the Transaction (or any refinancing of any Indebtedness incurred in connection therewith to the extent that such financing fees are paid with the proceeds from such refinancing Indebtedness) or any amendment of the Credit Agreement or upon entering into a Qualified Securitization Financing and (ii) historical Cash Interest Expense shall be deemed to be (x) for each of the fiscal quarters ended September 30, 2003, December 30, 2003 and March 30, 2004, $44.5 million and (y) for the period beginning April 1, 2004 through to and excluding the Closing Date, the amount equal to (A) the quotient of $44.5 million, divided by 91, (B) multiplied by the number of days from and including April 1, 2004 to and excluding the Closing Date.

          A "CHANGE IN CONTROL" shall be deemed to occur if:

          (a) at any time, (i) Holdings shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower (except to the extent an initial public offering of Equity Interests of US Holdco or New US Holdco is effected),
     (ii) the Borrower shall fail to own directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of Bidco (or the survivor of any merger of Bidco with Midco and/or the Company) or, after the Restructuring Date, of CAC, (iii) Bidco (or the survivor of any merger of Bidco with Midco) shall fail to own directly, beneficially and of record (x) after the consummation of the Offer and prior to any Squeeze-Out, 75% and (y) after any Squeeze-Out, 100% of the issued and outstanding Equity Interests (but excluding any rights to purchase, warrants or options outstanding on the Closing Date or granted thereafter but prior to the effectiveness of the Domination Agreement and all shares acquired upon the exercise thereof) of the Company (unless Bidco and the Company have been merged), in each case excluding any treasury shares held by the Company, (iv) a majority of the seats (other than vacant seats) on the board of directors of Holdings shall at any time be occupied by persons who were neither (A) nominated by the board of directors of Holdings or a Permitted Holder, (B) appointed by directors so nominated nor (C) appointed by a Permitted Holder or (v) a "Change in Control" shall occur under the Senior Subordinated Note Indenture or under any Permitted Senior Subordinated Debt Securities;

          (b) at any time prior to an initial public offering of Equity Interests of Holdings, US Holdco or New US Holdco, any combination of Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), directly or indirectly, in the aggregate Equity Interests representing at least 51% of (i) the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings or US Holdco, as the case may be, or (ii) the common economic interest represented by the issued and outstanding Equity Interests of Holdings or US Holdco, as the case may be; or

          (c) at any time from and after an initial public offering of Equity Interests of Holdings, US Holdco or New US Holdco, any person or group (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Closing Date), other than any combination of the Permitted Holders, shall own beneficially (as defined above), directly or indirectly, in the aggregate Equity Interests representing 35% or more of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Holdings or US Holdco, as the case may be, and the Permitted Holders own beneficially (as defined above), directly or indirectly, a smaller percentage of such ordinary voting power at such time than the Equity Interests owned by such other person or group.

          "CHANGE IN LAW" shall mean (a) the adoption of any law, rule or regulation after the Closing Date, (b) any change in law, rule or regulation or in the official interpretation or application thereof by any Governmental Authority after the Closing Date or (c) compliance by any Lender (or for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Closing Date.

          "CHARGES" shall have the meaning assigned to such term in Section
9.09.

          "CLEAN-UP PERIOD" shall mean the 60 day period following the CA Closing Date.

          "CLOSING DATE" shall mean the date on which the Term Loans C are incurred.

          "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "COLLATERAL" shall mean all the "Collateral" as defined in any Security Document and shall also include the Mortgaged Properties.

          "COLLATERAL AGENT" shall have the meaning given such term in the introductory paragraph of this Agreement.

          "COLLATERAL AND GUARANTEE REQUIREMENTS" shall mean the requirements that:

          (a) as of the Closing Date, all of the Financing Documents described in Part I of Schedule 1.01(a) shall have been executed and delivered by the parties thereto, and all Liens created by the pledging of securities and/or other instruments shall have been perfected (by the pledging of such securities and/or instruments or otherwise);

          (b) as of the Restructuring Date, all of the Loan Documents described in Part II of Schedule 1.01(a) shall have been executed and delivered by the parties thereto, and all Liens created by the pledging of securities and/or other instruments shall have been perfected (by the pledging of such securities and/or instruments or otherwise);

          (c) in the case of any Person that first becomes a Domestic Subsidiary Loan Party after the Restructuring Date, the Collateral Agent shall have received (i) a Supplement to the U.S. Collateral Agreement duly executed and delivered on behalf of such Person and (ii) if such Person owns Equity Interests of a Foreign Subsidiary organized in Germany or Luxembourg that, as a result the law of any such jurisdiction of organization of such Foreign Subsidiary, cannot be pledged under local applicable law to the CA Collateral Agent (or after the CA Termination Date, the Collateral Agent) under the U.S. Collateral Agreement, a counterpart of an Alternate Pledge Agreement with respect to such Equity Interests (provided that in no event shall more than 65% of the issued and outstanding Equity Interests of any Foreign Subsidiary be pledged to secure Obligations of Domestic Loan Parties), duly executed and delivered on behalf of such Subsidiary;

          (d) subject to Section 5.10(d) and the definition of Holdings Agreements, all the Equity Interests that are acquired by a Loan Party (other than Parent) after the Restructuring Date shall be pledged pursuant to the U.S. Collateral Agreement or the Holdings Agreements, as the case may be (provided that in no event shall more than 65% of the issued and outstanding Equity Interests of any Foreign Subsidiary be pledged to secure Obligations of Domestic Loan Parties);

          (e) the CA Collateral Agent (or after the CA Termination Date, the Collateral Agent) shall have received all certificates or other instruments (if any) representing all Equity Interests required to be pledged pursuant to any of the foregoing paragraphs, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, in each case to the extent reasonably requested by counsel to the Lenders, or such other action shall have been taken as required under applicable law to perfect a security interest in such Equity Interests as reasonably requested by counsel to the Lenders;

          (f) all Indebtedness of Holdings and each Subsidiary required by the U.S. Collateral Agreement to be evidenced by a promissory note or instrument that is owing to any Domestic Loan Party shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the U.S. Collateral Agreement, and the CA Collateral Agent (or after the CA Termination Date, the Collateral Agent) shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

          (g) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or promptly following, the execution and delivery of each such Security Document;

          (h) as of the Restructuring Date, the Collateral Agent shall have received, (i) counterparts of each Mortgage to be entered into on the Restructuring Date as set forth on SCHEDULE 5.12, with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property, (ii) a policy or policies or marked-up unconditional binder of title insurance, paid for by CAC, issued by a nationally recognized title insurance company insuring (subject to any survey exception for the Mortgaged Property located in Narrows, Virginia) the Lien of each U.S. Mortgage specified on SCHEDULE 5.12 as a valid second Lien on the Mortgaged

     Property described therein, free of any other Liens except as permitted by
     Section 6.08 and Liens arising by operation of law, together with such endorsements, coinsurance and reinsurance as the Collateral Agent may reasonably request, (iii) except for the Mortgaged Property located in Narrows, Virginia, a survey of each Mortgaged Property (and all improvements thereon) which is (1) dated (or redated) not earlier than six months prior to the date of delivery of the CA Mortgage thereon unless there shall have occurred within six months prior to such date any exterior construction on the site of such Mortgaged Property, in which event such survey shall be dated (or redated) after the completion of such construction or if such construction shall not have been completed as of such date of delivery, not earlier than 20 days prior to such date of delivery, (2) certified by the surveyor (in a manner reasonably acceptable to the Administrative Agent) to the Administrative Agent, the Collateral Agent and the title insurance company insuring the Mortgage, (3) complying in all respects with the minimum detail requirements of the American Land Title Association as such requirements are in effect on the date of preparation of such survey and (4) sufficient for such title insurance company to remove all standard survey exceptions from the title insurance policy relating to such Mortgaged Property or otherwise reasonably acceptable to the Collateral Agent, (iv) such legal opinions and other documents as the Collateral Agent may reasonably request with respect to any such Mortgage or Mortgaged Property and (v) a Real Property Officers' Certificate substantially in the form of EXHIBIT H attached hereto with respect to each Mortgaged Property indicated on SCHEDULE 5.12; and

          (k) each Loan Party shall have obtained all material consents and approvals required to be obtained by it in connection with (A) the execution, delivery and performance of all Security Documents (or supplements thereto) to which it is a party and (B) the granting by it of the Liens under each Security Document to which it is party.

          "COMPANY" shall have the meaning assigned to such term in the second recital of this Agreement.

          "CONSOLIDATED" shall mean with respect to any Person, such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary shall be accounted for as an Investment.

          "CONSOLIDATED DEBT" at any date shall mean the sum of (without duplication) (i) all Indebtedness consisting of Capitalized Lease Obligations, Indebtedness for borrowed money and Indebtedness in respect of the deferred purchase price of property or services (and not including any indebtedness under letters of credit (x) to the extent undrawn or (y) if drawn, to the extent reimbursed within 10 Business Days after such drawing) of Holdings and its Subsidiaries determined on a consolidated basis on such date plus (ii) any Receivables Net Investment.

          "CONSOLIDATED DEPRECIATION AND AMORTIZATION EXPENSE" shall mean with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with US GAAP.

          "CONSOLIDATED INTEREST EXPENSE" shall mean with respect to any Person for any period:

(1)  the sum, without duplication, of:

          (a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period (including amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments (if any) pursuant to interest rate Hedging Obligations, but excluding amortization of deferred financing fees, expensing of any bridge or other financing fees and expenses and any interest expense on Indebtedness of a third party that is not an Affiliate of Holdings or any of its Subsidiaries and that is attributable to supply or lease arrangements as a result of consolidation under FIN 46R or attributable to "take-or-pay" contracts accounted for in a manner similar to a capital lease under EITF 01-8, in either case so long as the underlying obligations under any such supply or lease arrangement or such "take-or-pay" contract are not treated as Indebtedness as provided in clause (2) of the proviso to the definition of Indebtedness);

          (b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, Securitization Fees);

          (c) "guaranteed dividends" (AUSGLEICHSZAHLUNG) paid or payable to Company minority shareholders pursuant to the Domination Agreement for such period; and

          (d) all cash dividends to, or the making of loans to, the Holdings or New US Holdco for the purpose of satisfying dividend or interest obligations under the Preferred Shares;

(2)  less:

          (a) interest income of such Person and its Restricted Subsidiaries (other than cash interest income of the Captive Insurance Subsidiaries) for such period; and

          (b) any repayment to the Borrower or any of its Restricted Subsidiaries of loans used in calculating Consolidated Interest Expense pursuant to clause 1(d) above

          "CONSOLIDATED NET BANK DEBT" at any date shall mean Consolidated Net Debt at such time less the amount of the Term Loans C and all other Indebtedness (other than Capitalized Lease Obligations) included in Consolidated Net Debt that is not secured in whole or in part by a first priority Lien on assets of Holdings and/or the Subsidiaries.

          "CONSOLIDATED NET DEBT" at any date shall mean (A) Consolidated Debt on such date less (B) unrestricted cash or marketable securities (determined in accordance with US GAAP) of Holdings and its Subsidiaries on such date.

          "CONSOLIDATED NET INCOME" shall mean with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise in accordance with US GAAP; PROVIDED, HOWEVER, that:

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          (1)     any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses relating thereto) or income or expense or charge (including, without limitation, severance, relocation and other restructuring costs) including, without limitation, any severance expense, and fees, expenses or charges related to any offering of Equity Interests of such Person, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses, charges and change in control payments related to the Transaction, in each case shall be excluded;

          (2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

          (3) any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded;

          (4) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of the Borrower) shall be excluded;

          (5) any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

          (6) an amount equal to the amount of Tax Distributions actually made to the holders of capital stock of Holdings or in respect of the net taxable income allocated by such Person to such holders for such period to the extent funded by the Borrower shall be included as though such amounts had been paid as income taxes directly by such Person;

          (7) (a) the Net Income for such period of any Person that is not a Subsidiary, or that is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments in respect of equity that are actually paid in cash (or to the extent converted into cash) by the referent Person to the Borrower or a Restricted Subsidiary thereof in respect of such period and (b) the Net Income for such period shall include any dividend, distribution or other payments in respect of equity paid in cash by such Person to the Borrower or a Restricted Subsidiary thereof in excess of the amounts included in clause (a);

          (8) any increase in amortization or depreciation or any one-time non-cash charges (such as purchased in-process research and development or capitalized manufacturing profit in inventory) resulting from purchase accounting in connection with the Transaction or any acquisition that is consummated prior to or after the Closing Date shall be excluded;

          (9) accruals and reserves that are established within twelve months after the CA Closing Date and that are so required to be established as a result of the Transaction in accordance with US GAAP shall be excluded;

          (10) any non-cash impairment charges resulting from the application of Statements of Financial Accounting Standards No. 142 and No. 144 and the amortization of intangibles pursuant to Statement of Financial Accounting Standards No. 141, shall be excluded;

          (11) any non-cash compensation expense realized from grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

          (12) solely for the purpose of determining the amount available for Restricted Payments under Section 6.02 (a)(3)(A) the Net Income for such period of any Restricted Subsidiary (other than a Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived; PROVIDED that Consolidated Net Income of such Person shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Borrower or another Restricted Subsidiary thereof in respect of such period, to the extent not already included therein; and

          (13)    cost of sales will be reflected on a FIFO basis.

          Notwithstanding the foregoing, for the purpose of Section 6.02 only (other than Section 6.02(a)(3)(D)), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Borrower and the Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments by the Borrower and the Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Borrower and any Restricted Subsidiary, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under Section 6.02(3)(D).

          "CONTINGENT OBLIGATIONS" shall mean with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness ("PRIMARY OBLIGATIONS") of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

          (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

          (2)     to advance or supply funds:

                  (a) for the purchase or payment of any such primary obligation; or

                  (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

          (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

          "CONTRIBUTION INDEBTEDNESS" shall mean Indebtedness of the Borrower or any Guarantor in an aggregate principal amount not greater than twice the aggregate amount of cash contributions (other than Excluded Contributions) made to the capital of the Borrower after the Closing Date; PROVIDED that:

          (1) if the aggregate principal amount of such Contribution Indebtedness is greater than the aggregate amount of such cash contributions to the capital of the Borrower, the amount in excess shall be Indebtedness (other than Secured Indebtedness) with a Stated Maturity later than the Stated Maturity of the Senior Subordinated Notes, and

          (2) such Contribution Indebtedness (a) is Incurred within 180 days after the making of such cash contribution and (b) is so designated as Contribution Indebtedness pursuant to an Officers' Certificate on the incurrence date thereof.

          "CONTROL" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

          "CREDIT AGREEMENT" shall mean the Credit Agreement dated as of April 6, 2004 among INTER ALIA Holdings, the Parent, CAC, the Lenders party thereto and DBNY, as Administrative Agent, as amended, modified, supplemented or refinanced in whole (and the agreement governing the refinancing Indebtedness is designated by the Borrower in writing to the Administrative Agent as the Credit Agreement) from time to time. All references herein to a Section of the Credit Agreement shall be a reference to such Section as in effect on the Closing Date or after the Closing Date to such Section of the Credit Agreement then in effect that has replaced or been substituted for such original Section.

          "CURE AMOUNT" shall have the meaning assigned to such term in Section 7.02.

          "CURE RIGHT" shall have the meaning assigned to such term in Section 7.02.

          "CURRENT ASSETS" shall mean, with respect to Holdings and the Subsidiaries on a consolidated basis at any date of determination, the sum of
(a) all assets (other than cash and Permitted Investments or other cash equivalents) that would, in accordance with US GAAP, be classified on a consolidated balance sheet of Holdings and the Subsidiaries as current assets at such date of determination, other than amounts related to current or deferred Taxes based on income or profits and (b) in the event that a Qualified Securitization Financing is accounted for off-balance sheet, (x) gross accounts receivable comprising part of the Securitization Assets subject to such Qualified Securitization Financing less (y) collections against the amounts sold pursuant to clause (x).

          "CURRENT LIABILITIES" shall mean, with respect to Holdings and the Subsidiaries on a consolidated basis at any date of determination, all liabilities that would, in accordance with US GAAP, be classified on a consolidated balance sheet of Holdings and the Subsidiaries as current liabilities at such date of determination, other than (a) the current portion of any debt or Capitalized Lease Obligations, (b) accruals of Interest Expense (excluding Interest Expense that is due and unpaid), (c) accruals for current or deferred Taxes based on income, profits or capital, (d) accruals, if any, of transaction costs resulting from the Transaction, (e) accruals of any costs or expenses related to (i) severance or termination of employees prior to the CA Closing Date or (ii) bonuses, pension and other post-retirement benefit obligations, and (f) accruals for add-backs to CA EBITDA included in clauses
(a)(iv) through (a)(ix) of the definition of such term.

          "DBNY" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "DEBT SERVICE" shall mean, with respect to Holdings and the Subsidiaries on a consolidated basis for any period, Cash Interest Expense for such period plus scheduled principal amortization of Consolidated Debt for such period.

          "DEFAULT" shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

          "DELISTING" shall mean the delisting of the shares of the Company from the New York Stock Exchange.

          "DESIGNATED NON-CASH CONSIDERATION" shall mean the fair market value of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers' Certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

          "DESIGNATED PREFERRED STOCK" shall mean Preferred Stock of the Borrower or any direct or indirect parent company of the Borrower (other than Disqualified Stock), that is issued for cash (other than to the Borrower or any of its Subsidiaries or an employee stock ownership plan or trust established by the Borrower or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officers' Certificate, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in Section 6.02(a)(3).

          "DISQUALIFIED STOCK" shall mean with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is putable or exchangeable), or upon the happening of any event, matures or is mandatorily redeemable (other than as a result of a change of control or asset sale), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the Maturity Date or the date the Term Loans C are no longer outstanding; PROVIDED, HOWEVER, that if such Capital Stock is issued to any plan for the benefit of employees of Holdings or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by Holdings or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

          "DOLLAR EQUIVALENT" shall mean, on any date of determination (a) with respect to any amount in Dollars, such amount, and (b) with respect to any amount in Euros, the equivalent in Dollars of such amount, at such time, determined pursuant to Section 1.03.

          "DOLLARS" or "$" shall mean lawful money of the United States of America.

          "DOMESTIC LOAN PARTIES" shall mean at any time on and after the Restructuring Date (i) each Domestic Subsidiary Loan Party and (ii) US Holdco.

          "DOMESTIC SUBSIDIARY" of any Person shall mean a subsidiary of such Person that is not (a) a Foreign Subsidiary, (b) after the Restructuring Date, a subsidiary of a Foreign Subsidiary or (c) listed on SCHEDULE 1.01(h).

          "DOMESTIC SUBSIDIARY LOAN PARTY" shall mean CAC and each CAC Guarantor Subsidiary plus any other subsidiary of the Borrower (other than any Securitization Subsidiary and CAC and any subsidiary of CAC) that first becomes a Domestic Subsidiary after the CA Closing Date (with such exceptions as are satisfactory to the Administrative Agent), it being agreed that if, at any time on or after the Restructuring Date, CAC is not a direct wholly-owned subsidiary of US Holdco, each entity that is owned, directly or indirectly, in whole or in part, by US Holdco and that owns directly or indirectly any equity interest in CAC shall be required to be a party to the U.S. Collateral Agreement.

          "DOMINATION AGREEMENT" shall mean a domination and profit and loss transfer agreement to be entered into by LP GmbH, Midco or Bidco, as the case may be, and the Company in a form approved by DBNY as Administrative Agent under the Credit Agreement as provided for in the Credit Agreement.

          "EBITDA" shall mean with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, and in each case to the extent deducted in calculating Consolidated Net Income for such period:

          (1) provision for taxes based on income, profits or capital of such Person for such period, including, without limitation, state, franchise and similar taxes (such as the Texas franchise tax and Michigan single business tax) (including any Tax Distribution taken into account in calculating Consolidated Net Income); plus

          (2)     Consolidated Interest Expense of such Person for such period;
     plus

          (3) Consolidated Depreciation and Amortization Expense of such Person for such period; plus

          (4) any reasonable expenses or charges related to any Equity Offering, Permitted Investment, acquisition, recapitalization or Indebtedness permitted to be incurred under this Agreement or to the Transaction; plus

          (5) the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension charges); plus

          (6) the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned

     Subsidiary in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties; plus

          (7)     the non-cash portion of "straight-line" rent expense; plus

          (8) the amount of any expense to the extent a corresponding amount is received in cash by the Borrower and its Restricted Subsidiaries from a Person other than the Borrower or any Subsidiary of the Borrower under any agreement providing for reimbursement of any such expense, provided such reimbursement payment has not been included in determining Consolidated Net Income or EBITDA (it being understood that if the amounts received in cash under any such agreement in any period exceed the amount of expense in respect of such period, such excess amounts received may be carried forward and applied against expense in future periods); plus

          (9) the amount of management, consulting, monitoring and advisory fees and related expenses paid to Blackstone or any other Permitted Holder (or any accruals related to such fees and related expenses) during such period; provided that such amount shall not exceed in any four quarter period the greater of (x) $5.0 million and (y) 2% of EBITDA of the Borrower and its Restricted Subsidiaries for each period (assuming for purposes of this clause (y) that the amount to be added to Consolidated Net Income under this clause (9) is $5.0 million); plus

          (10) without duplication, any other non-cash charges (including any impairment charges and the impact of purchase accounting, including, but not limited to, the amortization of inventory step-up) (excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period); plus

          (11) any net losses resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan;

          and less the sum of, without duplication,

          (1) non-cash items increasing Consolidated Net Income for such period (excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges or asset valuation adjustments made in any prior period);

          (2) the minority interest income consisting of subsidiary losses attributable to the minority equity interests of third parties in any non-Wholly Owned Subsidiary;

          (3) the cash portion of "straight-line" rent expense which exceeds the amount expensed in respect of such rent expense; and

          (4) any net gains resulting from Hedging Obligations entered into in the ordinary course of business relating to intercompany loans, to the extent that the notional amount of the related Hedging Obligation does not exceed the principal amount of the related intercompany loan.

          "EMU LEGISLATION" shall mean the legislative measures of the European Union for the introduction of, changeover to or operation of the Euro in one or more member states of the European Union.

          "ENVIRONMENT" shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.

          "ENVIRONMENTAL LAWS" shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the protection of the Environment, preservation or reclamation of natural resources, the generation, management, Release or threatened Release of, or exposure to, any Hazardous Material or to health and safety matters (to the extent relating to the Environment or exposure to Hazardous Materials).

          "EQUITY INTERESTS" shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EQUITY OFFERING" shall mean any public or private sale of common stock or Preferred Stock of the Borrower or any or its direct or indirect parent corporations (excluding Disqualified Stock), other than (i) public offerings with respect to common stock of the Borrower or of any direct or indirect parent corporation of the Borrower registered on Form S-8 and (ii) any such public or private sale that constitutes an Excluded Contribution.

          "EQUITY PERCENTAGE" shall mean 50%.

          "ER CALCULATION DATE" shall mean (a) the last Business Day of each calendar month and (b) if an Event of Default under Section 7.01(b) or (c) has occurred and is continuing, any Business Day as determined by the Administrative Agent.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

          "ERISA AFFILIATE" shall mean any trade or business (whether or not incorporated) that, together with Holdings, the Borrower or a Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

          "ERISA EVENT" shall mean (a) any Reportable Event; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan, the failure to make by its due date a required installment under Section 412(m) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the incurrence by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA; (f) the incurrence by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Holdings, the Borrower, a Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "EURO" or "EURO " shall mean the single currency of the European Union as constituted by the treaty establishing the European Community being the Treaty of Rome, as amended from time to time and as referred to in the EMU Legislation.

          "EURO EQUIVALENT" shall mean, on any date of determination, (a) with respect to any amount in Euros, such amount and (b) with respect to any amount in Dollars, the equivalent in Euros of such amount at such time, determined pursuant to Section 1.03.

          "EUROCURRENCY LOAN" shall mean any Term Loan C bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

          "EVENT OF DEFAULT" shall have the meaning assigned to such term in
Section 7.01.

          "EXCESS CASH FLOW" shall mean, with respect to Holdings and the Subsidiaries on a consolidated basis for any Excess Cash Flow Period, CA EBITDA of Holdings and the Subsidiaries on a consolidated basis for such Excess Cash Flow Period, MINUS, without duplication,

          (a)     Debt Service for such Excess Cash Flow Period,

          (b) (i) any voluntary prepayments of CA Term Loans and Term Loans during such Excess Cash Flow Period, (ii) any permanent voluntary reductions during such Excess Cash Flow Period of Revolving Facility Commitments to the extent that an equal amount of Revolving Facility Loans was simultaneously repaid and (iii) any voluntary prepayment permitted hereunder and under the Credit Agreement of term Indebtedness during such Excess Cash Flow Period to the extent not financed, or intended to be financed, using the proceeds of the incurrence of Indebtedness, so long as the amount of such prepayment is not already reflected in Debt Service,

          (c) (i) Capital Expenditures by Holdings and the Subsidiaries on a consolidated basis during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash, and (ii) the aggregate consideration paid in cash during such Excess Cash Flow Period in respect of Permitted Business Acquisitions and other Investments permitted hereunder (less any amounts received in respect thereof as a return of capital),

          (d) Capital Expenditures that Holdings or any Subsidiary shall, during such Excess Cash Flow Period, become legally obligated to make but that are not made during such Excess Cash Flow Period, PROVIDED that Holdings shall deliver a certificate to the Administrative Agent not later than 90 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of Holdings and certifying that such Capital Expenditures and the delivery of the related equipment will be made in the following Excess Cash Flow Period,

          (e) Taxes paid in cash by Holdings and its Subsidiaries on a consolidated basis during such Excess Cash Flow Period or that will be paid within six months after the close of such Excess Cash Flow Period (PROVIDED that any amount so deducted that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period) and for which reserves have been established, including income tax expense and withholding tax expense incurred in connection with cross-border transactions involving the Foreign Subsidiaries,

          (f) an amount equal to any increase in Working Capital of Holdings and its Subsidiaries for such Excess Cash Flow Period,

          (g) cash expenditures made in respect of Swap Agreements during such Excess Cash Flow Period, to the extent not reflected in the computation of CA EBITDA or Interest Expense,

          (h) permitted dividends or distributions or repurchases of its Equity Interests paid in cash by Holdings during such Excess Cash Flow Period and permitted dividends paid by any Subsidiary to any person other than Holdings, the Borrower or any of the Subsidiaries during such Excess Cash Flow Period, in each case in accordance with Section 6.06,

          (i) amounts paid in cash during such Excess Cash Flow Period on account of (x) items that were accounted for as noncash reductions of Net Income in determining CA Consolidated Net Income or as non-cash reductions of CA Consolidated Net Income in determining CA EBITDA of Holdings and its Subsidiaries in a prior Excess Cash Flow Period, (y) reserves or accruals established in purchase accounting and (z) any other long-term reserves existing on the CA Closing Date as reflected in the PRO FORMA balance sheet referred to in Section 3.05(b),

          (j) to the extent not deducted in the computation of Net Proceeds in respect of any asset disposition or condemnation giving rise thereto, the amount of any mandatory prepayment of Indebtedness (other than Indebtedness created hereunder or under any other Loan Document), together with any interest, premium or penalties required to be paid (and actually paid) in connection therewith,

          (k) the amount related to items that were added to or not deducted from Net Income in calculating CA Consolidated Net Income or were added to or not deducted from CA Consolidated Net Income in calculating CA EBITDA to the extent such items represented a cash payment (which had not reduced Excess Cash Flow upon the accrual thereof in a prior period), or an accrual for a cash payment, by Holdings and its Subsidiaries or did not represent cash received by Holdings and its Subsidiaries, in each case on a consolidated basis during such Excess Cash Flow Period,

          (l) Tax Distributions which are paid during the respective Excess Cash Flow Period or will be paid within six months after the close of such Excess Cash Flow Period (as reasonably determined in good faith by Holdings) to the extent, in each case, funded by the Borrower, PROVIDED that to the extent such Tax Distributions are not actually paid within such six month period such amounts shall be added to Excess Cash Flow the next succeeding Excess Cash Flow Period, and

          (m) any advance cash payments during such Excess Cash Flow Period for the purchase of raw materials to the extent not recorded as a Current Asset and to the extent that any such advance cash payment did not otherwise reduce CA EBITDA for such Excess Cash Flow Period,

PLUS, without duplication,

          (a) an amount equal to any decrease in Working Capital for such Excess Cash Flow Period,

          (b) all proceeds received during such Excess Cash Flow Period of Capitalized Lease Obligations, purchase money Indebtedness, Sale and Lease-Back Transaction pursuant to Section 6.03 of the Credit Agreement and any other Indebtedness, in each case to the extent used to finance any Capital Expenditure (other than Indebtedness to the extent there is no corresponding deduction to Excess Cash Flow above in respect of the use of such Indebtedness),

          (c) all amounts referred to in clause (c) above to the extent funded with the proceeds of the issuance of Equity Interests of, or capital contributions to, Holdings after the CA Closing Date (to the extent not previously used to prepay Indebtedness (other than Revolving Facility Loans or Swingline Loans (as defined in the Credit Agreement)), make any investment or capital expenditure or otherwise for any purpose resulting in a deduction to Excess Cash Flow in any prior period) or any amount that would have constituted Net Proceeds under clause (a) of the definition of the term "Net Proceeds" if not so spent, in each case to the extent there is a corresponding deduction from Excess Cash Flow above,

          (d) to the extent any permitted Capital Expenditures and the corresponding delivery of equipment referred to in clause (d) above do not occur in the Excess Cash Flow Period of Holdings specified in the certificate of Holdings provided pursuant to clause (d) above, the amount of such Capital Expenditures that were not so made in the Excess Cash Flow Period of Holdings specified in such certificates,

          (e) cash payments received in respect of Swap Agreements during such Excess Cash Flow Period to the extent (i) not included in the computation of CA EBITDA or (ii) such payments do not reduce Cash Interest Expense,

          (f) any extraordinary or nonrecurring gain realized in cash during such Excess Cash Flow Period (except to the extent such gain consists of Net Proceeds subject to Section 2.11(c)),

          (g) to the extent deducted in the computation of CA EBITDA, cash interest income,

          (h) the amount related to items that were deducted from or not added to Net Income in connection with calculating CA Consolidated Net Income or were deducted from or not added to CA Consolidated Net Income in calculating CA

     EBITDA to the extent either (x) such items represented cash received by Holdings or any Subsidiary or (y) does not represent cash paid by Holdings or any Subsidiary, in each case on a consolidated basis during such Excess Cash Flow Period, and

          (i) any expense which reduces CA EBITDA in such Excess Cash Flow Period in respect of an advance cash payment made for raw materials in a previous Excess Cash Flow Period to the extent that any such advance cash payment reduced Excess Cash Flow in such previous Excess Cash Flow Period.

          "EXCESS CASH FLOW PERIOD" shall mean (i) the fiscal year of Holdings during which the CA Term Loan Repayment Date occurs, and (ii) each fiscal year of Holdings ended thereafter.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

          "EXCHANGE RATE" shall mean on any day, for purposes of determining the Dollar Equivalent or Euro Equivalent of any other currency, the rate at which such other currency may be exchanged into Dollars or Euros (as applicable), as set forth in the Wall Street Journal published on such date for such currency. In the event that such rate does not appear in such copy of the Wall Street Journal, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower, or, in the absence of such an agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m., Local Time, on such date for the purchase of Dollars or Euros (as applicable) for delivery two Business Days later; PROVIDED that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent may, in consultation with the Borrower, use any reasonable method it deems appropriate to determine such rate, and such determination shall be prima facie evidence thereof.

          "EXCLUDED CONTRIBUTION" shall mean the net cash proceeds, marketable securities or Qualified Proceeds, in each case received by the Borrower and its Restricted Subsidiaries from:

          (1)     contributions to its common equity capital, and

          (2) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Borrower or any Subsidiary) of Capital Stock (other than Disqualified Stock), in each case designated as Excluded Contributions pursuant to an Officers' Certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in Section 6.02(a)(3) hereof.

          "EXCLUDED EQUITY ISSUANCES" shall mean (i) the issuance of Equity Interests by Holdings to Blackstone or any other Permitted Investor, (ii) the issuance of Equity Interests by Holdings the proceeds of which are used to fund Investments permitted by Section 6.04, (iii) Equity Interests issued by Holdings
(x) as compensation to employees of Holdings or any of its Subsidiaries or (y) to members of management of Holdings or any Subsidiary within one year of the Closing Date, in each case in the ordinary course of business and (iv) Permitted Cure Securities.

          "EXCLUDED INDEBTEDNESS" shall mean all Indebtedness permitted to be incurred under Section 6.01(b) (other than Indebtedness permitted by Sections 6.01(o) and (s) of the Credit Agreement).

          "EXCLUDED TAXES" shall mean, with respect to the Administrative Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of a Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits tax or any similar tax that is imposed by any jurisdiction described in clause (a) above and (c) in the case of a Lender (other than an assignee pursuant to a request by a Borrower under Section 2.17(b)), any withholding tax imposed by the United States that is in effect and would apply to amounts payable hereunder to such Lender at the time such Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Lender's failure to comply with Section 2.15(e) with respect to such Term Loans C except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from a Borrower with respect to any withholding tax pursuant to Section 2.15(a).

          "EXISTING INDEBTEDNESS" means Indebtedness of the Borrower and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Agreement.

          "FAIR MARKET VALUE" shall mean with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

          "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FINANCIAL OFFICER" of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.

          "FINANCIAL PERFORMANCE COVENANTS" shall mean the covenants of Holdings set forth in Sections 6.10, 6.11 and 6.12.

          "FIXED CHARGE COVERAGE RATIO" shall mean with respect to any Person for any period consisting of such Person and its Restricted Subsidiaries' most recently ended four fiscal quarters for which internal financial statements are available, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Borrower or any Restricted Subsidiary incurs, assumes, guarantees or redeems any Indebtedness or issues or repays Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "CALCULATION DATE"), then the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect to such incurrence, assumption, guarantee or repayment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations (as determined in accordance with US GAAP) that have been made by the Borrower or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a PRO FORMA basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Borrower or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition (including the Transaction), disposition, merger, consolidation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving PRO FORMA effect thereto for such period as if such Investment, acquisition (including the Transaction), disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.

          For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition (including the Transaction) or other Investment and the amount of income or earnings relating thereto, the PRO FORMA calculations shall be determined in good faith by a responsible financial or accounting Officer of the Borrower and shall comply with the requirements of Rule 11-02 of Regulation S-X promulgated by the Commission, except that such PRO FORMA calculations may include operating expense reductions for such period resulting from the acquisition (including the Transaction) which is being given PRO FORMA effect that have been realized or for which the steps necessary for realization have been taken or are reasonably expected to be taken within six months following any such acquisition, including, but not limited to, the execution or termination of any contracts, the termination of any personnel or the closing (or approval by the Board of Directors of the Borrower of any closing) of any facility, as applicable, PROVIDED that, in either case, such adjustments are set forth in an Officers' Certificate signed by the Borrower's chief financial officer and another Officer which states (i) the amount of such adjustment or adjustments, (ii) that such adjustment or adjustments are based on the reasonable good faith beliefs of the Officers executing such Officers' Certificate at the time of such execution and (iii) that any related incurrence of Indebtedness is permitted pursuant to this Agreement. If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with US GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a PRO FORMA basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate.

          "FIXED CHARGES" shall mean with respect to any Person for any period, the sum of, without duplication:

          (1)     Consolidated Interest Expense of such Person for such period,

          (2) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person, and

          (3) all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Disqualified Stock.

          "FLOW THROUGH ENTITY" shall mean an entity that is treated as a partnership not taxable as a corporation, a grantor trust or a disregarded entity for United States federal income tax purposes or subject to treatment on a comparable basis for purposes of state, local or foreign tax law.

          "FOREIGN LENDER" shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

          "FOREIGN SUBSIDIARY" shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

          "GLOBAL COORDINATOR" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "GOVERNMENTAL AUTHORITY" shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

          "GP GmbH" shall have the meaning assigned to such term in the first recital to this Agreement.

          "GUARANTEE" shall mean a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness or other obligations.

          "GUARANTEE" shall mean any guarantee of the obligations of the Borrower under this Agreement by a Guarantor in accordance with the provisions of applicable Loan Documents. When used as a verb, "Guarantee" shall have a corresponding meaning.

          "GUARANTOR" shall mean any Person that incurs a Guarantee of the Obligations; PROVIDED that upon the release and discharge of such Person from its Guarantee in accordance with the applicable Loan Document such Person shall cease to be a Guarantor.

          "HAZARDOUS MATERIALS" shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which could reasonably be expected to give rise to liability under any Environmental Law.

          "HC ACTIVITIES" shall mean such activities to be undertaken by (i) Bidco, Midco or LP GmbH as reasonably determined by Holdings to be required to enable Bidco, Midco or LP GmbH, as the case may be, to obtain and continue holding company status under German tax law and (ii) Bidco as reasonably determined by Holdings to be required to enable Bidco to satisfy the requirements of German tax law regarding the head of a fiscal unity.

          "HC CORPORATION" shall mean with respect to Bidco, a subsidiary thereof acquired through HC Investments.

          "HC INVESTMENTS" shall mean Investments (including through transfer from another Subsidiary) made by (i) Bidco, Midco or LP GmbH in acquiring two corporate subsidiaries (or in the case of Bidco, a second corporate subsidiary) and (ii) Bidco in a "trade business," PROVIDED that such Investments shall be at the minimum amount reasonably determined by Holdings to permit (x) Bidco, Midco or LP GmbH, as the case may be, to obtain and continue holding company status under German tax law or (y) Bidco to satisfy the requirements of German tax law fiscal unity requirements.

          "HEDGING OBLIGATIONS" shall mean, with respect to any Person, the obligations of such Person under: (1) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

          "HOLDCO EQUITY FINANCING" shall each have the meaning assigned to such term in the third recital of this Agreement.

          "HOLDINGS" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "HOLDINGS AGREEMENTS" shall mean (i) the Guarantee and Pledge Agreement, as amended, supplemented or otherwise modified from time to time, substantially in the form of EXHIBIT D between Holdings, each Intermediate Holdco and the Collateral Agent pursuant to which Holdings and each Intermediate Holdco guarantees the Obligations and, except as provided below, on and after the Restructuring Date pledges on a silent second basis all Equity Interests it owns (such pledge to be subject to any pledge referred to in clause (ii) below) to secure such guarantee, and (ii) one or more Pledge Agreements under Luxembourg law, reasonably acceptable to the Administrative Agent, as amended, supplemented or otherwise modified from time to time, pursuant to which Holdings and/or each Intermediate Holdco on and after the Restructuring Date pledges on a silent second basis the Equity

Interests in Parent to secure its guarantee described in clause (i); PROVIDED, HOWEVER, the unlimited shares of Parent will not be required to be pledged as provided above (which unlimited shares will not exceed 0.50% of the outstanding Equity Interests of Parent).

          "INDEBTEDNESS" shall mean with respect to any Person:

          (a) any indebtedness (including principal and premium) of such Person, whether or not contingent;

                  (i)     in respect of borrowed money;

                  (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or, without double counting, reimbursement agreements in respect thereof);

                  (iii) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (A) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (B) reimbursement obligations in respect of trade letters of credit obtained in the ordinary course of business with expiration dates not in excess of 365 days from the date of issuance (x) to the extent undrawn or (y) if drawn, to the extent repaid in full within 20 business days of any such drawing; or

                  (iv)    representing any Hedging Obligations;

     if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with US GAAP;

          (b)     Disqualified Stock of such Person,

          (c) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

          (d) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); and

          (e) to the extent not otherwise included, the amount then outstanding (i.e., advanced, and received by, and available for use by, the Borrower or any of its Restricted Subsidiaries) under any Securitization Financing (as set forth in the books and records of the Borrower or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Securitization Financing);

PROVIDED, HOWEVER, that

          (1) Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money; and

          (2) Indebtedness of a third party that is not an Affiliate of Holdings or any of its Subsidiaries that is attributable to supply or lease arrangements as a result of consolidation under FIN 46R or attributable to "take-or-pay" contracts accounted for in a manner similar to a capital lease under EITF 01-8, in either case so long as (i) such supply or lease arrangements or such take-or-pay contracts are entered into in the ordinary course of business, (ii) the Board of Directors of Holdings has approved any such supply or lease arrangement or any such take-or-pay contract and
     (iii) notwithstanding anything to the contrary contained in the definition of EBITDA, the related expense under any such supply or lease arrangement or under any such take-or-pay contract is treated as an operating expense that reduces EBITDA;

shall be deemed not to constitute Indebtedness.

          "INDEMNIFIED TAXES" shall mean all Taxes other than Excluded Taxes.

          "INDEMNITEE" shall have the meaning assigned to such term in Section 9.05(b).

          "INDEPENDENT FINANCIAL ADVISOR" shall mean an accounting, appraisal or investment banking firm or consultant to Persons engaged in a Permitted Business of nationally recognized standing that is, in the good faith judgment of the Borrower, qualified to perform the task for which it has been engaged.

          "INFORMATION MEMORANDUM" shall mean the Confidential Information Memorandum provided to prospective Lenders, as modified or supplemented.

          "INITIAL LENDERS" shall mean Morgan Stanley and DBNY.

          "INTERCREDITOR AGREEMENT" shall mean an intercreditor agreement entered into in connection with a Qualified Securitization Financing in form and substance reasonably satisfactory to DBNY as Administrative Agent under the Credit Agreement.

          "INTEREST COVERAGE RATIO" shall have the meaning assigned to such term in Section [6.10].

          "INTEREST ELECTION REQUEST" shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

          "INTEREST EXPENSE" shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capitalized Lease Obligations allocable to interest expense and (iv) commissions, discounts, yield and other fees and charges incurred in connection with any Qualified Securitization Financing which are payable to any person other than Holdings, the Borrower or a Subsidiary Loan Party and (b) capitalized interest expense of such person during such period. For purposes of the foregoing, (x) gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by Holdings and the Subsidiaries with respect to Swap Agreements and (y) Interest Expense shall exclude any interest expense on Indebtedness of a third party that is not an Affiliate of Holdings or any of its Subsidiaries and that is attributable to supply or lease arrangements as a result of consolidation under FIN 46 or attributable to take-or-pay contracts that are accounted for in a manner similar to a capital lease under EITF 01-8 in either case so long as the underlying obligations under any such supply or lease arrangement or under any such take-or-pay contract are not treated as Indebtedness as provided in clause (y) of the second sentence of the definition of Indebtedness.

          "INTEREST PAYMENT DATE" shall mean (a) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Term Loan C is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type and (b) with respect to any ABR Loan, the last day of each calendar quarter.

          "INTEREST PERIOD" shall mean as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 9 or 12 months, if at the time of the relevant Borrowing, all relevant Lenders make interest periods of such length available), as the applicable Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.05 or repaid or prepaid in accordance with Section 2.07, 2.08 or 2.09; PROVIDED, HOWEVER, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

          "INTERMEDIATE HOLDCO" shall mean each entity, all of the Equity Interests of which are owned by Holdings, which owns Equity Interests in Parent, provided the aggregate Equity Interests of Parent owned by all Intermediate Holdcos will not exceed 0.50% of the outstanding Equity Interests of Parent.

          "INVESTMENT GRADE SECURITIES" shall mean: (1) securities issued by the U.S. government or any agency or instrumentality thereof and directly and fully guaranteed or insured by the U.S. Government (other than Cash Equivalents) and in each case with maturities not exceeding two years from the date of acquisition, (2) investments in any fund that invests exclusively in investments of the type described in clause (1) which fund may also hold immaterial amounts of cash pending investment and/or distribution, and (3) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

          "INVESTMENTS" shall mean with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by US GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. If the Borrower or any Subsidiary of the Borrower sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Borrower such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in Section 6.02(c). For purposes of the definition of "Unrestricted Subsidiary" and Section 6.02:

          (1) "Investments" shall include the portion (proportionate to the Borrowers' equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to equal to:

                  (a) the Borrower's "Investment" in such Subsidiary at the time of such redesignation less

                  (b) the portion (proportionate to the Borrower's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation;

          (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Borrower; and

          (3) any transfer of Capital Stock that results in an entity which became a Restricted Subsidiary after the Closing Date and not in connection with the Transaction ceasing to be a Restricted Subsidiary shall be deemed to be an Investment in an amount equal to the fair market value (as determined by the Board of Directors of the Borrower in good faith as of the date of initial acquisition) of the Capital Stock of such entity owned by the Borrower and the Restricted Subsidiaries immediately after such transfer.

          "JOINT LEAD ARRANGERS" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "JUDGMENT CURRENCY" shall have the meaning assigned to such term in
Section 9.17(b).

          "JV REINVESTMENT" shall mean any investment by Borrower or any Subsidiary in a joint venture to the extent funded with the proceeds of a reasonably concurrent dividend or other distribution made by such joint venture.

          "LENDER" shall mean each financial institution listed on SCHEDULE 2.01, as well as any person that becomes a "Lender" hereunder pursuant to
Section 9.04.

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          "LIBO RATE" shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period by reference to the applicable Screen Rate, for a period equal to such Interest Period; PROVIDED that to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" shall be the average (rounded upward, if necessary, to the next 1/100 of 1%) of the respective interest rates per annum at which deposits in the currency of such Borrowing are offered for such Interest Period to major banks in the London interbank market by Deutsche Bank AG at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period.

          "LIEN" shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

          "LOAN DOCUMENTS" shall mean this Agreement, the Holdings Agreement (whether or not then a Security Document), the other Security Documents, the Intercreditor Agreement and any promissory note issued under Section 2.07(e).

          "LOAN PARTICIPANT" shall have the meaning assigned to such term in
Section 9.04(c).

          "LOAN PARTIES" shall mean Holdings, the Borrower and each Subsidiary Loan Party.

          "LOCAL TIME" shall mean New York City time.

          "LP GmbH" shall have the meaning assigned to such term in the first recital of this Agreement.

          "MANAGEMENT GROUP" means the group consisting of the directors, executive officers and other management personnel of the Borrower and Holdings, as the case may be, on the Closing Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Borrower or Holdings, as the case may be, was approved by a vote of a majority of the directors of the Borrower or Holdings, as the case may be, then still in office who were either directors on the Closing Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of the Borrower or Holdings, as the case may be, hired at a time when the directors on the Closing Date together with the directors so approved constituted a majority of the directors of the Borrower or Holdings, as the case may be.

          "MARGIN STOCK" shall have the meaning assigned to such term in Regulation U.

          "MATERIAL ADVERSE EFFECT" shall mean the existence of events, conditions and/or contingencies that have had or are reasonably likely to have
(a) a materially adverse effect on the business, operations, properties, assets or financial condition of Holdings and the Subsidiaries, taken as a whole, or
(b) a material impairment of the validity or enforceability of, or a material impairment of the material rights, remedies or benefits available to

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the Lenders, any Issuing Bank, the Administrative Agent or the Collateral Agent
under, any Loan Document.

          "MATERIAL INDEBTEDNESS" shall mean Indebtedness (other than Term Loans
C) of any one or more of Holdings or any Subsidiary in an aggregate principal amount exceeding $45 million.

          "MATERIAL SUBSIDIARY" shall mean, at any date of determination, any Subsidiary (a) whose total assets at the last day of the Test Period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.04(a) or (b) were equal to or greater than 2% of the consolidated total assets of Holdings and its consolidated subsidiaries at such date or (b) whose gross revenues for such Test Period were equal to or greater than 2% of the consolidated gross revenues of Holdings and its consolidated subsidiaries for such period, in each case determined in accordance with US GAAP or (c) that is a Loan Party.

          "MATURITY DATE" shall mean the date which is the date 7.5 years after the Closing Date.

          "MAXIMUM RATE" shall have the meaning assigned to such term in Section 9.09.

          "MIDCO" shall have the meaning assigned to such term in the first recital of this Agreement.

          "MOODY'S" shall mean Moody's Investors Service, Inc.

          "MORGAN STANLEY" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "MORTGAGED PROPERTIES" shall mean the owned real properties of Loan Parties set forth on SCHEDULE 5.12 and such additional real property (if any) encumbered by a Mortgage pursuant to Section 5.10.

          "MORTGAGES" shall mean the mortgages, deeds of trust, amendments, assignments of leases and rents and other security documents delivered pursuant to Section 5.10 or 5.12, as amended, supplemented or otherwise modified from time to time, with respect to Mortgaged Properties each in a form reasonably satisfactory to the Administrative Agent.

          "MULTIEMPLOYER PLAN" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA to which Holdings, the Borrower, the Company, CAC or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Code Section 414) is making or accruing an obligation to make contributions, or has within any of the preceding six plan years made or accrued an obligation to make contributions.

          "NET INCOME" shall mean, with respect to any person, the net income
(loss) of such person, determined in accordance with US GAAP and before any reduction in respect of Preferred Stock dividends or accretion of any Preferred Stock.

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          "NET PROCEEDS" shall mean:

          (a) 100% of the cash proceeds actually received by Holdings, the Borrower or any of their Subsidiaries (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of real property) to any person of any asset or assets of Holdings or any Subsidiary (other than those that would be permitted pursuant to Section 6.05(a) (other than clause (iii) thereof to the extent in excess of $65 million in any year),
     (b), (c), (e), (f), (g), (i), (j), (k), (l) or (o) of the Credit
     Agreement), net of (i) attorneys' fees, accountants' fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments (including under the Credit Agreement, even if waived) and required payments of other obligations relating to the applicable asset (other than pursuant hereto or to any Permitted Senior Subordinated Debt Securities), other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes or Tax Distributions paid or payable as a result thereof and (iii) appropriate amounts set up as a reserve against liabilities associated with the assets or business so disposed of and retained by the selling entity after such sale, transfer or other disposition, as reasonably determined by Holdings, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters, liabilities related to post-closing purchase price adjustments and liabilities related to any other indemnification obligation associated with the assets or business so disposed of, provided that, upon any termination of such reserve, all amounts not paid-out in connection therewith shall be deemed to be "Net Proceeds" of such sale, transfer or other disposition, PROVIDED that, if no Event of Default exists and Holdings shall deliver a certificate of a Responsible Officer of Holdings to the Administrative Agent promptly following receipt of any such proceeds setting forth Holdings' intention to use any portion of such proceeds to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of Holdings and the Subsidiaries, or make investments pursuant to Section 6.04(m) of the Credit Agreement, in each case within 12 months of such receipt and to the extent not in excess of $110.0 million of Net Proceeds (determined without giving effect to this proviso) resulting from the sale, transfer or other disposition of an asset or group of related assets, such portion of such proceeds shall not constitute Net Proceeds except to the extent not so used (or contractually committed to be used) within such 12-month period (and, if contractually committed to be used within such 12-month period, to the extent not so used within the 18-month period following the date of receipt of such Net Proceeds), and PROVIDED, FURTHER, that (x) no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $5.0 million and (y) no proceeds shall constitute Net Proceeds in any fiscal year until the aggregate amount of all such proceeds in such fiscal year shall exceed $15.0 million,

          (b) (x) 100% of the cash proceeds from the incurrence, issuance or sale by Holdings or any Subsidiary of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and

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     other expenses, in each case incurred in connection with such issuance or sale less (y) any prepayment under the Credit Agreement (even if waived) required as a result of such incurrence, issuance or sale; and

          (c) (x) the Equity Percentage of the cash proceeds from the issuance or sale by Holdings of any Equity Interests (other than Excluded Equity Issuances), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale less (y) any prepayment under the Credit Agreement (even if waived) required as a result of such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Holdings or the Borrower or any Affiliate of either of them shall be disregarded, except for financial advisory fees customary in type and amount paid to Blackstone.

          "NEW US HOLDCO" shall mean a company incorporated under the laws of a state of the United States (A)(i) that owns all of the Equity Interests of US Holdco or (ii) all of the Equity Interests in which are owned by US Holdco, with US Holdco contributing or otherwise transferring all of its assets to New US Holdco and (B) has been formed to effect an initial public offering.

          "NON-CONSENTING LENDER" shall have the meaning assigned to such term in Section 2.17(c).

          "OBLIGATIONS" shall mean all amounts owing to the Administrative Agent or any Lender pursuant to the terms of this Agreement or any other Loan Document.

          "OFFER" shall have the meaning assigned to such term in the second recital of this Agreement.

          "OFFER DOCUMENT" shall mean the Offer Document entitled "Voluntary Public Takeover Offer (Cash Offer) for all Outstanding Registered Ordinary Shares with no Par Value of Celanese AG" published on February 2, 2004, as amended or modified from time to time in accordance with Section 6.09(c).

          "OFFICER" shall mean the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Borrower.

          "OFFICERS' CERTIFICATE" shall mean a certificate signed on behalf of the Borrower by two Officers of the Borrower, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Borrower, that meets the requirements set forth in this Agreement.

          "OPINION OF COUNSEL" shall mean a written opinion from legal counsel who is acceptable to the Administrative Agent. The counsel may be an employee of or counsel to the Borrower or Holdings.

          "OTHER TAXES" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto.

          "PARENT" shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

          "PARENT AGREEMENT" shall mean the Parent Guarantee and Pledge Agreement, as amended, supplemented or otherwise modified from time to time, substantially in the form of EXHIBIT E between Parent and the Collateral Agent, pursuant to which Parent, if Parent remains the parent corporation of US Holdco after the Restructuring Date, guarantees the Obligations and pledges in support thereof (on a silent second basis) the stock of US Holdco that it owns.

          "PARENT CPEC" shall mean convertible preferred equity certificates issued by Parent having no mandatory redemption, repurchase or similar requirements prior to 91 days after the Term Loan Maturity Date (as defined in the Credit Agreement), PROVIDED that so long as the Credit Agreement is in effect, cash distributions and/or payments may be made thereon only to the extent permitted by Section 6.06(b) or (c) of the Credit Agreement.

          "PARENT MERGER" shall mean (i) the merger of Parent with US Holdco, with US Holdco being the surviving entity, (ii) the contribution by the Parent to US Holdco of all of the Parent's assets and liabilities or (iii) the contribution by Holdings to US Holdco (in exchange for stock of US Holdco) of all of the Equity Interests of the Parent, provided that, in the case of clause
(ii) or (iii) above, (x) Holdings, at its discretion, may subsequently cause the liquidation of the Parent and (y) US Holdco has assumed all the obligations of Parent as the Borrower hereunder pursuant to an assumption agreement reasonably satisfactory to the Administrative Agent (and upon such assumption, Parent shall be released as the Borrower hereunder).

          "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

           "PERFECTION CERTIFICATE" shall mean a certificate in the form of
Exhibit II to the U.S. Collateral Agreement or any other form approved by the Collateral Agent.

          "PERMITTED BUSINESS" shall mean the industrial chemicals business and any services, activities or businesses incidental or directly related or similar thereto, any line of business engaged in by the Company on the Closing Date or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

          "PERMITTED BUSINESS ACQUISITION" shall mean any acquisition of all or any portion of the assets of, or all the Equity Interests (other than directors' qualifying shares) in, a Person or division or line of business of a Person (or any subsequent investment made in a Person, division or line of business previously acquired in a Permitted Business Acquisition) if (a) such acquisition was not preceded by, or effected pursuant to, an unsolicited or hostile offer and (b) immediately after giving effect thereto: (i) no Event of Default shall have occurred and be continuing or would result therefrom; (ii) all transactions related thereto shall be consummated in accordance with all material applicable laws; and (iii) (A) Holdings and the Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition or formation, with the Financial Performance Covenants recomputed as at the last day of the most recently ended fiscal quarter of Holdings and the Subsidiaries, and Holdings

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shall have delivered to the Administrative Agent a certificate of a Responsible
Officer of Holdings to such effect, together with all relevant financial information for such Subsidiary or assets, and (B) any acquired or newly formed Subsidiary shall not be liable for any Indebtedness (except for Indebtedness permitted by Section 6.01 of the Credit Agreement).

          "PERMITTED CURE SECURITY" shall mean (i) any common equity security of Holdings and/or (ii) any equity security of Holdings having no mandatory redemption, repurchase or similar requirements prior to 91 days after the Maturity Date, and upon which all dividends or distributions (if any) shall be payable solely in additional shares of such equity security.

          "PERMITTED DEBT" shall have the meaning assigned to it in Section 6.01(b).

          "PERMITTED HOLDER" shall mean each of (i) Blackstone, (ii) any other Permitted Investor and (iii) the Management Group, with respect to not more than 15% of the total voting power of the Equity Interests of Holdings or after an initial public offering of its stock, US Holdco or New US Holdco, as the case may be.

          "PERMITTED INVESTMENT" shall mean:

          (1) any Investment by the Borrower in any Restricted Subsidiary or by a Restricted Subsidiary in another Restricted Subsidiary;

          (2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

          (3) any Investment by the Borrower or any Restricted Subsidiary of the Borrower in a Person that is engaged in a Permitted Business if as a result of such Investment (A) such Person becomes a Restricted Subsidiary or (B) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary;

          (4) any Investment in securities or other assets not constituting cash or Cash Equivalents and received in connection with an Asset Sale made pursuant to Section 6.04 hereof;

          (5) any Investment existing on the CA Closing Date and Investments made pursuant to binding commitments in effect on the CA Closing Date;

          (6) (A) loans and advances to officers, directors and employees, not in excess of $25.0 million in the aggregate outstanding at any one time and (B) loans and advances of payroll payments and expenses to officers, directors and employees in each case incurred in the ordinary course of business;

          (7) any Investment acquired by the Borrower or any Restricted Subsidiary (A) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

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          (8)     Hedging Obligations permitted under Section 6.01(b)(ix);

          (9) any Investment by the Borrower or a Restricted Subsidiary in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (9) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed 3.0% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); PROVIDED, HOWEVER, that if any Investment pursuant to this clause (9) is made in any Person that is not a Restricted Subsidiary of the Borrower at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of the Borrower after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (9) for so long as such Person continues to be a Restricted Subsidiary;

          (10) Investments resulting from the receipt of non-cash consideration in an Asset Sale received in compliance with Section 6.04 hereof;

          (11) Investments the payment for which consists of Equity Interests of the Borrower or any of its parent companies (exclusive of Disqualified Stock);

          (12) guarantees (including Guarantees) of Indebtedness permitted under Section 6.01 hereof and performance guarantees consistent with past practice;

          (13) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 6.05(b)(ii), (vi), (vii) and (xii) hereof;

          (14) Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged into the Borrower or merged into or consolidated with a Restricted Subsidiary in accordance with Section 6.07 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

          (15) guarantees by the Borrower or any Restricted Subsidiary of operating leases (other than Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business;

          (16) Investments consisting of licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

          (17) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business;

          (18) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Indebtedness; PROVIDED, HOWEVER, that any Investment in a Securitization Subsidiary is in the form of a Purchase Money Note, contribution of additional Securitization Assets or an equity interest;

          (19) additional Investments in joint ventures of the Borrower or any of its Restricted Subsidiaries existing on the Closing Date in an aggregate amount not to exceed $25.0 million;

          (20)    HC Investments by the Bidco, Midco and LP GmbH;

          (21) Investments by the Captive Insurance Subsidiaries of a type customarily held in the ordinary course of their business and consistent with past practices and with insurance industry standards; and

          (22) additional Investments by the Borrower or any of its Restricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (22), not to exceed 5.0% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value).

          "PERMITTED INVESTORS" shall mean (x) Blackstone and (y) other investors that provide a portion of the Holdco Equity Financing provided that
(i) all such other investors shall be reasonably satisfactory to the Initial Lenders and (ii) the majority of the Holdco Equity Financing shall be provided by Blackstone.

          "PERMITTED PREPAYMENT DATE" shall mean the earlier of (x) the Restructuring Date and (y) the fifth anniversary of the Closing Date.

          "PERMITTED SECURED REFINANCING INDEBTEDNESS" shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund the Indebtedness being refinanced (or previous refinancings thereof constituting Permitted Secured Refinancing Indebtedness) all of which Indebtedness was secured, PROVIDED that such Permitted Secured Refinancing Indebtedness may be secured only by the collateral securing the Indebtedness being refinanced (including, in respect of working capital facilities of Foreign Subsidiaries otherwise permitted under this Agreement only, any collateral pursuant to after-acquired property clauses to the extent any such collateral secured the Indebtedness being refinanced) and on terms no less favorable to the Lenders than those contained in the documentation governing the Indebtedness being refinanced.

          "PERMITTED SENIOR SUBORDINATED DEBT SECURITIES" shall mean (x) Senior Subordinated Notes and (y) unsecured senior subordinated notes issued by the Borrower (i) the terms of which (1) do not provide for any scheduled repayment, mandatory redemption or sinking fund obligation prior to the date on which the final maturity of the Senior Subordinated Notes occurs (as in effect on the Closing Date) and (2) provide for subordination to the Obligations under the Loan Documents to substantially the same extent as the Senior Subordinated Note Indenture, (ii) the covenants, events of default, guarantees and other terms of which (other than interest rate and redemption premiums), taken as a whole, are not more restrictive to Holdings and the Subsidiaries than those in the Senior

Subordinated Notes and (iii) as to which no Subsidiary of the Borrower is an obligor that is not an obligor under the Senior Subordinated Notes.

          "PERSON" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

          "PLAN" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code and in respect of which Holdings, the Borrower, any Subsidiary (including the Company) or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "PLEDGED COLLATERAL" shall have the meaning assigned to such term in the U.S. Collateral Agreement or an Alternate Pledge Agreement, as applicable.

          "PREFERRED SHARES" shall mean the 200,000 shares of Series A Cumulative Exchangeable Preferred Shares due 2016, initial liquidation preference $1,000 per share, of Blackstone Crystal Holdings Capital Partners (Cayman) IV Ltd. issued on the CA Closing Date, any other security issued in exchange for such preferred stock in accordance with its terms as in effect on the CA Closing Date and any refinancing thereof to the extent such refinancing involves the same or less annual cash payments and a maturity or mandatory redemption date the same as or later than the Preferred Shares as in effect on the CA Closing Date.

          "PREFERRED STOCK" shall mean any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

          "PRESUMED TAX RATE" shall mean the highest effective marginal statutory combined U.S. federal, state and local income tax rate prescribed for an individual residing in New York City (taking into account (i) the deductibility of state and local income taxes for U.S. federal income tax purposes, assuming the limitation of Section 68(a)(2) of the Code applies and taking into account any impact of the Code, and (ii) the character (long-term or short-term capital gain, dividend income or other ordinary income) of the applicable income).

          "PRIME RATE" shall mean the rate of interest per annum announced from time to time by DBNY as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective.

          "PRO FORMA BASIS" shall mean, as to any person, for any events as described in clauses (i) and (ii) below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give PRO FORMA effect to such events as if such events occurred on the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event (the "REFERENCE PERIOD"):

          (i) in making any determination of CA EBITDA, PRO FORMA effect shall be given to any Asset Disposition and to any Asset Acquisition (or any Similar Transaction), in each case that occurred during the Reference Period (or, in the case of determinations made pursuant to the definition of the term "Asset Acquisition," occurring during the Reference Period or thereafter and through and including the date upon which the respective Asset Acquisition is consummated); and

          (ii) in making any determination on a Pro Forma Basis, (x) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes and amounts outstanding under any Qualified Securitization Financing, in each case not to finance any acquisition) incurred or permanently repaid during the Reference Period (or, in the case of determinations made pursuant to the definition of the term "Asset Acquisition," occurring during the Reference Period or thereafter and through and including the date upon which the respective Asset Acquisition is consummated) shall be deemed to have been incurred or repaid at the beginning of such period and (y) Interest Expense of such person attributable to interest on any Indebtedness, for which PRO FORMA effect is being given as provided in preceding clause (x), bearing floating interest rates shall be computed on a PRO FORMA basis as if the rates that would have been in effect during the period for which PRO FORMA effect is being given had been actually in effect during such periods.

          PRO FORMA calculations made pursuant to the definition of the term "Pro Forma Basis" shall be determined in good faith by a Responsible Officer of the Borrower and (x) for any fiscal period ending on or prior to the first anniversary of an Asset Acquisition or Asset Disposition (or any Similar Transaction), may include adjustments to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such Asset Acquisition, Asset Disposition or other similar transaction, to the extent that the Borrower delivers to the Administrative Agent (i) a certificate of a Financial Officer of the Borrower setting forth such operating expense reductions and other operating improvements or synergies and (ii) information and calculations supporting in reasonable detail such estimated operating expense reductions and other operating improvements or synergies, and (y) for any fiscal period ending prior to the first anniversary of the CA Closing Date, PRO FORMA effect shall be given to the Transaction in determining CA EBITDA so long as the required certifications described in preceding clause (x) are specifically included in reasonable detail in the respective officer's certificate and related information and calculations.

          "PROJECTIONS" shall mean the projections of Holdings and the Subsidiaries included in the [Information Memorandum] and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings, the Borrower or any of the Subsidiaries prior to the Closing Date.

          "PURCHASE MONEY NOTE" shall mean a promissory note of a Securitization Subsidiary evidencing a line of credit, which may be irrevocable, from Holdings or any Subsidiary of Holdings to a Securitization Subsidiary in connection with a Qualified Securitization Financing, which note is intended to finance that portion of the purchase price that is not paid in cash or a contribution of equity and which (a) shall be repaid from cash available to the Securitization Subsidiary, other than (i) amounts required to be established as reserves, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in clause (a).

          "QUALIFIED PROCEEDS" shall mean assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Board of Directors in good faith, except that in the event the value of any such assets or Capital Stock exceeds $25.0 million or more, the fair market value shall be determined by an Independent Financial Advisor.

          "QUALIFIED SECURITIZATION FINANCING" shall mean any Securitization Financing of a Securitization Subsidiary that meets the following conditions:

          (i) the Board of Directors shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and the Securitization Subsidiary;

          (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower); and

          (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.

     The grant of a security interest in any Securitization Assets of the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Indebtedness under the Credit Agreement and any Refinancing Indebtedness with respect thereto shall not be deemed a Qualified Securitization Financing.

          "QUOTATION DAY" shall mean, with respect to any Eurocurrency Borrowing and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

          "RECEIVABLES NET INVESTMENT" shall mean the aggregate cash amount paid by the lenders or purchasers under any Qualified Securitization Financing in connection with their purchase of, or the making of loans secured by, Securitization Assets or interests therein, as the same may be reduced from time to time by collections with respect to such Securitization Assets or otherwise in accordance with the terms of the governing documentation; PROVIDED, HOWEVER, that if all or any part of such Receivables Net Investment shall have been reduced by application of any distribution and thereafter such distribution is rescinded or must otherwise be returned for any reason, such Receivables Net Investment shall be increased by the amount of such distribution, all as though such distribution had not been made.

          "REFERENCE PERIOD" shall have the meaning assigned to such term in the definition of the term "Pro Forma Basis."

          "REFINANCED TERM LOANS" shall have the meaning assigned to such term in Section 9.08(e).

          "REFINANCING INDEBTEDNESS" shall have the meaning assigned to such term in Section 6.01(b).

          "REFUNDING CAPITAL STOCK" shall have the meaning assigned to such term in Section 6..02(b)

          "REGISTER" shall have the meaning assigned to such term in Section 9.04(b).

          "REGULATION U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "REGULATION X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

          "RELATED PARTIES" shall mean, with respect to any specified person, such person's Affiliates and the respective directors, officers, employees, agents and advisors of such person and such person's Affiliates.

          "RELEASE" shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.

          "REPLACEMENT TERM LOANS" shall have the meaning assigned to such term in Section 9.08(e).

          "REPORTABLE EVENT" shall mean any reportable event as defined in
Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period referred to in Section 4043(c) of ERISA has been waived, with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Code).

          "REQUIRED LENDERS" shall mean, at any time, Lenders having Term Loan C Commitments or outstanding Term Loans C, as the case may be, that represent more than 50% of the sum of all Term Loan C Commitments or outstanding Term Loans C, as the case may be.

          "REQUIRED PERCENTAGE" shall mean, with respect to an Excess Cash Flow Period, (i) 75% or (ii) 50% for any Excess Cash Flow Period ending on or after December 31, 2005, if the Total Leverage Ratio at the end of such Excess Cash Flow Period was less than 3.00 to 1.00.

          "RESET DATE" shall have the meaning assigned to such term in Section 1.03(a).

          "RESPONSIBLE OFFICER" of any Person shall mean any executive officer or financial officer of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

          "RESTRICTED INVESTMENT" shall mean an Investment other than a Permitted Investment.

          "RESTRICTED PAYMENT" shall have the meaning assigned to such term in
Section 6.02(a).

          "RESTRICTED SUBSIDIARY" shall mean at any time, any direct or indirect Subsidiary of the Borrower that is not then an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of Restricted Subsidiary.

          "RESTRUCTURING" shall mean (i) the distribution or sale (in return for an unsecured promissory note of the Company reasonably satisfactory to the Initial Lenders) to the Company of all the capital stock of CAC, (ii) the sale to Bidco by the Company of all such capital stock in return for an unsecured promissory note of Bidco (which note shall be reasonably satisfactory to the Initial Lenders), (iii) the sale by Bidco of all or a portion of such capital stock to Parent in return for the cancellation of a portion of the intercompany debt owed by Bidco to Parent as referred to in the eighth recital to this Agreement, (iv) the distribution of any remaining portion of such capital stock by Bidco to Midco, (v) the sale in return for the cancellation of a portion of the intercompany debt owed by Midco to Parent as referred to in the eighth recital to this Agreement, or distribution, by Midco to Parent of all such capital stock of CAC that it has acquired, (vi) Parent Merger and CAC becoming a direct subsidiary of US Holdco or an indirect subsidiary of US Holdco so long as each company between US Holdco and CAC is (or concurrently becomes) a Domestic Subsidiary Loan Party, (vii) the execution and delivery of all the Loan Documents described in Part II of SCHEDULE 1.01(b) and (viii) the satisfaction of clause (h) of the definition of Collateral Guarantee Requirements with respect to all Liens created pursuant to the Loan Documents referred to in clause (vii).

          "RESTRUCTURING DATE" shall mean the date after the Domination Agreement has been registered and become effective on which all of the Restructuring has been completed, it being agreed that, notwithstanding the foregoing, the Restructuring Date shall be the Restructuring Date under and as defined in the Credit Agreement.

          "RETIRED CAPITAL STOCK" shall have the meaning assigned such term in
Section 6.02(b).

          "REVOLVING FACILITY COMMITMENT" and "REVOLVING FACILITY LOANS" each shall have the meaning assigned to such term in the Credit Agreement.

          "S&P" shall mean Standard & Poor's Ratings Group, Inc.

          "SALE AND LEASE-BACK TRANSACTION" shall have the meaning assigned to such term in Section 6.03 of the Credit Agreement.

          "SCREEN RATE" shall mean the British Bankers Association Interest Settlement Rate for the applicable Interest Period displayed on the appropriate page of the Telerate screen selected by the Administrative Agent. If the relevant page is replaced or the service ceases to be available, the Administrative Agent (after consultation with the Borrower and the Lenders) may specify another page or service displaying the appropriate rate.

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

          "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

          "SECURITIZATION ASSETS" shall mean any accounts receivable, inventory, royalty or revenue streams from sales of inventory subject to a Qualified Securitization Financing.

          "SECURITIZATION FEES" shall mean reasonable distributions or payments made directly or by shall mean of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

          "SECURITIZATION FINANCING" shall mean any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Borrower or any such Subsidiary in connection with such Securitization Assets.

          "SECURITIZATION REPURCHASE OBLIGATION" shall mean any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

          "SECURITIZATION SUBSIDIARY" shall mean a Wholly Owned Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which Holdings or any Subsidiary of the Borrower transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Borrower or its Subsidiaries, all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates Holdings or any other Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Borrower or any other Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Borrower nor any other Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Holdings and (c) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower or such other Person shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower or such other Person giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

          "SECURITY DOCUMENTS" shall mean (x) prior to the Restructuring Date, the Bidco Pledge and (y) on and after the Restructuring Date, each of the Mortgages, the Holdings Agreements, the U.S. Collateral Agreement and all Supplements thereto and (if executed) the Parent Agreement, any Alternate Pledge Agreement then in effect and each of the security agreements, mortgages and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.

          "SENIOR SUBORDINATED BRIDGE B FACILITY" shall have the meaning assigned to such term in the fifth recital of this Agreement.

          "SENIOR SUBORDINATED BRIDGE B LOAN AGREEMENT" shall mean the Senior Subordinated Bridge B Loan Agreement dated as of April 6, 2004 among Holdings, Parent, and INTER ALIA, the Initial Lenders as in effect immediately prior to the Closing Date.

          "SENIOR SUBORDINATED BRIDGE B LOANS" shall mean the loans made under the Senior Subordinated Bridge B Loan Agreement.

          "SENIOR SUBORDINATED BRIDGE C FACILITY" shall have the meaning assigned to such term in the fourth recital of this Agreement.

          "SENIOR SUBORDINATED BRIDGE C LOAN AGREEMENT" shall mean the Senior Subordinated Bridge C Loan Agreement dated as of April 6, 2004 among Holdings, Parent and INTER ALIA, the Initial Lenders as in effect immediately prior to the Closing Date.

          "SENIOR SUBORDINATED BRIDGE C LOANS" shall mean the loans made under the Senior Subordinated Bridge C Loan Agreement.

          "SENIOR SUBORDINATED NOTE INDENTURE" shall mean the Indenture or Indentures under which the Senior Subordinated Notes are issued, between the Borrower and the trustee named therein, substantially in the form delivered to the Lenders prior to the Closing Date (with any final changes adverse to the Lenders to be reasonably satisfactory to the Administrative Agent), and, in each case, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

          "SENIOR SUBORDINATED NOTES" shall mean the senior subordinated notes in an aggregate principal amount up to $1 billion issued in Dollars (the "SENIOR SUBORDINATED NOTES (DOLLARS)") and EURO 200 million issued in Euros (the "SENIOR SUBORDINATED NOTES (EUROS)") which notes are issued by Parent and will be assumed by US Holdco on the Restructuring Date and shall be guaranteed on a senior subordinated basis by Holdings and on and after the Restructuring Date by all other entities then guaranteeing the CA Term Loans, as amended, restated supplemented or otherwise modified from time to time in accordance with the requirements thereof and of this Agreement.

          "SHAREHOLDERS' AGREEMENT" shall mean the Shareholders' Agreement among Blackstone and/or its Affiliates and any of the Restricted Subsidiaries and the shareholders party thereto.

          "SIMILAR TRANSACTION" shall mean any transaction that is similar to an Asset Disposition or Asset Acquisition that requires a waiver or consent by CA Required Lenders under Section 6.04 or 6.05 of the Credit Agreement.

          "SQUEEZE-OUT" shall mean the procedures set out in sections 327a ET SEQ. of the German Stock Corporation Act in respect of the acquisition of the shares of the Company by Bidco.

          "STANDARD SECURITIZATION UNDERTAKINGS" shall mean representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

          "STATED MATURITY" shall mean with respect to any installment of interest or principal on any series of Indebtedness, the day on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

          "STATUTORY RESERVES" shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Term Loans C in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Term Loans C in such currency are determined.

          "SUBSIDIARY" shall mean, with respect to any person (herein referred to as the "PARENT"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled, or held (or that is, at the time any determination is made, otherwise Controlled) by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent, provided that Estech GmbH & Co. KG and Estech Managing GmbH shall not constitute subsidiaries.

          "SUBSIDIARY" shall mean, unless the context otherwise requires, a subsidiary of Holdings.

          "SUBSIDIARY LOAN PARTY" shall mean each Subsidiary that is a Domestic Subsidiary Loan Party.

          "SUCCESSOR COMPANY" shall have the meaning assigned such term in
Section 6.06.

          "SUCCESSOR GUARANTOR" shall have the meaning assigned such term in
Section 6.07.

          "SUPPLEMENT" shall have the meaning assigned to that term in the U.S. Collateral Agreement.

          "SWAP AGREEMENT" shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, PROVIDED that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or any of its Subsidiaries shall be a Swap Agreement.

          "TAX DISTRIBUTION" shall mean any distribution described in Section 6.02(b)(ix).

          "TAXES" shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including AD VALOREM charges) or withholdings imposed by any Governmental Authority and any and all interest and penalties related thereto.

          "TERM LOAN C" shall mean each of the term loans made to the Borrower pursuant to Section 2.01. Each Term Loan C shall be a Eurocurrency Loan or an ABR Loan.

          "TERM LOAN C COMMITMENT" shall mean, with respect to each Lender, the commitment of such Lender to make Term Loans C equal to the amount set forth opposite such Lender's name on SCHEDULE 2.01 directly below the column entitled "Term Loan C Commitment" or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Term Loan C Commitment, as applicable. The aggregate Term Loan C Commitments on the Closing Date is $350 million.

          "TEST PERIOD" shall mean, on any date of determination, the period of four consecutive fiscal quarters of Holdings then most recently ended (taken as one accounting period).

          "TOTAL ASSETS" shall mean the total consolidated assets of the Borrower and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Borrower.

          "TOTAL LEVERAGE RATIO" shall mean, on any date, the ratio of (a) Consolidated Net Debt as of such date to (b) CA EBITDA for the period of four consecutive fiscal quarters of Holdings most recently ended as of such date, all determined on a consolidated basis in accordance with US GAAP; PROVIDED that any Asset Disposition or any Asset Acquisition (or any Similar Transaction) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, CA EBITDA shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

          "TRANSACTION" shall mean, collectively, (i) the transactions to occur on or prior to the CA Closing Date pursuant to the Transaction Documents, including (a) the consumma-tion of the Offer; (b) the execution and delivery of the CA Loan Documents and the initial borrowings thereunder; (c) the Holdco Equity Financing; (d) the incurrence of the Senior Subordinated Bridge B Loans and the Senior Subordinated Bridge C Loans; and (e) the payment of all fees and expenses to be paid on or prior to the CA Closing Date and owing in connection with the foregoing and (ii) the purchase of shares of the Company by Bidco subsequent to the CA Closing Date pursuant to the Offer during the subsequent offer period, pursuant to a Squeeze-Out or otherwise.

          "TRANSACTION COSTS" shall mean the out-of-pocket costs and expenses incurred by Holdings or any Subsidiary in connection with the Offer, the financing of the Offer and any refinancing of such financing (including fees paid to the Initial Lenders and other Lenders and fees and expenses of the Permitted Investors and their counsel and advisors).

          "TRANSACTION DOCUMENTS" shall mean the Offer Document, the documentation governing the Senior Subordinated Bridge B Loans and the Senior Subordinated Bridge C Loans (including the Bidco Pledge), the documentation governing Holdco Equity Financing and the CA Loan Documents.

          "TYPE", when used in respect of any Term Loan C or Borrowing, shall refer to the Rate by reference to which interest on such Term Loan C or on the Term Loans C comprising such Borrowing is determined. For purposes hereof, the term "RATE" shall include the Adjusted LIBO Rate and the Alternate Base Rate.

          "UNRESTRICTED SUBSIDIARY" shall mean:

          (i) any Subsidiary of the Borrower that at the time of determination is an Unrestricted Subsidiary (as designated by the Board of Directors of the Borrower, as provided below); and

          (ii)    any Subsidiary of an Unrestricted Subsidiary.

     The Board of Directors of the Borrower may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Borrower or any Subsidiary of the Borrower (other than any Subsidiary of the Subsidiary to be so designated), provided that (a) any Unrestricted Subsidiary must be an entity of which shares of the Capital Stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Borrower, (b) such designation complies with Section 6.01 hereof and (c) each of (x) the Subsidiary to be so designated and (y) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Borrower or any Restricted Subsidiary. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED that, immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing and either (A) the Fixed Charge Coverage Ratio would be at least 2.00 to 1.00 or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such designation, in each case on a PRO FORMA basis taking into account such designation. Any such designation by the Board of Directors shall be notified by the Borrower to the Administrative Agent by promptly filing with the Administrative Agent a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

          "U.S. BANKRUPTCY CODE" shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

          "U.S. COLLATERAL AGREEMENT" shall mean the Guarantee and Collateral Agreement, as amended, supplemented or otherwise modified from time to time, substantially in the form of EXHIBIT C among the Borrower, CAC, the CAC Guarantor Subsidiaries, all other Subsidiaries party thereto and the Collateral Agent.

          "US GAAP" shall mean generally accepted accounting principles in effect from time to time in the United States, applied on a consistent basis, subject to the provisions of Section 1.02.

          "US HOLDCO" shall have the meaning assigned to such term in the first recital of this Agreement.

          "WHOLLY OWNED SUBSIDIARY" of any person shall mean a subsidiary of such person, all of the Equity Interests of which (other than directors' qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned by such person or another Wholly Owned Subsidiary of such person, PROVIDED that the Company and its Wholly Owned Subsidiaries shall on and after the Closing Date constitute Wholly Owned Subsidiaries of the Parent.

          "WITHDRAWAL LIABILITY" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          "WORKING CAPITAL" shall mean, with respect to Holdings and the Subsidiaries on a consolidated basis at any date of determination, Current Assets at such date of determination minus Current Liabilities at such date of determination; PROVIDED that, for purposes of calculating Excess Cash Flow, increases or decreases in Working Capital shall be calculated without regard to any changes in Current Assets or Current Liabilities as a result of (a) any reclassification in accordance with US GAAP of assets or liabilities, as applicable, between current and noncurrent or (b) the effects of purchase accounting.

          SECTION 1.02 TERMS GENERALLY. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with US GAAP, as in effect from time to time; PROVIDED that, if Holdings notifies the Administrative Agent that Holdings requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Closing Date in US GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Holdings that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in US GAAP or in the application thereof, then such provision shall be interpreted on the basis of US GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. For the purposes of determining compliance with Section
6.01 through Section 6.09 with respect to any amount in a currency other than Dollars, amounts shall be deemed to equal the Dollar Equivalent thereof determined using the Exchange Rate calculated as of the Business Day on which such amounts were incurred or expended, as applicable. In addition, for purposes of this Agreement, inventory will be deemed to be accounted for on a "first-in-first-out" basis.

          SECTION 1.03 EXCHANGE RATES. Prior to the CA Termination Date when the Administrative Agent under the Credit Agreement determines an Exchange Rate, such determination shall be applicable to all computations hereunder. After the CA Termination Date, not later than 1:00 p.m., New York City time, on each ER Calculation Date, the Administrative Agent shall (i) determine the Exchange Rate as of such ER Calculation Date and (ii) give notice thereof to the Borrower. The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant ER Calculation Date (a "RESET DATE"), shall remain effective until the next succeeding Reset Date, and shall for all purposes of this Agreement (other than any other provision expressly requiring the use of an Exchange Rate calculated as of a specified date) be the Exchange Rates employed in converting any amounts between Dollars and other currencies.

                                   ARTICLE II

                                    THE LOANS

          SECTION 2.01 LOANS. Subject to the terms and conditions set forth herein, each Lender agrees to make term loans to the Borrower in Dollars on the Closing Date in a principal amount not to exceed its Term Loan C Commitment at such time PROVIDED, that any Term Loan C that is repaid may not be reborrowed.

          SECTION 2.02 LOANS AND BORROWINGS. (a) The failure of any Lender to make any Term Loan C required to be made by it shall not relieve any other Lender of its obligations hereunder; PROVIDED that the Term Loan C Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Term Loans C as required.

          (b) Subject to Section 2.12, (i) each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Term Loan C; PROVIDED that any exercise of such option shall not affect the obligation of the Borrower to repay such Term Loan C in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.13, 2.15 or 2.18 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.

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          (c)     At the commencement of each Interest Period for any
Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. Borrowings of more than one Type may be outstanding at the same time; PROVIDED that there shall not at any time be more than a total of eight Eurocurrency Borrowings.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

          SECTION 2.03 REQUESTS FOR BORROWINGS. To request any Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, Local Time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

          (i) the aggregate amount of the requested Borrowing (expressed in Dollars);

          (ii)    the date of such Borrowing, which shall be a Business Day;

          (iii) whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;

          (iv) in the case of a Eurocurrency Borrowing, the Interest Period to be applicable thereto, which shall be a period contemplated by clause
     (a) of the definition of the term "Interest Period"; and

          (v) the location and number of the Borrower's account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Term Loan C to be made as part of the requested Borrowing.

          SECTION 2.04 FUNDING OF BORROWINGS. (a) Each Lender shall make its Term Loan C on the Closing Date by wire transfer of immediately available funds by 12:00 noon, Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make the proceeds of funds made available to it pursuant to the preceding sentence available to the Borrower by

                                      -57-
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promptly crediting the amounts so received, in like funds, to an account of the
Borrower maintained with the Administrative Agent in New York City.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the Closing Date that such Lender will not make available to the Administrative Agent such Lender's Term Loan C, the Administrative Agent may assume that such Lender has made such Term Loan C available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its Term Loan C available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount (with demand to be first made on such Lender if legally possible) with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Term Loan C included in such Borrowing.

          SECTION 2.05 INTEREST ELECTIONS. (a) Each Borrowing shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, and the Term Loans C comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Borrowing of the Type. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

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          (iii)   whether the resulting Borrowing is to be an ABR Borrowing or a
     Eurocurrency Borrowing; and

          (iv) if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by clause (a) of the definition of the term "Interest Period."

If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be continued as a Eurocurrency Borrowing with an Interest Period of one month's duration commencing on the last day of such Interest Period. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.06 TERMINATION OF COMMITMENTS. All Term Loan C Commitments shall terminate on the Closing Date promptly following the making of the Term Loans C.

          SECTION 2.07 REPAYMENT; EVIDENCE OF DEBT, ETC. (a) The Borrower hereby unconditionally promises to pay in Dollars to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan C of such Lender as provided in Section 2.08.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Term Loan C made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Term Loan C made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative

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Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Term Loans C in accordance with the terms of this Agreement.

          (e) Any Lender may request that Term Loans C made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Term Loans C evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.08 REPAYMENT OF TERM LOANS C. (a) To the extent not previously paid, all Term Loans C shall be due and payable on the Maturity Date.

          (b) Prepayment of Term Loans C from all Net Proceeds or Excess Cash Flow pursuant to Section 2.09(b) or 2.09(c), respectively, shall be applied among the Term Loans C on a PRO RATA basis (and thereafter PRO RATA among each Borrowing being repaid).

          (c) Any Lender holding Term Loans C may elect, on not less than two Business Days' prior written notice to the Administrative Agent with respect to any mandatory prepayment made pursuant to Section 2.09(b) or 2.09(c), not to have such prepayment applied to such Lender's Term Loans C, in which case the amount not so applied shall be retained by the Borrower (and applied as it elects).

          (d) Prior to any repayment of any Borrowing, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 2:00 p.m., Local Time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurocurrency Borrowing, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Term Loans C included in the repaid Borrowing. Except as provided in Section 2.11(d), repayments of Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.09 PREPAYMENTS, ETC. (a) The Borrower shall have the right at any time and from time to time on and after the Permitted Prepayment Date to prepay any Borrowing in whole or in part, without premium (except as provided below) or penalty (but subject to Section 2.14), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in accordance with Section 2.08(d), PROVIDED that all prepayments of principal made prior to the third anniversary of the Closing Date shall be made at 101% of such principal amount.

          (b) Holdings and the Borrower shall apply all Net Proceeds promptly upon receipt thereof to prepay Term Loans C at a price equal to 100% of the principal amount being repaid in accordance with paragraph (b) of Section 2.08.

          (c) Not later than 90 days after the end of each Excess Cash Flow Period, Holdings shall calculate Excess Cash Flow for such Excess Cash Flow Period and shall apply

                                      -60-
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an amount equal to the Required Percentage of such Excess Cash Flow to prepay
Term Loans C at a price equal to 100%) of the principal amount being repaid in accordance with paragraph (b) of Section 2.08. Not later than the date on which Holdings is required to deliver financial statements with respect to the end of each Excess Cash Flow Period under Section 5.04(a), Holdings will deliver to the Administrative Agent a certificate signed by a Financial Officer of Holdings setting forth the amount, if any, of Excess Cash Flow for such Period and the calculation thereof in reasonable detail.

          SECTION 2.10 FEES. The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, the fees set forth in a fee letter dated ________, as amended, restated, supplemented or otherwise modified from time to time, at the times specified therein (the "ADMINISTRATIVE AGENT FEES").

          SECTION 2.11 INTEREST. (a) The Term Loans C comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Margin.

          (b) The Term Loans C comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

          (c) Notwithstanding the foregoing, if any principal of or interest on any Term Loan C or other amount payable by the applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue principal amount shall bear interest, and each such other overdue amount shall, to the extent permitted by law, bear interest, in each case after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Term Loan C, 2% plus the rate otherwise applicable to such Term Loan C as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount (x) 2% plus the rate applicable to Term Loans C that are ABR Loans as provided in paragraph (a) of this Section; PROVIDED that this paragraph (c) shall not apply to any payment default that has been waived by the Lenders pursuant to Section 9.08.

          (d) Accrued interest on each Term Loan C shall be payable in arrears (i) on each Interest Payment Date for such Term Loan C and (ii) on the Maturity Date; PROVIDED that (x) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (y) in the event of any repayment or prepayment of any Term Loan C, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (z) in the event of any conversion of any Eurocurrency Term Loan C prior to the end of the current Interest Period therefor, accrued interest on such Term Loan C shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be prima facie evidence thereof.

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          SECTION 2.12 ALTERNATE RATE OF INTEREST. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

          (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

          (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Term Loans C included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrowers and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing shall be ineffective and such Borrowing shall not be converted to or continued as a Eurocurrency Borrowing on the last day of the Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.13  INCREASED COSTS.  (a)  If any Change in Law shall:

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate or those for which payment has been requested pursuant to Section 2.18); or

          (ii) impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Term Loans C made by such Lender (except those for which payment has been requested pursuant to Section 2.18);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan (or of maintaining its obligation to make any such Eurocurrency Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), in each case determined to be material by such Lender, then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Term Loans C made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) and determined to be material by such Lender, then from time to time the Borrower shall pay to such Lender, such additional amount or

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amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section (as well as reasonably detailed calculations thereof) shall be delivered to the Borrower and shall be prima facie evidence of the amounts thereof. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.13, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; PROVIDED that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender, notifies such Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; PROVIDED, FURTHER, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.14 BREAK FUNDING PAYMENTS. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to be the amount reasonably determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Eurocurrency Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Eurocurrency Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Eurocurrency Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Eurodollars of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be prima facie evidence of the amounts thereof. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.15 TAXES. (a) Any and all payments by or on account of any obligation of any Loan Party hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; PROVIDED that if a Loan Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable

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shall be increased as necessary so that after making all required deductions
(including deductions applicable to additional sums payable under this Section) any Agent or Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Each Loan Party shall indemnify the Agents and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by such Agent or Lender, as applicable, on or with respect to any payment by or on account of any obligation of such Loan Party hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to such Loan Party by a Lender, or by the Administrative Agent on its own behalf, on behalf of another Agent or on behalf of a Lender, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), to the extent such Lender is legally entitled to do so, at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by the Borrower to permit such payments to be made without such withholding tax or at a reduced rate; PROVIDED that no Lender shall have any obligation under this paragraph (e) with respect to any withholding Tax imposed by any jurisdiction other than the United States if in the reasonable judgment of such Lender such compliance would subject such Lender to any material unreimbursed cost or expense or would otherwise be disadvantageous to such Lender in any material respect.

          (f) If an Agent or a Lender determines, in good faith and in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.15, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.15 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Agent or Lender in good faith and in its sole discretion and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); PROVIDED that such Loan Party,

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upon the request of such Agent or such Lender, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent or such Lender in the event such Agent or such Lender is required to repay such refund to such Governmental Authority. This Section shall not be construed to require any Agent or any Lender to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person.

          SECTION 2.16 PAYMENTS GENERALLY; PRO RATA TREATMENT; SHARING OF SET-OFFS. (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees or of amounts payable under Section 2.13, 2.14, 2.15 or 2.18, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.13, 2.14, 2.15, 2.18 and 9.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees then due from the Borrower hereunder, such funds shall be applied (i) FIRST, towards payment of interest and fees then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) SECOND, towards payment of principal then due from the Borrower hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Term Loans C resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Term Loans C and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Term Loans C of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Term Loans C; PROVIDED that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions

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of this paragraph (c) shall not be construed to apply to any payment made by the
Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Term Loans C to any assignee or participant, other than to such Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply).

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.17 MITIGATION OBLIGATIONS; REPLACEMENT OF LENDERS. (a) If any Lender requests compensation under Section 2.13 or 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Term Loans C hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13, 2.15 or 2.18, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.13 or 2.18, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that (i) such Lender shall have received payment of an amount equal to the outstanding principal of its Term Loans C, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or 2.18 or payments required to

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be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments.

          (c) If any Lender (such Lender, a "NON-CONSENTING LENDER") has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Term Loan C to one or more assignees reasonably acceptable to the Administrative Agent, PROVIDED that: (a) all Obligations of Borrowers owing to such Non- Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04.

          SECTION 2.18 ADDITIONAL RESERVE COSTS. (a) For so long as any Lender is required to make special deposits with the Bank of England and/or the Financial Services Authority (or, in either case any other authority which replaced all or any of its functions) and/or the European Central Bank or comply with reserve assets, liquidity, cash margin or other requirements of the Bank of England and/or the Financial Services Authority (or, in either case any other authority which replaced all or any of its functions) and/or the European Central Bank, to maintain reserve asset ratios or to pay fees, in each case in respect of such Lender's Eurocurrency Loans, such Lender shall be entitled to require the Borrower to pay, contemporaneously with each payment of interest on each of such Term Loans C, additional interest on such Term Loans C at a percentage rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formulae and in the manner set forth in EXHIBIT F hereto.

          (b) Any additional interest owed pursuant to paragraph (a) above shall be determined by the applicable Lender, which determination shall be prima facie evidence of the amount thereof, and notified to the Borrower (with a copy to the Administrative Agent) at least 10 days before each date on which interest is payable for the applicable Term Loan C, and such additional interest so notified to the Borrower by such Lender shall be payable to the Administrative Agent for the account of such Lender on each date on which interest is payable for such Term Loan C.

          SECTION 2.19 ILLEGALITY. If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurocurrency Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully

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continue to maintain such Eurocurrency Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

          Each of Holdings and the Borrower represents and warrants to each of the Lenders that:

          SECTION 3.01 ORGANIZATION; POWERS. Except as set forth on SCHEDULE 3.01, each of Holdings, the Borrower and each of the Material Subsidiaries (a) is a partnership, limited liability company, exempted company or corporation duly organized, validly existing and in good standing (or, if applicable in a foreign jurisdiction, enjoys the equivalent status under the laws of any jurisdiction of organization outside the United States) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Financing Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of each Borrower, to borrow and otherwise obtain credit hereunder.

          SECTION 3.02 AUTHORIZATION. The execution, delivery and performance by Holdings, the Borrower, and each of their Subsidiaries of each of the Financing Documents to which it is or to be a party, and the borrowings hereunder (a) have been duly authorized by all corporate, stockholder, shareholder, limited liability company or partnership action required to be obtained by Holdings, the Borrower and such Subsidiaries and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of Holdings, the Borrower or any such Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings, the Borrower or any such Subsidiary is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any material property or assets now owned or hereafter acquired by Holdings, the Borrower or any such Subsidiary, other than the Liens created by the Loan Documents.

          SECTION 3.03 ENFORCEABILITY. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors' rights

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generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.

          SECTION 3.04 GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transaction or the entering into of the Loan Documents and the initial borrowing thereunder except for (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office and comparable offices in foreign jurisdictions and equivalent filings in foreign jurisdictions, (c) recordation of the Mortgages, (d) such as have been made or obtained and are in full force and effect, (e) such actions, consents and approvals the failure to be obtained or made which could not reasonably be expected to have a Material Adverse Effect and (f) filings or other actions listed on SCHEDULE 3.04.

          SECTION 3.05 FINANCIAL STATEMENTS. (a) Holdings has heretofore furnished to the Lenders the audited consolidated balance sheet as of December 31, 2002 and the related audited consolidated statements of income and cash flows of the Company and its subsidiaries for the year ended December 31, 2002 and the unaudited interim consolidated balance sheet as of September 30, 2003 and the related unaudited interim consolidated statements of income and cash flows of the Company and its subsidiaries for the nine months ended September 30, 2003, which were prepared in accordance with US GAAP consistently applied (except as may be indicated in the notes thereto), fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the period then ended (in the case of the unaudited interim statements, subject to normal year-end adjustments and the absence of notes).

          (b) Holdings has heretofore furnished to the Lenders its PRO FORMA consolidated balance sheet as of December 31, 2003 prepared giving effect to the Transaction as if the Transaction had occurred on such date. Such PRO FORMA consolidated balance sheet (i) has been prepared in good faith based on the assumptions believed by Holdings and the Borrower to have been reasonable at the time made and to be reasonable as of the CA Closing Date (it being understood that such assumptions are based on good faith estimates with respect to certain items and that the actual amounts of such items on the CA Closing Date is subject to variation and that purchase accounting will not have been applied),
(ii) subject to the assumptions and qualifications described therein, accurately reflects all adjustments necessary to give effect to the Transaction and (iii) subject to the assumptions and qualifications described therein, presents fairly, in all material respects, the PRO FORMA consolidated financial position of Holdings and its consolidated Subsidiaries as of December 31, 2003, as if the Transaction had occurred on such date.

          SECTION 3.06 NO MATERIAL ADVERSE EFFECT. Since December 31, 2002 (but after giving effect to the Transaction) no Material Adverse Effect has occurred.

          SECTION 3.07 TITLE TO PROPERTIES; POSSESSION UNDER LEASES. (a) Each of Holdings, the Borrower and the Material Subsidiaries has good and valid record fee simple title (insurable at ordinary rates) to, or valid leasehold interests in, or easements or other limited property interests in, all its properties and assets (including all Mortgaged Properties), except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are

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free and clear of Liens, other than Liens expressly permitted by Section 6.08 or arising by operation of law.

          (b) Each of Holdings, the Borrower and the Material Subsidiaries has complied with all obligations under all leases to which it is a party, except where the failure to comply would not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. Each of Holdings, the Borrower and each of the Material Subsidiaries enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (c) Each of Holdings, the Borrower and the Material Subsidiaries owns or possesses, or could obtain ownership or possession of, on terms not materially adverse to it, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary for the present conduct of its business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          (d) As of the Closing Date, none of Holdings, the Borrower and the Material Subsidiaries has received any notice of any pending or contemplated condemnation proceeding affecting any of the Mortgaged Properties or any sale or disposition thereof in lieu of condemnation that remains unresolved as of the Closing Date.

          (e) None of Holdings, the Borrower and the Material Subsidiaries is obligated on the Closing Date under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as permitted under Section 6.08 hereof or Section 6.05 of the Credit Agreement.

          SECTION 3.08 SUBSIDIARIES. (a) On the CA Closing Date, after giving effect to the Transaction, the corporate structure of Holdings and its Subsidiaries was in all material respects as set forth on SCHEDULE 3.08(a) and on the Restructuring Date, after giving effect to the Restructuring, the corporate structure of Holdings and its Subsidiaries shall be in all material respects as set forth on a Schedule delivered to the Lenders prior to the Restructuring Date, such Schedule, to the extent it contains changes to the structure set forth on SCHEDULE 3.08(a) not provided for in the definition of "Restructuring" or expressly permitted by Section 6.08(b) of the Credit Agreement, to be reasonably satisfactory to the Administrative Agent.

          (b) SCHEDULE 3.08(b) sets forth as of the CA Closing Date the name and jurisdiction of incorporation, formation or organization of each Material Subsidiary and, as to each such Material Subsidiary, the percentage of each class of Equity Interests owned by Holdings or by any such Material Subsidiary, subject to such changes as are reasonably satisfactory to the Administrative Agent.

          (c) As of the CA Closing Date, there were no outstanding subscriptions, options, warrants, calls, rights or other similar agreements or commitments (other than stock options granted to employees or directors and directors' qualifying shares) of any nature relating to any Equity Interests of Holdings, the Borrower, the Company or any of the Material Subsidiaries, except as set forth on SCHEDULE 3.08(c).

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          (d)     Except to the extent, if any, specified for a subsidiary in
SCHEDULE 1.01(h), each subsidiary listed on SCHEDULE 1.01(h) owns no property other than any DE MINIMUS assets and conducts no business other than DE MINIMUS business.

          SECTION 3.09 LITIGATION; COMPLIANCE WITH LAWS. (a) Except as set forth on SCHEDULE 3.09, there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings or the Borrower or any of their Subsidiaries or any business, property or rights of any such person which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially adversely affect the Transaction.

          (b) None of Holdings, the Borrower, the Material Subsidiaries and their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, Environmental Law, ordinance, code or approval or any building permit) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 3.10 FEDERAL RESERVE REGULATIONS. (a) None of Holdings, the Borrower and their Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

          (b) No part of the proceeds of any Term Loan C will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

          SECTION 3.11 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. None of Holdings, the Borrower and their Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          SECTION 3.12 USE OF PROCEEDS. Parent will use the proceeds of Term Loans C on the date incurred (or the next Business Day) to repay principal of the Senior Subordinated Bridge B Loans.

          SECTION 3.13 TAX RETURNS. Except as set forth on SCHEDULE 3.13:

          (a)     each of Holdings, the Borrower and the Material Subsidiaries
     (i) has timely filed or caused to be timely filed all federal, state, local and non-U.S. Tax returns required to have been filed by it that are material to such companies taken as a whole and each such Tax return is true and correct in all material respects and (ii) has timely paid or caused to be timely paid all material Taxes shown thereon to be due and payable by it and all other material Taxes or assessments, except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings, the Borrower or any of the Material Subsidiaries (as the case may be) has set aside on its books adequate reserves;

          (b) each of Holdings, the Borrower and the Material Subsidiaries has paid in full or made adequate provision (in accordance with US GAAP) for the payment of all Taxes due with respect to all periods or portions thereof ending on or before the Closing Date, which Taxes, if not paid or adequately provided for, could reasonably be expected to have a Material Adverse Effect; and

          (c) as of the Closing Date, with respect to each of Holdings, the Borrower and their Material Subsidiaries, (i) there are no material audits, investigations or claims being asserted in writing with respect to any Taxes, (ii) no presently effective waivers or extensions of statutes of limitation with respect to Taxes have been given or requested and (iii) no material Tax returns are being examined by, and no written notification of intention to examine has been received from, the Internal Revenue Service or, with respect to any material potential Tax liability, any other Taxing authority.

          SECTION 3.14 NO MATERIAL MISSTATEMENTS. (a) All written information (other than the Projections, estimates and information of a general economic nature) (the "INFORMATION") concerning Holdings, the Borrower, their Subsidiaries, the Transaction and any other transactions contemplated hereby included in the Offer Document and/or (after the preparation and delivery thereof) the [Information Memorandum] or otherwise prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transaction (as such information may have been supplemented in writing prior to the Closing Date) or the other transactions contemplated hereby, when taken as a whole, were true and correct in all material respects, as of the date such Information was furnished to the Lenders and (in the case of such Information delivered prior to the Closing
Date) as of the Closing Date and did not contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

          (b) The Projections and estimates and information of a general economic nature prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Lenders or the Administrative Agent in connection with the Transaction or the other transactions contemplated hereby (i) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof and as of the Closing Date, and (ii) as of the Closing Date, have not been modified in any material respect by the Borrower.

          SECTION 3.15 EMPLOYEE BENEFIT PLANS. (a) Each of the Borrower, Holdings, the Material Subsidiaries and the ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect. No Reportable Event has occurred during the past five years as to which the Borrower, Holdings, any of the Material Subsidiaries or any ERISA Affiliate was required to file a report with the PBGC, other than reports that have been filed and reports the failure of which to file could not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the excess of the present value of all benefit liabilities under each Plan of the Borrower, Holdings, the Material Subsidiaries and the ERISA Affiliates (based on those assumptions used to fund such Plan), as of the last annual valuation date applicable thereto for which a valuation is available, over the value of the assets of such Plan could not

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reasonably be expected to have a Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Plans (based on those assumptions used to fund each such Plan) as of the last annual valuation dates applicable thereto for which valuations are available, over the value of the assets of all such under funded Plans could not reasonably be expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events which have occurred or for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. None of the Borrower, Holdings, the Material Subsidiaries and the ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or could reasonably be expected to have, through increases in the contributions required to be made to such Plan or otherwise, a Material Adverse Effect.

          (b) Each of Holdings, the Borrower and the Material Subsidiaries is in compliance (i) with all applicable provisions of law and all applicable regulations and published interpretations thereunder with respect to any employee pension benefit plan or other employee benefit plan governed by the laws of a jurisdiction other than the United States and (ii) with the terms of any such plan, except, in each case, for such noncompliance that could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.16 ENVIRONMENTAL MATTERS. Except as disclosed in SCHEDULE
3.16 and except as to matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) no written notice, request for information, order, complaint or penalty has been received by the Borrower or any of the Material Subsidiaries relating to the Borrower or any of the Material Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings relating to the Borrower or any of the Material Subsidiaries pending or, to the knowledge of Borrower, threatened which allege a violation of or liability under any Environmental Laws, (ii) each of the Borrower and the Material Subsidiaries has all environmental permits necessary for its current operations to comply with all applicable Environmental Laws and is, and since January 1, 2001 has been, in compliance with the terms of such permits and with all other applicable Environmental Laws, (iii) there has been no written environmental audit conducted since January 1, 2000 by the Borrower or any of the Material Subsidiaries of any property currently owned or leased by the Borrower or any of the Material Subsidiaries which has not been made available to the Administrative Agent prior to the date hereof, (iv) no Hazardous Material is located at any property currently owned, operated or leased by the Borrower or any of the Material Subsidiaries that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of the Material Subsidiaries under any Environmental Laws, and no Hazardous Material has been generated, owned or controlled by the Borrower or any of the Material Subsidiaries and transported to or released at any location in a manner that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower or any of the Material Subsidiaries under any Environmental Laws, and (v) there are no acquisition agreements entered into after December 31, 2000 in which the Borrower or any of the Material Subsidiaries has expressly assumed or undertaken responsibility for any liability or obligation of any other Person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the date hereof.

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          SECTION 3.17 SECURITY DOCUMENTS. (a) The Bidco Pledge will as of the
Closing Date be effective, and the Holdings Agreements and each of the Security Documents described in Part II of SCHEDULE 1.01(a) will as of the Restructuring Date be effective, to create in favor of the Collateral Agent (for the benefit of the Lenders) a legal, valid and enforceable security interest in the Collateral described therein (subject to any limitations specified therein). In the case of the Pledged Collateral described in any of such Security Documents the security interest in which is perfected by delivery thereof, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the CA Collateral Agent (or the Collateral Agent, as appropriate) and in the case of the other Collateral described in any such Security Document (other than the Intellectual Property (as defined in the U.S. Collateral Agreement)), when financing statements and other filings specified on
SCHEDULE 6 of the Perfection Certificate in appropriate form are filed in the offices specified on SCHEDULE 7 of the Perfection Certificate, the Collateral Agent (for the benefit of the Lenders) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral, as security for the Obligations secured thereby, in each case with such priority as purported to be created under the respective Security Document.

          (b) When the U.S. Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the Lenders) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in the Intellectual Property, in each case with such priority as purported to be created under the U.S. Collateral Agreement.

          (c) The Mortgages set forth on SCHEDULE 5.12 executed and delivered on the Restructuring Date pursuant to Section 5.12 and the Mortgages executed and delivered pursuant to Section 5.10 shall be effective to create in favor of the Collateral Agent (for the benefit of the Lenders) a legal, valid and enforceable Lien on all of the Loan Parties' right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Collateral Agent (for the benefit of the Lenders) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case with such priority as purported to be created by the respective Mortgage.

          SECTION 3.18 LOCATION OF REAL PROPERTY AND LEASED PREMISES. (a)
Schedule 3.18 lists completely and correctly as of the CA Closing Date all material real property owned by Holdings, the Borrower and the Domestic Subsidiary Loan Parties and the addresses thereof. As of the CA Closing Date, Holdings, the Borrower and the Domestic Subsidiaries own in fee all the real property set forth as being owned by them on such Schedule.

          (b) Schedule 3.18 lists completely and correctly as of the CA Closing Date all material real property leased by Holdings, the Borrower and the Domestic Subsidiary Loan Parties and the addresses thereof. As of the CA Closing Date, Holdings, the Borrower and the Domestic Subsidiary Loan Parties have valid leases in all the real property set forth as being leased by them on such Schedule.

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          SECTION 3.19 SOLVENCY. (A) (a) Both (x) immediately after giving effect to the Closing Date and (y) on the Restructuring Date (i) the fair value of the assets of Holdings and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings and its Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of Holdings and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings and its Subsidiaries on a consolidated basis on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) Holdings and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date and (B) after giving effect to the Closing Date and prior to the Restructuring Date, Parent (x) has not ceased, and does not expect that it will cease, making payments on its liabilities when due and (y) can, and expects that it can, obtain credit in the ordinary course of business.

          (b) Neither Holdings nor the Borrower intends to, and does not believe that it or any of the Material Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such subsidiary.

          SECTION 3.20 LABOR MATTERS. There are no strikes pending or threatened against Holdings, the Borrower or any of the Material Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The hours worked and payments made to employees of Holdings, the Borrower and the Material Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from Holdings, the Borrower or any of the Material Subsidiaries or for which any claim may be made against Holdings, the Borrower or any of the Material Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of Holdings, the Borrower or such Material Subsidiary to the extent required by US GAAP. Except as set forth on
SCHEDULE 3.20, consummation of the Transaction will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which Holdings, the Borrower or any of the Material Subsidiaries (or any predecessor) is a party or by which Holdings, the Borrower or any of the Material Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.21 INSURANCE. SCHEDULE 3.21 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings, the Borrower or the Material Subsidiaries as of the CA Closing Date. As of the CA Closing Date, such insurance was in full force and effect. The Borrower believes that the insurance maintained by or on behalf of Holdings, the Borrower and the Material Subsidiaries is adequate.

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                                   ARTICLE IV

                              CONDITIONS OF LENDING

          SECTION 4.01 CONDITIONS. The obligations of the Lenders to make Term Loans C are subject to the satisfaction of the following conditions:

          (a) The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.

          (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

          (c) At the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

          (d) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (e) The Administrative Agent shall have received, on behalf of itself, the Collateral Agent and the Lenders on the Closing Date, a favorable written opinion of (i) Simpson Thacher & Bartlett LLP, special counsel for Holdings and the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and (ii) such local U.S. and/or foreign counsel as reasonably requested by the Administrative Agent, in each case (A) dated the Closing Date, (B) addressed to the Administrative Agent, the Collateral Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such other matters relating to the Loan Documents and the Transaction as the Administrative Agent shall reasonably request, and each of Holdings and the Borrower hereby instructs its counsel to deliver such opinions.

          (f) All legal matters incident to this Agreement, the borrowings and extensions of credit hereunder and the other Loan Documents shall be reasonably satisfactory to the Administrative Agent.

          (g) The Administrative Agent shall have received in the case of each person that is a Loan Party on the Closing Date each of the items referred to in clauses (i), (ii), (iii) and (iv) below:

                  (i) a copy of the certificate or articles of incorporation, memorandum and articles of association, partnership agreement or limited liability agreement, including all amendments thereto, of each Loan Party, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) of the jurisdiction of its organization, and a

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          certificate as to the good standing under the jurisdiction of its organization (to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official),
          (B) in the case of a partnership or limited liability company, certified by the manager, Secretary or Assistant Secretary or other appropriate officer of each such Loan Party or (C) in the case of a Cayman Islands exempted company, a copy of the memorandum and articles of association of such company stamped as registered and filed as of a recent date by the Registrar of Companies in the Cayman Islands;

                  (ii) a certificate of the manager, director, Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying

                          (A) that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below,

                          (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of a Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date,

                          (C)    that the certificate or articles of
                  incorporation, memorandum and articles of association, partnership agreement or limited liability agreement of such Loan Party have not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,

                          (D) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party and

                          (E) as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party;

                  (iii) a certificate of another officer, director or attorney-in-fact as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above; and

                  (iv) such other documents as the Administrative Agent may reasonably request (including, without limitation, tax identification numbers and addresses).

          (h) The Collateral and Guarantee Requirements required to be satisfied as of the Closing Date shall have been satisfied or waived.

          (i) Senior Subordinated Notes shall have been issued concurrently with the making of the C Term Loans hereunder with net proceeds to the Borrower equal to at least (i) the sum of the aggregate principal amount of the Senior Subordinated Bridge B Loans and Senior Subordinated Bridge C Loans (plus any pay-in-kind interest thereon) less (ii) the aggregate principal amount of Term Loans C incurred on the Closing Date.

          (j) The Lenders shall have received the financial statements referred to in Section 3.05(a).

          (k) The Lenders shall have received the PRO FORMA consolidated balance sheet referred to in Section 3.05(b).

          (l) The Lenders shall have received a solvency certificate substantially in the form of EXHIBIT G and signed by a director or a Responsible Officer of Holdings confirming the solvency of Holdings and its Subsidiaries on a consolidated basis after giving effect to the Closing Date.

          (m) The Administrative Agent shall have received all fees payable to it, Morgan Stanley or any other Lender on or prior to the Closing Date and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable fees, charges and disbursements of White & Case LLP and U.S. and foreign local counsel) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

          Each of Holdings and the Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the principal of and interest on each Term Loan C, all fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each of Holdings and the Borrower will, and (other than Sections 5.04 and 5.05) will cause each of the Material Subsidiaries to:

          SECTION 5.01 EXISTENCE; BUSINESSES AND PROPERTIES. (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under
Section 6.06 or 6.07, and except for the liquidation or dissolution of Subsidiaries if the assets of such Subsidiaries to the extent they exceed estimated liabilities are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution; PROVIDED that Subsidiaries that are Loan Parties may not be liquidated into Subsidiaries that are not Loan Parties and Domestic Subsidiaries may not be liquidated into Foreign Subsidiaries.

          (b) Do or cause to be done all things necessary to (i) obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business, (ii) comply in all material respects with all material applicable laws, rules, regulations (including any zoning, building, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Mortgaged Properties) and material judgments, writs, injunctions, decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, and (iii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).

          SECTION 5.02 INSURANCE. (a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance (including, to the extent consistent with past practices, self-insurance), of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses and maintain such other insurance as may be required by law or any Mortgage.

          (b) After the CA Termination Date, cause all such property and casualty insurance policies with respect to the Mortgaged Properties to be endorsed or otherwise amended to include a "standard" or "New York" lender's loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall provide that, from and after the Closing Date, if the insurance carrier shall have received written notice from the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to any Loan Party under such policies directly to the Collateral Agent; cause all such policies to provide that neither the Borrower, the Administrative Agent, the Collateral Agent nor any other party shall be a coinsurer thereunder and to contain a "Replacement Cost Endorsement," without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably (in light of a Default or a material development in respect of the insured Mortgaged Property) require from time to time to protect their interests; deliver original or certified copies of all such policies or a certificate of an insurance broker to the Collateral Agent.

          (c) After the CA Termination Date, if at any time the area in which the Premises (as defined in the Mortgages) are located is designated a "flood hazard area" in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent or the Collateral Agent may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.

          (d) After the CA Termination Date and with respect to each Mortgaged Property, carry and maintain comprehensive general liability insurance including the "broad form CGL endorsement" and coverage on a "claims-made" occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in each case in amounts and against such risks as are customarily maintained by companies engaged in the same or similar industry operat-ing in the same or similar locations naming the Collateral Agent as an additional insured in respect of such Mortgaged Property, on forms reasonably satisfactory to the Collateral Agent.

          (e) Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by Holdings, the Borrower or any of the Subsidiaries; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

          (f) In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

          (i) none of the Agents, the Lenders and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02 or Section 5.02 of the Credit Agreement, it being understood that (A) the Borrower and the other Loan Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each of Holdings, and the Borrower hereby agree, to the extent permitted by law, to waive, and to cause each of their Subsidiaries to waive, its right of recovery, if any, against the Agents, the Lenders and their agents and employees; and

          (ii) the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent under this
     Section 5.02 or Section 5.02 of the Credit Agreement, shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings, the Borrower and their Subsidiaries or the protection of their properties.

          SECTION 5.03 TAXES. Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, and Holdings, the Borrower or the affected Subsidiary, as applicable, shall have set aside on its books reserves in accordance with US GAAP with respect thereto.

          SECTION 5.04 FINANCIAL STATEMENTS, REPORTS, ETC. Furnish to the Administrative Agent (which will furnish such information to the Lenders):

          (a) within 90 days after the end of each fiscal year, a consolidated balance sheet and related consolidated statements of operations, cash flows and owners' equity showing the financial position of Holdings and the Subsidiaries as of the close of such fiscal year and the consolidated results of their operations during such year, with all consolidated statements audited by independent public accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of Holdings and the Subsidiaries on a consolidated basis in accordance with US GAAP (it being understood that the delivery by Holdings of Annual Reports on Form 10-K of Holdings and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(a) to the extent such Annual Reports include the information specified herein);

          (b) within 45 days (75 days in the case of the fiscal quarter ending June 30, 2004) after the end of each of the first three fiscal quarters of each fiscal year commencing with the fiscal quarter ending June 30, 2004, a consolidated balance sheet and related consolidated statements of operations and cash flows showing the financial position of Holdings and its Subsidiaries as of the close of such fiscal quarter and the consolidated results of their operations during such fiscal quarter and the then-elapsed portion of the fiscal year, all certified by a Financial Officer of Holdings, on behalf of Holdings, as fairly presenting, in all material respects, the financial position and results of operations of Holdings and its Subsidiaries on a consolidated basis in accordance with US GAAP (subject to normal year-end adjustments and the absence of footnotes) (it being understood that the delivery by Holdings of Quarterly Reports on Form 10-Q of Holdings and its consolidated Subsidiaries shall satisfy the requirements of this Section 5.04(b) to the extent such Quarterly Reports include the information specified herein);

          (c) (x) concurrently with any delivery of financial statements under (a) or (b) above, (A) a certificate of a Financial Officer of Holdings (i) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (ii) commencing with the fiscal period ending June 30, 2004, setting forth computations in reasonable detail satisfactory to the Administrative Agent demonstrating compliance with the covenants contained in Sections 6.10, 6.11 and 6.12 and (B) a reasonably detailed break-out of operational performance by business units for the year or quarter then ended and (y) concurrently with any delivery of financial statements under (a) above, a certificate of the accounting firm opining on or certifying such statements stating whether they obtained knowledge during the course of their examination of such statements of any Default or Event of Default (which certificate may be limited to accounting matters and disclaims responsibility for legal interpretations);

          (d) promptly after the same become publicly available, copies of all periodic and other publicly available reports, proxy statements and, to the extent requested by the Administrative Agent, other materials filed by Holdings, the Borrower or any of the Subsidiaries with the SEC, or after an initial public offering, distributed to its stockholders generally, as applicable;

          (e) if, as a result of any change in accounting principles and policies from those as in effect on the Closing Date, the consolidated financial statements of Holdings and the Subsidiaries delivered pursuant to paragraphs (a) or (b) above will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such clauses had no such change in accounting principles and policies been made, then, together with the first delivery of financial statements pursuant to paragraph (a) and (b) above following such change, a schedule prepared by a Financial Officer on behalf of Holdings reconciling such changes to what the financial statements would have been without such changes;

          (f) within 90 days after the beginning of each fiscal year, an operating and capital expenditure budget, in form reasonably satisfactory to the Administrative Agent prepared by Holdings for each of the four fiscal quarters of such fiscal year prepared in reasonable detail, of Holdings and the Subsidiaries, accompanied by the statement of a Financial Officer of Holdings to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby;

          (g) upon the reasonable request of the Administrative Agent (which request shall not be made more than once in any 12-month period), deliver updated Perfection Certificates (or, to the extent such request relates to specified information contained in the Perfection Certificates, such information) reflecting all changes since the date of the information most recently received pursuant to this paragraph (g) or Section 5.10(e);

          (h) promptly, a copy of all reports submitted to the Board of Directors (or any committee thereof) of any of Holdings, the Borrower or any Material Subsidiary in connection with any interim or special audit that is material made by independent accountants of the books of Holdings, the Borrower or any Subsidiary;

          (i) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any of the Subsidiaries, or compliance with the terms of any Loan Document, as in each case the Administrative Agent may reasonably request;

          (j)     promptly upon request by the Administrative Agent, copies of:
     (i) each SCHEDULE B (Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan;
     (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request; and

          (k) promptly and in any event within 15 days after the Closing Date, an unaudited consolidated balance sheet and related unaudited consolidated statements of operations and cash flow showing the financial position of the Company and its subsidiaries as of the close of the period commencing January 1, 2004 and ending on either the Closing Date or March 31, 2004 (at the election of the Company) and the consolidated results of their operations during such period certified by a Responsible Officer of, and acting on behalf of, Holdings or the Company as fairly presenting, in all material respects, the financial position and results of operations of the Company and its subsidiaries on a consolidated basis (subject to normal year end adjustments and the absence of footnotes).

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          SECTION 5.05 LITIGATION AND OTHER NOTICES. Furnish to the
Administrative Agent written notice of the following promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof:

          (a) any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

          (b) the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings, the Borrower or any of the Subsidiaries as to which an adverse determination is reasonably probable and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

          (c) any other development specific to Holdings, the Borrower or any of the Subsidiaries that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect; and

          (d) the occurrence of any ERISA Event, that together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

          SECTION 5.06 COMPLIANCE WITH LAWS. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; PROVIDED that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

          SECTION 5.07 MAINTAINING RECORDS; ACCESS TO PROPERTIES AND INSPECTIONS. Maintain all financial records in accordance with US GAAP and permit any persons designated by the Agents or, upon the occurrence and during the continuance of an Event of Default, any Lender to visit and inspect the financial records and the properties of Holdings, the Borrower or any of the Subsidiaries at reasonable times, upon reasonable prior notice to Holdings or the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit any persons designated by the Agents or, upon the occurrence and during the continuance of an Event of Default, any Lender upon reasonable prior notice to Holdings or the Borrower to discuss the affairs, finances and condition of Holdings, the Borrower or any of the Subsidiaries with the officers thereof and (subject to a senior officer of the respective company or a parent thereof being present) independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract).

          SECTION 5.08 USE OF PROCEEDS. Use the proceeds of Term Loans C only in compliance with the representation contained in Section 3.12.

          SECTION 5.09 COMPLIANCE WITH ENVIRONMENTAL LAWS. Comply, and make reasonable efforts to cause all lessees and other persons occupying its properties to comply, with all Environmental Laws applicable to its operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for its operations and properties, in each case in accordance with Environmental Laws, except, in

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each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

          SECTION 5.10 FURTHER ASSURANCES; ADDITIONAL MORTGAGES. (a) Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents and recordings of Liens in stock registries), that may be required under any applicable law, or that the Administrative Agent may reasonably request, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If (x) after the Closing Date and prior to the Restructuring Date, (i) any Lien is first created on any asset in favor of the CA Collateral Agent pursuant to Section 5.10(b) of the Credit Agreement, cause the form of the U.S. Collateral Agent to be modified to include such asset as Collateral thereunder (or cause such other agreement to be entered into on the Restructuring Date to establish the Lien (on a silent second basis) in favor of the Collateral Agent therein) and (ii) any CA Mortgage is executed in respect of any real property pursuant to Section 5.10(c) of the Credit Agreement, cause
SCHEDULE 5.12 to be amended to add thereto the name of such real property so that a Mortgage will be executed in respect thereof on the Restructuring Date as contemplated by clause (h) of the definition of Collateral and Guarantee Requirements; (y) on and after the Restructuring Date and prior to the CA Termination Date (i) any Lien is first created on any assets in favor of the CA Collateral Agent pursuant to Section 5.10(b) of the Credit Agreement cause such asset to be subjected to a silent second Lien securing the Obligations and take, or cause the respective Loan Party to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and prefect such Liens, including actions described in paragraph (a) of this Section 5.10, all at the expense of the Loan Parties, subject to paragraph (d) below, and (ii) any CA Mortgage is executed in respect of any real property pursuant to Section 5.10(c) of the Credit Agreement, grant to the Collateral Agent security interests and mortgages in such real property (to the extent not covered by the original Mortgages) pursuant to documentation substantially in the form of the Mortgages delivered to the Collateral Agent on the Restructuring Date or in such other form as is reasonably satisfactory to the Collateral Agent (each, an "ADDITIONAL MORTGAGE") and constituting valid and enforceable perfected Liens superior to and prior to the rights of all third persons subject to no other Liens except as are permitted by Section 6.08 (including pursuant to the CA Mortgage thereon) or arising by operation of law at the time of perfection thereof, and record or file, and cause the respective Loan Party to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (d) below; and (z) on or after the CA Termination Date: (I) if any asset (including any real property (other than real property covered by Section 5.10(b)(II) below) or improvements thereto or any interest therein) that has an individual fair market value in an amount having a Dollar Equivalent greater than $20.0 million is first acquired by Holdings, the Borrower or any Domestic Subsidiary Loan Party or owned by an entity at the time it first becomes a Domestic Subsidiary Loan Party (in each case other than assets constituting

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Collateral under a Security Document that become subject to the Lien of such
Security Document upon acquisition thereof), cause such asset to be subjected to a Lien securing the Obligations and take, and cause the Domestic Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties, subject to paragraph (d) below; (II) grant (when the Borrower is US Holdco), and cause each of the Domestic Subsidiary Loan Parties to grant, to the Collateral Agent security interests and mortgages in such real property then first acquired of the Borrower (when it is US Holdco) or any such Domestic Subsidiary Loan Parties as are not covered by the original Mortgages, and having a fair market value (as determined in good faith by Holdings) at the time of acquisition in excess of $20.0 million pursuant to an Additional Mortgage and constituting valid and enforceable perfected Liens superior to and prior to the rights of all third persons subject to no other Liens except as are permitted by
Section 6.08 or arising by operation of law, at the time of perfection thereof, record or file, and cause each such Subsidiary to record or file, the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and pay, and cause each such Subsidiary to pay, in full, all Taxes, fees and other charges payable in connection therewith, in each case subject to paragraph (d) below (with respect to each such Additional Mortgage, the Borrower shall, unless otherwise waived by the Administrative Agent, deliver to the Collateral Agent contemporaneously therewith a title insurance policy, a survey, an opinion of counsel and a Real Property Officers' Certificate meeting the requirements of subsection (h) of the definition of the term "Collateral and Guarantee Requirement"); and (III) if any additional direct or indirect Subsidiary of Holdings is then formed or acquired and if such Subsidiary is a Domestic Subsidiary Loan Party, within 10 Business days after the date such Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and, within 25 Business Days after the date such Subsidiary is formed or acquired, cause the Collateral and Guarantee Requirement to be satisfied with respect to such Subsidiary and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

          (c) In the case of the Borrower, (i) furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party's corporate or organization name, (B) in any Loan Party's identity or organizational structure or (C) in any Loan Party's organizational identification number; PROVIDED that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Lenders and (ii) promptly notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          (d) The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to (i) any real property held by the Borrower or any of its Subsidiaries as a lessee under a lease, (ii) any Equity Interests acquired after the Closing Date in accordance with this Agreement if, and to the extent that, and for so long as (A) doing so would violate applicable law or a contractual obligation binding on such Equity Interests and (B) such law or obligation existed at the time of the acquisition thereof and was not created or made binding on such Equity Interests in contemplation of or in

                                      -85-
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connection with the acquisition of such Subsidiary (PROVIDED that the foregoing clause (B) shall not apply in the case of a joint venture, including a joint venture that is a Subsidiary) or (iii) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate a contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness that is secured by a Lien permitted pursuant to Section 6.08(i)).

          SECTION 5.11 FISCAL YEAR; ACCOUNTING. In the case of Holdings and the Borrower, cause its fiscal year to end on December 28 or on such other date as is consented to by the Administrative Agent (which consent shall not be unreasonably withheld or delayed).

          SECTION 5.12 RESTRUCTURING DATE. On or prior to the Restructuring Date, the Borrower shall deliver, or cause to be delivered, to the Administrative Agent (i) each of the items referred to in clauses (i), (ii),
(iii) and (iv) of Section 4.01(g) with respect to each Person that is to be a Loan Party on and after the Restructuring Date but that was not a Loan Party prior to the Restructuring Date and (ii) such opinions of counsel as reasonably requested by the Administrative Agent covering such matters relating to the Loan Parties referred to in (i) (and of the type contained in the opinions delivered pursuant to Section 4.01(e)) in form and substance reasonably satisfactory to the Administrative Agent.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

          The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect and until the principal of and interest on each Term Loan C, all fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and (except for Section 6.06) will not permit any of the Restricted Subsidiaries to:

          SECTION 6.01 LIMITATION ON INCURRENCE OF INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. (a) Directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, "incur"), with respect to any Indebtedness (including Acquired Debt), and the Borrower will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; PROVIDED, HOWEVER, that the Borrower and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) and any Restricted Subsidiary may issue Preferred Stock if the Fixed Charge Coverage Ratio for the Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a PRO FORMA basis (including a PRO FORMA application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period..

          (b) The limitations set forth in Section 6.01(a) shall not prohibit the incurrence of any of the following (collectively, "PERMITTED DEBT"):

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          (i)     Indebtedness under the Credit Agreement together with the
     incurrence of the guarantees thereunder and the issuance and creation of letters of credit and bankers' acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $1.250 billion outstanding at any one time less the amount of all mandatory principal payments actually made by the Borrower in respect of Indebtedness thereunder with Net Proceeds from Asset Sales;

          (ii) Indebtedness evidenced by the Term Loans or represented by the Senior Subordinated Notes and any "parallel debt" of Bidco issued on the Closing Date;

          (iii) Existing Indebtedness (other than Indebtedness described in clauses (i) and (ii));

          (iv) Indebtedness (including Capitalized Lease Obligations) incurred or issued by the Borrower or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment that is used or useful in a Permitted Business (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount that, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (iv), does not exceed 4.0% of Total Assets;

          (v) Indebtedness incurred by the Borrower or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers' compensation claims;

          (vi) Indebtedness arising from agreements of the Borrower or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; PROVIDED, HOWEVER, that (A) such Indebtedness is not reflected on the balance sheet (other than by application of FIN 45 as a result of an amendment to an obligation in existence on the Issue
     Date) of the Borrower or any Restricted Subsidiary (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and any Restricted Subsidiaries in connection with such disposition;

          (vii) Indebtedness of the Borrower owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Borrower or any Restricted Subsidiary; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of any Capital Stock or any other event that results in any such

     Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Borrower or a Restricted Subsidiary) shall be deemed, in each case, to constitute the incurrence of such Indebtedness by the issuer thereof and (B) if the Borrower or any Guarantor is the obligor on such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations of the Borrower with respect to the Term Loans C or of such Guarantor with respect to its Guarantee;

          (viii) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or a Restricted Subsidiary; PROVIDED that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or a Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

          (ix) Hedging Obligations of the Borrower or any Restricted Subsidiary (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting (A) interest rate risk with respect to any Indebtedness that is permitted by the terms of this Agreement to be outstanding or (B) exchange rate risk with respect to any currency exchange or (C) commodity risk;

          (x) obligations in respect of performance, bid, appeal and surety bonds and performance and completion guarantees provided by the Borrower or any Restricted Subsidiary or obligations in respect of letters of credit related thereto, in each case in the ordinary course of business or consistent with past practice;

          (xi) Indebtedness of the Borrower or any Restricted Subsidiary or Preferred Stock of any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference which, when aggregated with the principal amount and liquidation preference of all other Indebtedness and Preferred Stock then outstanding and incurred pursuant to this clause (xi), does not at any one time outstanding exceed $150.0 million (it being understood that any Indebtedness or Preferred Stock incurred pursuant to this clause (xi) shall cease to be deemed incurred or outstanding for purposes of this clause (xi) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Borrower or such Restricted Subsidiary could have incurred such Indebtedness or Preferred Stock under the first paragraph of this clause (xi) without reliance on this clause
     (xi));

          (xii) any guarantee by the Borrower or a Guarantor of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Agreement;

          (xiii) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness or Preferred Stock that serves to refund or refinance any Indebtedness incurred as permitted under Section 6.01(a) and clauses (ii) and (iii) above, this clause (xiii) and clause (xiv) below or any Indebtedness issued to so refund or refinance such Indebtedness including additional Indebtedness incurred to pay premiums and fees in connection therewith (the "REFINANCING INDEBTEDNESS") prior to its respective

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     maturity; PROVIDED, HOWEVER, that such Refinancing Indebtedness (A) has a
     Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness being refunded or refinanced, (B) to the extent such Refinancing Indebtedness refinances Indebtedness subordinated or pari passu to the Term C Loans, such Refinancing Indebtedness is subordinated or pari passu to the Term C Loans at least to the same extent as the Indebtedness being refinanced or refunded, (C) shall not include (x) Indebtedness or Preferred Stock of a Subsidiary that is not a Guarantor that refinances Indebtedness or Preferred Stock of the Borrower or a Guarantor or (y) Indebtedness or Preferred Stock of the Borrower or a Restricted Subsidiary that refinances Indebtedness or Preferred Stock of an Unrestricted Subsidiary, (D) shall not be in a principal amount in excess of the principal amount of, premium, if any, accrued interest on, and related fees and expenses of, the indebtedness being refunded or refinanced and (E) shall not have a stated maturity date prior to the Stated Maturity of the Indebtedness being refunded or refinanced; and provided further, that subclauses (A), (B) and (E) of this clause (xiii) will not apply to any refunding or refinancing of any Indebtedness that is Senior Debt (as defined in the Senior Subordinated Note Indenture);

          (xiv) Indebtedness or Preferred Stock of Persons that are acquired by the Borrower or any Restricted Subsidiary or merged into the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement; PROVIDED that such Indebtedness or Preferred Stock is not incurred in connection with or in contemplation of such acquisition or merger; and PROVIDED, FURTHER, that after giving effect to such acquisition or merger, either (A) the Borrower or such Restricted Subsidiary would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01(a) or (B) the Fixed Charge Coverage Ratio would be greater than immediately prior to such acquisition;

          (xv) Indebtedness arising from the honoring by a bank or financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness, other than credit or purchase cards, is extinguished within five business days of its incurrence;

          (xvi) Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower supported by a letter of credit issued pursuant to the Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit;

          (xvii)  Contribution Indebtedness;

          (xviii) Indebtedness consisting of the financing of insurance premiums;

          (xix) (a) if the Borrower could Incur $1.00 of additional Indebtedness pursuant to Section 6.01(a) after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries not otherwise permitted hereunder or (b) if the Borrower could not Incur $1.00 of additional Indebtedness pursuant to Section 6.01(a) after giving effect to such borrowing, Indebtedness of Foreign Subsidiaries of the Borrower Incurred for working capital purposes, PROVIDED, HOWEVER, that the aggregate principal amount of Indebtedness Incurred under this clause (xix) which, when aggregated with the principal amount of all other Indebtedness then outstanding and Incurred pursuant

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     to this clause (xix), does not exceed the greater of (x) $280.0 million and
     (y) 10% of the consolidated assets of the Foreign Subsidiaries;

          (xx) Indebtedness incurred on behalf of or representing Guarantees of Indebtedness of joint ventures not in excess of $25.0 million at any time outstanding;

          (xxi) Indebtedness incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to the Borrower or any Restricted Subsidiary of the Borrower other than a Securitization Subsidiary (except for Standard Securitization Undertakings);

          (xxii) letters of credit issued for the account of a Restricted Subsidiary that is not a Guarantor (and the reimbursement obligations in respect of which are not guaranteed by a Guarantor) in support of a Captive Insurance Subsidiary's reinsurance of insurance policies issued for the benefit of Restricted Subsidiaries and other letters of credit or bank guarantees having an aggregate face amount not in excess of $10.0 million;

          (xxiii) Indebtedness of one or more Subsidiaries organized under the laws of the People's Republic of China for their own general corporate purposes in an aggregate principal amount not to exceed $150.0 million at any time outstanding, PROVIDED that such Indebtedness is not guaranteed by, does not receive any credit support from and is non-recourse to the Borrower or any Restricted Subsidiary other than the Subsidiary or Subsidiaries incurring such Indebtedness; and

          (xxiv) all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (i) through (xxiii) above.

          Notwithstanding anything to the contrary herein, prior to the Restructuring Date, Bidco shall not be permitted to incur any Indebtedness [other than Indebtedness under clause (ii) above and, in respect of Indebtedness under such clause, any Refinancing Indebtedness in respect thereof permitted under clause (xiii) above and any Indebtedness] incurred in connection with the HC Activities and the HC Investments.

          (c) For purposes of determining compliance with this Section 6.01, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through
(xxiv) above, or is entitled to be incurred pursuant to Section 6.01(a), the Borrower will be permitted to classify and later reclassify such item of Indebtedness in any manner that complies with this Section 6.01, and such item of Indebtedness will be treated as having been incurred pursuant to only one of such categories. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this Section 6.01. Indebtedness under the Credit Agreement outstanding on the date on which the Term Loans C are first incurred will be deemed to have been incurred on such date in reliance on the exception provided by Section 6.01(b)(i). The maximum amount of Indebtedness that the Borrower and its Restricted Subsidiaries may incur pursuant to this
Section 6.01 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, solely as a result of fluctuations in the exchange rate of currencies.

          SECTION 6.02 LIMITATION ON RESTRICTED PAYMENTS. (a) Directly or indirectly:

          (i) declare or pay any dividend or make any other payment or distribution on account of the Borrower's or any of the Restricted Subsidiaries' Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation (other than (A) dividends or distributions by the Borrower payable in Equity Interests (other than Disqualified Stock) of the Borrower or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) or (B) dividends or distributions by a Restricted Subsidiary to the Borrower or any other Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Borrower or a Restricted Subsidiary receives at least its PRO RATA share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

          (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent corporation of the Borrower, including in connection with any merger or consolidation involving the Borrower;

          (iii) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or maturity, any Indebtedness subordinated or junior in right of payment to the Senior Subordinated Notes (other than (x) Indebtedness permitted under Section 6.01(b)(vii) and
     (viii) or (y) the purchase, repurchase or other acquisition of Indebtedness subordinated or junior in right of payment to the Senior Subordinated Notes, as the case may be, purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition); or

          (iv)    make any Restricted Investment

(all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "RESTRICTED PAYMENTS"), unless, at the time of and after giving effect to such Restricted Payment:

                  (1) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence of such Restricted Payment; and

                  (2) the Borrower would, at the time of such Restricted Payment and after giving PRO FORMA effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01(a); and

                  (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and the Restricted Subsidiaries after the Closing Date (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (vi), (viii), (ix),
          (x), (xi), (xii), (xiii), (xv) and (xvi) of Section 6.02(b)), is less than the sum, without duplication, of

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                          (A)    50% of the Consolidated Net Income of the
                  Borrower for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Closing Date, to the end of the Borrower's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus

                          (B) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Board of Directors of the Borrower, of property and marketable securities received by the Borrower since immediately after the Closing Date from the issue or sale of (x) Equity Interests of the Borrower (including Retired Capital Stock) (other than (i) Excluded Contributions, (ii) Designated Preferred Stock and (iii) cash proceeds and marketable securities received from the sale of Equity Interests to members of management, directors or consultants of the Borrower, any direct or indirect parent corporation of the Borrower and the Subsidiaries to the extent such amounts have been applied to Restricted Payments made in accordance with
                  Section 6.02(b)(iv) and, to the extent actually contributed to the Borrower, Equity Interests of the Borrower's direct or indirect parent entities and (y) debt securities of the Borrower that have been converted into such Equity Interests of the Borrower (other than Refunding Capital Stock or Equity Interests or convertible debt securities of the Borrower sold to a Restricted Subsidiary or the Borrower, as the case may be, and other than Disqualified Stock or debt securities that have been converted into Disqualified Stock), plus

                          (C) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Board of Directors of the Borrower, of property and marketable securities contributed to the capital of the Borrower following the Closing Date (other than (i) Excluded Contributions, (ii) the Cash Contribution Amount and (iii) contributions by a Restricted Subsidiary), plus

                          (D) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Board of Directors of the Borrower, of property and marketable securities received by means of:

                                 (I)     the sale or other disposition (other
                          than to the Borrower or a Restricted Subsidiary) of Restricted Investments made by the Borrower or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Borrower or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by the Borrower or its Restricted Subsidiaries,

                                 (II) the sale (other than to the Borrower or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary

                          (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (v) or (xiv) of Section 6.02(b) or to the extent such Investment constituted a Permitted Investment), or

                                 (III)   a dividend from an Unrestricted
                          Subsidiary, plus

                          (E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Borrower or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Borrower or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Board of Directors of the Borrower in good faith at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets (other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by a Restricted Subsidiary pursuant to clause (v) or
                  (xiv) of Section 6.02(b) or to the extent such Investment constituted a Permitted Investment).

          (b)     The provisions of Section 6.02(a) shall not prohibit:

          (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement;

          (ii) (A) the redemption, repurchase, retirement or other acquisition of any Equity Interests of the Borrower or any direct or indirect parent corporation ("RETIRED CAPITAL STOCK") or Indebtedness subordinated to the Notes, as the case may be, in exchange for or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Borrower) of Equity Interests of the Borrower or contributions to the equity capital of the Borrower (in each case, other than Disqualified Stock) ("REFUNDING CAPITAL STOCK"); and (A) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary or the Borrower) of Refunding Capital Stock;

          (iii) the redemption, repurchase or other acquisition or retirement of Indebtedness subordinated to the Term Loans C or a Guarantee thereof made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the borrower thereof, which is incurred in compliance with Section 6.01 so long as

                          (A) the principal amount of such new Indebtedness does not exceed the principal amount of the Indebtedness subordinated to the Term Loans C or a Guarantee being so redeemed, repurchased, acquired or retired for value plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Indebtedness subordinated to the Term Loans C or a Guarantee being so redeemed, repurchased, acquired or retired,

                          (B) such new Indebtedness is subordinated to the Term Loans C and any such applicable Guarantees at least to the same extent as such Indebtedness subordinated to the Term Loans C and/or Guarantees so purchased, exchanged, redeemed, repurchased, acquired or retired for value,

                          (C) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Indebtedness subordinated to such Term Loans C or a Guarantee being so redeemed, repurchased, acquired or retired and

                          (D) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Indebtedness subordinated to the Term Loans C or a Guarantee being so redeemed, repurchased, acquired or retired;

          (iv) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of common Equity Interests of the Borrower or any of its direct or indirect parent entities held by any future, present or former employee, director or consultant of the Borrower, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Borrower and its Subsidiaries) the Borrower's direct or indirect parent entities, pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or arrangement; provided, however, that the aggregate amount of all such Restricted Payments made under this clause (iv) does not exceed in any calendar year $20.0 million (with unused amounts in any calendar year being carried over to the next two succeeding calendar years); and provided, further, that such amount in any calendar year may be increased by an amount not to exceed:

                          (A) the cash proceeds from the sale of Equity Interests of the Borrower and, to the extent contributed to the Borrower, Equity Interests of any of its direct or indirect parent entities, in each case to members of management, directors or consultants of the Borrower, any of its Subsidiaries or (to the extent such person renders services to the businesses of the Borrower and its Subsidiaries) the Borrower's direct or indirect parent entities, that occurs after the Closing Date; plus

                          (B) the amount of any cash bonuses otherwise payable by the Borrower or its to members of management, directors or consultants of the Borrower or any of its Subsidiaries or (to the extent such person renders services to the businesses of the Borrower and its Subsidiaries) the Borrower's direct or indirect parent entities, in connection with the Transaction that are foregone in return for the receipt of Equity Interests of the Borrower or any direct or indirect parent entity of the Borrower pursuant to a deferred compensation plan of such entity; plus

                          (C) the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries, or by any direct or indirect parent entity to the extent contributed to the Borrower, after the Closing Date; less

                          (D)    the amount of any Restricted Payments
                  previously made pursuant to clauses (A), (B) and (C) of this clause (iv);

(PROVIDED that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (A), (B) and (C) above in any calendar year);

          (v) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (v) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities, not to exceed $75.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

          (vi) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

          (vii) the payment of dividends on the Borrower's common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity's common stock) following the first public offering of the Borrower's common stock or the common stock of any of its direct or indirect parent entities after the Closing Date, of up to 6.0% per annum or the net proceeds received by or contributed to the Borrower in any past or future public offering, other than public offerings with respect to the Borrower's or its parent's common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

          (viii)  Investments that are made with Excluded Contribution;

          (ix) the declaration and payment of dividends to, or the making of loans to, Holdings (or if the direct parent of the Borrower is New US Holdco, to New US Holdco, which in turn will declare and pay dividends to, or make loans to, Holdings) in amounts required for it to pay;

                          (A) (i) overhead, tax liabilities of Holdings (including, prior to the consummation of the Parent Merger, any distribution necessary to allow Holdings to make a Tax Distribution in accordance with clause (B) below), legal, accounting and other professional fees and expenses, (ii) fees and expenses related to any equity offering, investment or acquisition permitted hereunder (whether or not successful) and (iii) other fees and expenses in connection with the maintenance of its existence and its ownership of the Borrower;

                          (B) (i) with respect to each tax year (or portion thereof) that Holdings qualifies as a Flow Through Entity, a distribution by Holdings to the holders of the Equity Interests of Holdings of an amount equal to the product of (x) the amount of aggregate net taxable income allocated by Holdings to the direct or indirect holders of the Equity Interests of Holdings for such period and (y) the Presumed Tax Rate for such period and (ii) with respect to any tax year (or portion thereof) that Holdings does not qualify as a Flow Through Entity, the payment of dividends or other distributions to any direct or indirect holders of Equity Interests of Holdings in amounts required for such holder to pay federal, state or local income taxes (as the case may be) imposed directly on such holder to the extent such income taxes are attributable to the income of Holdings and its Subsidiaries; PROVIDED, HOWEVER, that in each case the amount of such payments in respect of any tax year does not exceed the amount that Holdings and its Subsidiaries would have been required to pay in respect of federal, state or local taxes (as the case may be) in respect of such year if Holdings and its Subsidiaries paid such taxes directly as a stand-alone taxpayer (or stand-alone group); and

                          (C) at any time on or after the fifth anniversary of the CA Closing Date, if the Borrower would, at the time of such payment and after giving PRO FORMA effect thereto as if such payment had been made on the last day of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01(a), current dividend or interest obligations, accruing after the fifth anniversary of the CA Closing Date, under the Preferred Shares, in accordance with the terms thereof as in effect on the CA Closing Date, or such security as has been exchanged therefor pursuant to the terms of the Preferred Shares as in effect on the CA Closing Date;

          (x)     Distributions or payments of Securitization Fees;

          (xi) cash dividends or other distributions on the Borrower's or any Restricted Subsidiary's Capital Stock used to, or the making of loans, the proceeds of which will be used to, fund the payment of fees and expenses incurred in connection with the Transaction, the offering of the Senior Subordinated Notes, the incurrence of the Term Loans C or owed to Affiliates, in each case to the extent permitted by Section 6.05;

          (xii) declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Borrower or any Restricted Subsidiary issued in accordance with Section 6.01 [to the extent such dividends are included in the definition of Fixed Charges];

          (xiii) payment to the Company's minority shareholders of the "guaranteed dividends" (Ausgleichszahlung) payable pursuant to the Domination Agreement;

          (xiv) other Restricted Payments in an aggregate amount not to exceed $50 million;

          (xv) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock issued after the Closing Date and the declaration and payment of dividends to any direct or indirect parent company of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock of any direct or indirect parent company of the Borrower issued after the Closing Date; PROVIDED, HOWEVER, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, after giving effect to such issuance on the first day of such period (and the payment of dividends or distributions) on a PRO FORMA basis, the Borrower would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00 and (B) the aggregate amount of dividends declared and paid pursuant to this clause (xv) does not exceed the net cash proceeds actually received by the Borrower from any such sale of Designated Preferred Stock issued after the Closing Date;

          (xvi) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Borrower or a Restricted Subsidiary of the Borrower by, Unrestricted Subsidiaries;

          (xvii) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to Sections 4.06 and 4.08 of the Senior Subordinated Note Indenture; PROVIDED that all Term Loans C have been repaid; and

          (xviii) the payment to Company's shareholders of the "minimum dividend" (MINDESTAUSSCHUTTUNG) payable pursuant to Section 254 of the German Stock Corporation Act (AKTIENGESETZ) in an aggregate amount not to exceed $6,000,000 per year;

PROVIDED, HOWEVER, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (ii) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (B) thereof), (v),
(vii), (ix)(C),(xi), (xiv), (xv), (xvi) and (xvii) of this Section 6.02(b), no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof.

          The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Borrower or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined in good faith by the Board of Directors of the Borrower.

          (c) As of the Closing Date, all of the Borrower's Subsidiaries will be Restricted Subsidiaries. The Borrower will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of "Unrestricted Subsidiary". For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Borrower and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of "Investments". Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this covenant or the definition of Permitted Investments and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants under this Agreement.

          (d) Prior to the Restructuring Date, directly or indirectly, make or agree to pay or make, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of the Bidco Loan, or any payment or other distribution (whether in cash, securities or other property) on account of the purchase, redemption, defeasance or termination of the Bidco Loan, except payments permitted under the Bidco Pledge, unless after giving effect to any such payment or distribution and any contemporaneous application thereof towards repayment or redemption of the principal amount of the Term Loans C, the outstanding principal amount of the Bidco Loan exceeds the aggregate principal amount of Term Loans C then outstanding.

          SECTION 6.03 DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. Directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) pay dividends or make any other distributions on its Capital Stock to the Borrower or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries;

          (b) make loans or advances to the Borrower or any of its Restricted Subsidiaries; or

          (c) sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries;

except in each case for such encumbrances or restrictions existing under or by reason of:

          (1) contractual encumbrances or restrictions in effect on the Closing Date, including, without limitation, pursuant to Existing Indebtedness or the Credit Agreement and related documentation;

          (2) this Agreement and the Senior Subordinated Note Indenture and the Senior Subordinated Notes;

          (3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (c) above on the property so acquired;

          (4)     applicable law or any applicable rule, regulation or order;

          (5) any agreement or other instrument of a Person acquired by the Borrower or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

          (6) contracts for the sale of assets, including, without limitation, customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

          (7) secured Indebtedness otherwise permitted to be incurred pursuant Section 6.01 that limits the right of the debtor to dispose of the assets securing such Indebtedness;

          (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (9) other Indebtedness of Restricted Subsidiaries (i) that are Guarantors which Indebtedness is permitted to be incurred pursuant to an agreement entered into subsequent to the Closing Date in accordance with
     Section 6.01 or (ii) that are Foreign Subsidiaries which Indebtedness is incurred subsequent to the Closing Date pursuant to Sections 6.01(b)(iv),
     (xi) or (xix);

          (10) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business;

          (11) customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

          (12) customary provisions restricting subletting or assignment of any lease governing a leasehold interest; or

          (13) customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

          (14) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1), (2) and (5) above; PROVIDED that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower's Board of Directors, no more restrictive with respect to such dividend and other payment restrictions than those contained in the dividend or other payment restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; or

          (15) any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; PROVIDED, HOWEVER, that such restrictions apply only to such Securitization Subsidiary.

          SECTION 6.04 ASSET SALES. Consummate an Asset Sale unless (1) the Borrower or the respective Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of; and (2) except with respect to any sale of the performance products business of Nutrinova, at least 75% of the consideration received in the Asset Sale by the Borrower or such Restricted Subsidiary is in the form of cash or Cash Equivalents. The amount of:

          (i) any liabilities (as shown on the Borrower's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Borrower or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and for which the Borrower and all Restricted Subsidiaries have been validly released by all creditors in writing,

          (ii) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the receipt thereof and

          (iii) any Designated Non-cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate fair market value (as determined in good faith by the Borrower), taken together with all other Designated Non-cash Consideration received pursuant to this clause (iii) that is at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 1.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received without giving effect to subsequent changes in value)

shall be deemed to be cash solely for the purposes of this Section 6.04.

          SECTION 6.05 TRANSACTION WITH AFFILIATES. (a) Make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "AFFILIATE TRANSACTION") involving aggregate consideration in excess of $7.5 million, unless:

          (i) the Affiliate Transaction is on terms that are not materially less favorable, taken as a whole, to the Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arms length basis; and

          (ii) the Borrower delivers to the Administrative Agent, with respect to any Affiliate Transaction or series of related Affiliate Transaction involving aggregate consideration in excess of $25.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members, if any, of the Board of Directors.

          (b) The provisions of Section 6.05(a) shall not apply to the following:

          (i) transactions between or among the Borrower and/or any Restricted Subsidiary or any entity that becomes a Restricted Subsidiary as a result of such transaction;

          (ii) Restricted Payments and Permitted Investments (other than pursuant to clause (13) of the definition thereof) permitted by Section 6.02;

          (iii) the payment to Blackstone of annual management, consulting, monitoring and advisory fees in an aggregate amount in any fiscal year not in excess of the greater of (A) $5.0 million and (B) 2% of EBITDA of the Borrower for the immediately preceding fiscal year, plus reasonable out-of-pocket costs and expenses in connection therewith and unpaid amounts accrued for prior periods (but after the Closing Date), and the execution of any management or monitoring agreement subject to the same limitations;

          (iv) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of the Borrower, any Restricted Subsidiary or (to the extent such person renders services to the businesses of the Borrower and its Subsidiaries) any of the Borrower's direct or indirect parent entities;

          (v) payments by the Borrower or any Restricted Subsidiary to Blackstone and any of its Affiliates made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the members of the Board of Directors of the Borrower in good faith;

          (vi) transactions in which the Borrower or any Restricted Subsidiary delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view;

          (vii) payments or loans (or cancellations of loans) to employees or consultants of the Borrower, any Restricted Subsidiary or (to the extent such person renders services to the businesses of the Borrower and its Subsidiaries) any of the Borrower's direct or indirect parent entities, which are approved by a majority of the Board of Directors of the Borrower in good faith and which are otherwise permitted under this Agreement;

          (viii) payments made or performance under any agreement as in effect on the CA Closing Date (including, without limitation, each of the agreements entered into in connection with the Transaction) or any amendment thereto (so long as any such amendment is not less advantageous to the Lenders in any material respect than the original agreement as in effect on the CA Closing Date);

          (ix) the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, the Shareholders' Agreement (including any registration rights agreement or purchase agreements related thereto to which it is party as of the CA Closing Date and any similar agreement that it may enter into thereafter); provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under any future amendment to the Shareholders' Agreement or under any similar agreement entered into after the CA Closing Date shall only be permitted by this clause (ix) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to Lenders in any material respect;

          (x) the Transaction and the payment of all fees and expenses related to the Transaction, including any fees to Blackstone;

          (xi)    transactions pursuant to the Restructuring;

          (xii) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to the Borrower or the Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

          (xiii) if otherwise permitted hereunder, the issuance of Equity Interests (other than Disqualified Stock) of Holdings to any Permitted Holder or of the Borrower to Holdings or to any Permitted Holder;

          (xiv) any transaction effected as part of a Qualified Securitization Financing;

          (xv) any employment agreements entered into by the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

          (xvi) transactions with joint ventures for the purchase or sale of chemicals, equipment and services entered into in the ordinary course of business and in a manner consistent with past practice;

          (xvii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors of the Borrower;

          (xviii) HC Investments and HC Activities; and

          (xix) any guarantee by any Subsidiary organized under the laws of the People's Republic of China in respect of Indebtedness permitted under
     Section 6.01(b)(xxiii).

          SECTION 6.06 CONSOLIDATION, MERGER OR SALE OF ASSETS OF THE BORROWER.
(a) Directly or indirectly (x) consolidate or merge with or into or wind up into another Person (whether or not Holdings or the Borrower, as the case may be, is the surviving corporation) or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless, in the case of any of the foregoing relating to the Borrower, in each case:

          (i)     either:

                  (A)     the Borrower is the surviving corporation; or

                  (B) the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Borrower or the United States, any state of the United States, the District of Columbia or any territory thereof (the Borrower or such Person, as the case may be, hereinafter referred to as the "SUCCESSOR COMPANY");

          (ii) the Successor Company (if other than the Borrower) expressly assumes all the obligations of the Borrower under the Agreement pursuant to agreements reasonably satisfactory to the Administrative Agent;

          (iii) immediately after such transaction no Default or Event of Default exists;

          (iv) after giving PRO FORMA effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, either

                  (A) the Successor Company (if other than the Borrower), would have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 6.01(a) determined on a PRO FORMA basis (including PRO FORMA application of the net proceeds therefrom), as if such transaction had occurred at the beginning of such four-quarter period; or

                  (B) the Fixed Charge Coverage Ratio for the Successor Company and its Restricted Subsidiaries would be greater than such ratio for the Borrower and its Restricted Subsidiaries immediately prior to such transaction;

          (v) each Guarantor, unless it is the other party to the transactions described above, in which case clause (ii) shall apply, shall have confirmed in writing that its Guarantee shall apply to such Person's obligations under this Agreement and the Loan Documents; and

          (vi) the Borrower shall have delivered to the Administrative Agent a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with this Agreement.

          The Successor Company shall succeed to, and be substituted for, the Borrower under this Agreement. Notwithstanding the foregoing clauses of this
Section 6.06, (a) any Restricted Subsidiary (other than, prior to the Restructuring Date, Bidco) may consolidate with, merge into or transfer all or part of its properties and assets to the Borrower or to another Restricted Subsidiary and (b) the Borrower may merge with an Affiliate incorporated solely for the purpose of reincorporating the Borrower in a (or another) state of the United States, so long as the amount of Indebtedness of the Borrower and its Restricted Subsidiaries is not increased thereby. Notwithstanding anything contained in this paragraph, the Parent Merger shall be permitted.

          SECTION 6.07 CONSOLIDATION, MERGER OR SALE OF ASSETS BY A GUARANTOR.
(a) Subject to the provisions of the U.S. Collateral Agreement governing the release of its Guarantee thereunder upon the sale or disposition of a Restricted Subsidiary, permit any Subsidiary that is a Guarantor to consolidate or merge with or into or wind up into (whether or not such Person is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person (other than any such sale, assignment, transfer, lease, conveyance or disposition in connection with the Transaction described in the [Information Memorandum]) unless:

          (i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the "SUCCESSOR GUARANTOR");

          (ii) the Successor Guarantor (if other than such Guarantor) expressly assumes all the obligations of such Guarantor under the Loan Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Administrative Agent;

          (iii) immediately after such transaction no Default or Event of Default shall exist; and

          (iv) the Borrower shall have delivered to the Administrative Agent a certificate from a Responsible Officer and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such amendment or supplement (if any) comply with this Agreement.

          The Successor Guarantor will succeed to, and be substituted for, such Guarantor under the Loan Documents. Notwithstanding the foregoing, (a) a Guarantor may merge with an Affiliate incorporated solely for the purpose of reincorporating such Guarantor in another state of the United States, the District of Columbia or any territory thereof, so long as the amount of Indebtedness of the Guarantor is not increased thereby, and (b) any Guarantor may merge into or transfer all or part of its properties and assets to the Borrower or another Guarantor.

          Notwithstanding anything to the contrary herein, except as expressly permitted under this Agreement (x) no Guarantor shall be permitted to consolidate with, merge into or transfer all or part of its properties and assets to Holdings and (y) Bidco shall not (prior to the Restructuring Date) be permitted to consolidate with, merge into or transfer all or part of its properties and assets to any Person).

          SECTION 6.08 LIENS. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including any Subsidiary) at the time owned by it or on any income or revenues or rights in respect of any thereof, except:

          (a) Liens on property or assets of the Company and its Subsidiaries existing on the Closing Date and set forth on SCHEDULE 6.08(a); PROVIDED that such Liens shall secure only those obligations that they secure on the Closing Date (and extensions, renewals and refinancings of such obligations permitted by Section 6.01) and shall not subsequently apply to any other property or assets of Holdings or any of its Subsidiaries;

          (b) any Lien created under the CA Loan Documents or under the Loan Documents or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

          (c) any Lien on any property or asset of the Borrower or any Subsidiary securing Indebtedness (or Permitted Secured Refinancing Indebtedness refinancing same) permitted by Section 6.01(b) of the Credit Agreement as in effect on the

     Closing Date, PROVIDED that such Lien (i) does not apply to any other property or assets of the Borrower or any of the Subsidiaries not securing such Indebtedness at the date of the acquisition of such property or asset (other than after acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Secured Refinancing Indebtedness, any such Lien is permitted, subject to compliance with the proviso in the definition of the term "Permitted Secured Refinancing Indebtedness";

          (d) Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with
     Section 5.03;

          (e) landlord's, carriers', warehousemen's, mechanics', materialmen's, repairmen's, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, Holdings or any Subsidiary shall have set aside on its books reserves in accordance with US GAAP;

          (f) (i) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers' compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to Holdings or any Subsidiary;

          (g) pledges and deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capitalized Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

          (h) zoning restrictions, easements, trackage rights, leases (other than Capitalized Lease Obligations), licenses, special assessments, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of Holdings or any Subsidiary;

          (i) purchase money security interests in equipment or other property or improvements thereto hereafter acquired (or, in the case of improvements, constructed) by Holdings or any Subsidiary (including the interests of vendors and lessors under conditional sale and title retention agreements); PROVIDED that (i) such security interests secure Indebtedness permitted by Section 6.01(i) of the Credit Agreement as in effect on the Closing Date (including any Permitted Secured

     Refinancing Indebtedness in respect thereof), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, within 270 days after such acquisition (or construction), (iii) the Indebtedness secured thereby does not exceed 100% of the cost of such equipment or other property or improvements at the time of such acquisition (or construction), including transaction costs incurred by Holdings or any Subsidiary in connection with such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets of Holdings or any Subsidiary (other than to accessions to such equipment or other property or improvements); PROVIDED, FURTHER, that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender;

          (j) Liens arising out of capitalized lease transactions permitted under Section 6.03 of the Credit Agreement, so long as such Liens attach only to the property sold and being leased in such transaction and any accessions thereto or proceeds thereof and related property;

          (k) Liens securing judgments that do not constitute an Event of Default under Section 7.01(i);

          (l) other Liens with respect to property or assets of Holdings or any Subsidiary with an aggregate fair market value (valued at the time of creation thereof) of not more than $75.0 million at any time;

          (m) Liens disclosed by the title insurance policies delivered pursuant to sub-section (i) of the definition of Collateral and Guarantee Requirement, Section 5.12 or Section 5.10 and any replacement, extension or renewal of any such Lien; PROVIDED that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; PROVIDED, FURTHER, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

          (n)     Liens in respect of Qualified Securitization Financings;

          (o) any interest or title of a lessor under any leases or subleases entered into by Holdings or any Subsidiary in the ordinary course of business;

          (p) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Holdings or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Holdings and the Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of Holdings or any Subsidiary in the ordinary course of business;

          (q) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of set-off or similar rights;

          (r) Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.01(f) or (q) of the Credit Agreement and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

          (s) licenses of intellectual property granted in a manner consistent with past practice;

          (t) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (u) Liens on the assets of a Foreign Subsidiary that do not constitute Collateral and which secure Indebtedness of such Foreign Subsidiary (or of another Foreign Subsidiary) that is not otherwise secured by a Lien on the Collateral under the Loan Documents and that is permitted to be incurred under Section 6.01(a), (k) or (t) of the Credit Agreement;

          (v) Liens upon specific items of inventory or other goods and proceeds of Holdings or any of the Subsidiaries securing such person's obligations in respect of bankers' acceptances issued or created for the account of such person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (w) Liens solely on any cash earnest money deposits made by Holdings or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder; and

          (x) Liens on the assets of one or more Subsidiaries organized under the laws of the People's Republic of China securing Indebtedness permitted under Section 6.01(b)(23).

Notwithstanding the foregoing, no Liens shall be permitted to exist, directly or indirectly, on Pledged Collateral, other than Liens created pursuant to the CA Loan Documents or the Loan Documents and Liens permitted by Section 6.08(d), (e) or (q).

          SECTION 6.09 LIMITATION ON MODIFICATIONS AND PREPAYMENTS. (a) Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation or by-laws or partnership agreement or limited liability company operating agreement (including all agreements establishing, governing or evidencing the Parent CPEC's) of Holdings, the Borrower or any of the Subsidiaries.

          (b) (i) Make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purposes of paying when due) of any of the Senior Subordinated Notes or any Permitted Senior Subordinated Debt Securities (except for refinancings thereof with Permitted Senior Subordinated Debt Securities as permitted by Section 6.01(b)(xiii)); or

          (ii) Amend or modify, or permit the amendment or modification of, any provision of the Senior Subordinated Note Indenture or any other Permitted Senior Subordinated Debt Securities, or any agreement relating thereto, other than amendments or modifications that are not in any manner materially adverse to the Lenders and that do not affect the subordination provisions thereof (if any) in a manner adverse to the Lenders.

          SECTION 6.10 INTEREST COVERAGE RATIO. Permit on and after the Restructuring Date the ratio (the "INTEREST COVERAGE RATIO") on the last day of any fiscal quarter occurring in any period set forth below, for the four quarter period ended as of such day of (a) CA EBITDA to (b) Cash Interest Expense to be less than the ratio set forth below for such period; PROVIDED that to the extent any Asset Disposition or any Asset Acquisition (or any Similar Transaction) or any incurrence or repayment of Indebtedness (excluding normal fluctuations of revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the Interest Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences:

                            Period                           Ratio
                            ------                           -----
            April 1, 2004 - December 31, 2005             1.35 to 1.00
            January 1, 2006 - December 31, 2006           1.45 to 1.00
            January 1, 2007 - December 31, 2007           1.50 to 1.00
            Thereafter                                    1.60 to 1.00

          SECTION 6.11 TOTAL LEVERAGE RATIO. Permit on and after the Restructuring Date the Total Leverage Ratio on the last day of any fiscal quarter occurring in any period set forth below, to be in excess of the ratio set forth below for such period:

                            Period                           Ratio
                            ------                           -----
            April 1, 2004 - December 31, 2005             6.85 to 1.00
            January 1, 2006 - December 31, 2006           6.55 to 1.00
            January 1, 2007 - December 31, 2007           6.25 to 1.00
            Thereafter                                    5.95 to 1.00

          SECTION 6.12 BANK LEVERAGE RATIO. Permit the Bank Leverage Ratio on the last day of any fiscal quarter ending after the Closing Date to be in excess of 3.50:1.00.

          SECTION 6.13 BUSINESS ACTIVITIES. (a) The Borrower shall not, and shall not permit any Restricted Subsidiary (other than a Securitization Subsidiary) to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole.

          (b) Prior to the Restructuring Date, Bidco shall not engage at any time in any business or activity other than:

          (i) the acquisition and ownership of the Equity Interests of the Company and any HC Corporation, together with incidental activities reasonably related thereto;

          (ii) the holding of cash in amounts reasonably required to pay for its own costs and expenses;

          (iii)   owing and paying legal and auditing fees;

          (iv)    HC Activities and HC Investments;

          (v)     the execution and performance of the Security Documents; and

          (vi)    the servicing of the Bidco Loan.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

          SECTION 7.01 EVENTS OF DEFAULT. In case of the happening of any of the following events ("EVENTS OF DEFAULT"):

          (a) any representation or warranty made by Holdings, the Borrower or any other Loan Party in any Loan Document, shall prove to have been false or misleading in any material respect when so made by Holdings, the Borrower or any other Loan Party;

          (b) default shall be made in the payment of any principal or premium of any Term Loan C when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

          (c) default shall be made in the payment of any interest on any Term Loan C or in the payment of any fee (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of 30 days;

          (d) default shall be made in the due observance or performance by Holdings, the Borrower or any of the Subsidiaries of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b) and (c) above) and such default shall continue unremedied for a period of 60 days after written notice thereof from the Administrative Agent to the Borrower;

          (e) (i) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) Holdings, the Borrower or any of the Subsidiaries shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; PROVIDED that this clause (e) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

          (f)     there shall have occurred a Change in Control;

          (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings, the Borrower or any of the Material Subsidiaries, or of a substantial part of the property or assets of Holdings, the Borrower or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of Holdings, the Borrower or any of the

     Material Subsidiaries, (iii) the winding-up or liquidation of Holdings, the Borrower or any Material Subsidiary (except, in the case of any Material Subsidiary (other than the Borrower), in a transaction permitted by Section 6.06), (iv) in the case of a Material Subsidiary organized under the laws of Germany, any of the actions set out in Section 21 of the German INSOLVENZORDNUNG or to institute insolvency proceedings against any such Person (EROFFNUNG DES INSOLVENZVERFAHRENS), or (v) in the case of the Borrower while organized, and any Material Subsidiary to the extent organized, under the laws of Luxembourg, the commencement of bankruptcy proceedings (FAILLITE) or the application to be admitted to the regime of suspension of payments (SURSIS DE PAIEMENTS), controlled management (GESTION CONTROLEE) or composition with its creditors (CONCORDAT); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (h) Holdings, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) seek, or consent to, the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any of the Material Subsidiaries or for a substantial part of the property or assets of Holdings, the Borrower or any Material Subsidiary, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (i) the failure by Holdings, the Borrower or any Material Subsidiary to pay one or more final judgments (not covered by insurance) aggregating in excess of $45.0 million, which judgments are not discharged or effectively waived or stayed for a period of 60 days, or any action shall be legally taken by a judgment creditor to levy upon any material assets or properties of Holdings, the Borrower or any Material Subsidiary to enforce any such judgment;

          (j) (i) any Loan Document shall for any reason be asserted in writing by Holdings, the Borrower or any Material Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings, the Borrower and the Subsidiaries on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Security Document) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent or CA Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreements or to file Uniform Commercial Code continuation statements and except to the extent that such loss is covered by a lender's title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer, (iii) the Guarantees pursuant to the Security Documents by Holdings or the Subsidiary

     Loan Parties of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or the Borrower or any Subsidiary Loan Party not to be in effect or not to be legal, valid and binding obligations or (iv) the Obligations of the Borrower or the Guarantees thereof by Holdings, and the Subsidiary Loan Parties pursuant to the Security Documents shall cease to constitute senior indebtedness under the subordination provisions of the Senior Subordinated Notes or the respective such subordination provisions shall be invalidated or otherwise cease, or shall be asserted in writing by Holdings, the Borrower or any Material Subsidiary to be invalid or to cease, to be legal, valid and binding obligations of the parties thereto, enforceable in accordance with their terms;

then, subject to Sections 7.02 and/or 7.03, and in every such event (other than an event with respect to the Borrower described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Term Loan C Commitments and (ii) declare the Term Loans C then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Term Loans C so declared to be due and payable, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the Borrower described in paragraph (g) or (h) above, the Term Loan C Commitments shall automatically terminate, the principal of the Term Loans C then outstanding, together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

          SECTION 7.02 HOLDINGS' RIGHT TO CURE.

          (a) FINANCIAL PERFORMANCE COVENANTS. Notwithstanding anything to the contrary contained in Section 7.01, in the event that Holdings fails to comply with the requirements of any Financial Performance Covenant, until the expiration of the 10th day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to
Section 5.04(c), Holdings shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions to the capital of Holdings, and, in each case, to contribute any such cash to the capital of the Borrower (collectively, the "CURE RIGHT"), and upon the receipt by Borrower of such cash (the "CURE AMOUNT") pursuant to the exercise by Holdings of such Cure Right and request to the Administrative Agent to effect such recalculation, such Financial Performance Covenant shall be recalculated giving effect to the following PRO FORMA adjustments:

          (i) CA EBITDA shall be increased, solely for the purpose of measuring the Financial Performance Covenants and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; and

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          (ii)    if, after giving effect to the foregoing recalculations,
     Holdings shall then be in compliance with the requirements of all Financial Performance Covenants, Holdings shall be deemed to have satisfied the requirements of the Financial Performance Covenants as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenants that had occurred shall be deemed cured for this purposes of the Agreement.

          (b) LIMITATION ON EXERCISE OF CURE RIGHT. Notwithstanding anything herein to the contrary, (a) in each four-fiscal-quarter period there shall be at least one fiscal quarter in which the Cure Right is not exercised, (b) in each eight-fiscal-quarter period, there shall be a period of at least four consecutive fiscal quarters during which the Cure Right is not exercised, (c) the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenants, (d) in each 12 month period, the maximum aggregate Cure Amount for all exercises shall not exceed EURO 200 million and (e) no Indebtedness repaid with the proceeds of Permitted Cure Securities shall be deemed repaid for purposes of calculating the ratios specified in Section 6.10 or 6.11 for the period during which such Permitted Cure Securities were issued.

          SECTION 7.03 CLEAN-UP PERIOD. Notwithstanding anything to the contrary contained in Section 7.01, during the Clean-up Period, if any matter, circumstance or event exists or has occurred that would otherwise constitute a breach of any representation and warranty, or a covenant, contained in any Loan Document or result in a Default or Event of Default, such matter, circumstance or event will not constitute a Default or Event of Default (other than any matter, circumstance or event that (x) would have a Material Adverse Effect, (y) has been procured by Holdings, the Borrower, Midco, LP GmbH or Bidco or (z) has not been remedied prior to the expiration of the Clean-up Period), PROVIDED that
(i) such matter, circumstance or event does not constitute an Event of Default incapable of being cured and (ii) reasonable steps are being taken to cure such matter, circumstance or event.

                                  ARTICLE VIII

                                   THE AGENTS

          SECTION 8.01 APPOINTMENT. (a) In order to expedite the transactions contemplated by this Agreement, DBNY is hereby appointed to act as Administrative Agent (with each reference in this Article to Administrative Agent to include DBNY in its capacity as Collateral Agent). Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes the Administrative Agent to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to the Administrative Agent by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Administrative Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders all payments of principal of and interest on the Term Loan Cs, all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with the performance of its duties as Administrative Agent hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Administrative Agent. Without

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limiting the generality of the foregoing (i) the Agents are hereby expressly authorized to execute any and all documents (including releases) with respect to the Collateral and the rights of the Lender with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and (ii) in particular, DBNY as Administrative Agent or Collateral Agent is hereby expressly authorized to execute the Bidco Pledges and any and all other documents (including releases) with respect to the Collateral thereunder and the rights of the Pledgees thereunder with respect thereto in the name of and on behalf of the Lenders as their attorney-in-fact (and each Lender appoints DBNY as such Lender's attorney-in-fact for such purposes and DBNY is hereby released from the restrictions imposed by Section 181 of the German Civil Code (BGB)) as contemplated by and in accordance with the provisions of this Agreement and the Bidco Pledges. In the event that any party other than the Lenders and the Agents shall participate in all or any portion of the Collateral (under the Bidco Pledges) pursuant to the Bidco Pledges, all rights and remedies in respect of such Collateral shall be controlled by the Administrative Agent and the Collateral Agent as set forth in the Bidco Pledges. No Person that is not an Agent shall have any duties or responsibilities under this Agreement.

          (b) Neither the Agents nor any of their respective directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any other Loan Party of any of the terms, conditions, covenants or agreements contained in any Loan Document. The Agents shall not be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or any other Loan Documents or other instruments or agreements. The Agents shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither the Agents nor any of their respective directors, officers, employees or agents shall have any responsibility to the Borrower or any other Loan Party or any other party hereto on account of the failure, delay in performance or breach by, or as a result of information provided by, any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any other Loan Party of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each Agent may execute any and all duties hereunder by or through agents or employees and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

          SECTION 8.02 NATURE OF DUTIES. The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders further acknowledge and agree that so long as an Agent shall make any determination to be made by it hereunder or under any other Loan Document in good faith, such Agent shall have no liability in respect of such determination to any person. Notwithstanding any provision to the contrary elsewhere in this Agreement, no

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Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against any Agent. Each Lender recognizes and agrees that the Global Coordinators and the Joint Lead Arrangers shall have no duties or responsibilities under this Agreement or any other Loan Document, or any fiduciary relationship with any Lender, and shall have no functions, responsibilities, duties, obligations or liabilities for acting as the Global Coordinator or as the Joint Lead Arrangers hereunder.

          SECTION 8.03 RESIGNATION BY THE AGENTS. Subject to the appointment and acceptance of a successor Administrative Agent, as provided below, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed). If no successor shall have been so appointed by the Required Lenders and approved by the Borrower and shall have accepted such appointment within 45 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders with the consent of the Borrower (not to be unreasonably withheld or delayed), appoint a successor Administrative Agent which shall be a bank with an office in New York, New York and an office in London, England (or a bank having an Affiliate with such an office) having a combined capital and surplus having a Dollar Equivalent that is not less than $500.0 million or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After the resignation by the Administrative Agent hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

          SECTION 8.04 THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. With respect to the Term Loans C made by it hereunder, the Administrative Agent in its individual capacity and not as Administrative Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not the Administrative Agent, and the Administrative Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any of the Subsidiaries or other Affiliates thereof as if it were not the Administrative Agent.

          SECTION 8.05 INDEMNIFICATION. Each Lender agrees (a) to reimburse each Agent, on demand, in the amount of its PRO RATA share (based on its Term Loan C Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Term Loans C)) of any reasonable expenses incurred for the benefit of the Lenders by such Agent, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such PRO RATA share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as Agent or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or

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omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower, PROVIDED that no Lender shall be liable to an Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents.

          SECTION 8.06 LACK OF RELIANCE ON AGENTS. Each Lender acknowledges that it has, independently and without reliance upon any Agent and any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01 NOTICES. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (i) if to any Loan Party, to it, c/o Parent, 29, rue Eugene Ruppert, L2453 Luxembourg, with a copy to Blackstone Capital Partners Cayman IV L.P. 345 Park Avenue, New York, New York 10154; and

          (ii) if to the Administrative Agent or the Collateral Agent, to Deutsche Bank AG, New York Branch, 60 Wall Street, New York, New York 10005, attention: Carin Keegan (telecopy: (212) 797-5696) (e-mail: carin.keegan@db.com), with a copy to White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036, attention: Sean Geary, Esq. (telecopy:
     (212) 354-8113).

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; PROVIDED that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, the Collateral Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; PROVIDED, FURTHER, that approval of such procedures may be limited to particular notices or communications.

          (c) All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service, sent by telecopy or (to the extent permitted by paragraph (b) above) electronic means or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

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          (d)     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

          SECTION 9.02 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Term Loans C and the execution and delivery of the Loan Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Term Loan C or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Term Loan C Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.13, 2.14, 2.15 and 9.05) shall survive the payment in full of the principal and interest hereunder, and the termination of the Term Loan C Commitments or this Agreement.

          SECTION 9.03 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by Holdings, the Borrower and the Administrative Agent and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, the Administrative Agent and each Lender and their respective permitted successors and assigns.

          SECTION 9.04 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) other than pursuant to a merger permitted by Section 6.06, the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Term Loan C Commitment and the Term Loans C at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

          (A) the Borrower; PROVIDED that no consent of the Borrower shall be required for an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or, if an Event of Default has occurred and is continuing or during the up to 30 days after the Closing Date 0for the primary syndication of this Agreement any other assignee (PROVIDED that any liability of the Borrower to an assignee that is an Approved Fund or Affiliate of the assigning Lender under Section 2.13, 2.14, 2.15 or

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     2.18 shall be limited to the amount, if any, that would have been payable hereunder by such Borrower in the absence of such assignment); and

          (B) the Administrative Agent; PROVIDED that no consent of the Administrative Agent shall be required for an assignment of a Term Loan C to a Lender, an Affiliate of a Lender or Approved Fund immediately prior to giving effect to such assignment.

          (ii) Assignments shall be subject to the following additional conditions:

          (A) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender's Term Loan C Commitment or Term Loans C, the amount of the commitment or Term Loans C of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than (x) $1.0 million, unless each of the Borrower and the Administrative Agent otherwise consent; PROVIDED that no such consent of the Borrower shall be required if an Event of Default under paragraph (b), (c), (h) or (i) of Section 7.01 has occurred and is continuing;

          (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; and

          (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500; PROVIDED that no such recordation fee shall be due in connection with an assignment to an existing Lender or Affiliate of a Lender or an assignment by the Administrative Agent.

          (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

          (iv) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Term Loan C Commitment of, and principal amount of the Term Loans C owing to, each Lender pursuant to the terms hereof from time to time (the "REGISTER"). The entries in the Register shall be conclusive, and the Borrower, the Agents and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender

                                      -117-
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hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (v) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent acting for itself and, in any situation wherein the consent of the Borrower is not required, the Borrower shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (c) (i) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "LOAN PARTICIPANT") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Term Loan C Commitment and the Term Loans C owing to it); PROVIDED that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; PROVIDED that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Loan Participant, agree to any amendment, modification or waiver described in Section 9.04(a)(i) or clauses
(i), (ii), (iii), (iv), (v) or (vi) of the first proviso to Section 9.08(b) that affects such Loan Participant and (y) no other agreement (oral or written) with respect to such participation may exist between such Lender and such Loan Participant. Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Loan Participant shall be entitled to the benefits of Sections 2.13,
2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Loan Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, PROVIDED such Loan Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

          (ii) A Loan Participant shall not be entitled to receive any greater payment under Section 2.13, 2.14 and 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Loan Participant, unless the sale of the participation to such Loan Participant is made with the Borrower's prior written consent. A Loan Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 to the extent such Loan Participant fails to comply with Section 2.15(e) as though it were a Lender.

          (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including (i) any pledge or assignment to secure obligations to a Federal Reserve Bank and (ii) in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender including to any trustee for, or any other representative of, such holders, and this Section shall not apply to any such

                                      -118-
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pledge or assignment of a security interest; PROVIDED that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

          SECTION 9.05 EXPENSES; INDEMNITY. (a) The Borrower agrees to pay all reasonable out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent in connection with the preparation of this Agreement and the other Loan Documents or the administration of this Agreement and by the Initial Lenders in connection with the syndication of the Term Loan C Commitments (including the reasonable fees, disbursements and the charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Term Loan C are incurred) or incurred by the Agents or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Term Loans C made hereunder, including the reasonable fees, charges and disbursements of White & Case LLP, counsel for the Administration Agent and the Joint Lead Arrangers and Baker & McKenzie, special German counsel to the Administrative Agent and the Joint Lead Arrangers, and, in connection with any such enforcement or protection, the reasonable fees, charges and disbursements of any other counsel (including the reasonable allocated costs of internal counsel if a Lender elects to use internal counsel in lieu of outside counsel) for the Agents, the Joint Lead Arrangers, or all Lenders (but no more than one such counsel for all Lenders).

          (b) The Borrower agrees to indemnify the Agents, the Joint Lead Arrangers, each Lender and each of their respective directors, trustees, officers, employees and agents (each such person being called an "INDEMNITEE") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transaction and the other transactions contemplated hereby, (ii) the use of the proceeds of the Term Loans C or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses result primarily from the gross negligence or willful misconduct of such Indemnitee (treating, for this purpose only, any Agent, any Joint Lead Arranger, any Lender and any of their respective Related Parties as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Claim related in any way to Holdings, the Borrower or any of their Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any Mortgaged Property or any property owned, leased or operated by any predecessor of Holdings, the Borrower or any of their Subsidiaries, PROVIDED that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or any of its

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Related Parties. The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or any Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

          (c) Unless an Event of Default shall have occurred and be continuing, the Borrower shall be entitled to assume the defense of any action for which indemnification is sought hereunder with counsel of its choice at its expense (in which case the Borrower shall not thereafter be responsible for the fees and expenses of any separate counsel retained by an Indemnitee except as set forth below); PROVIDED, HOWEVER, that such counsel shall be reasonably satisfactory to each such Indemnitee. Notwithstanding the Borrower's election to assume the defense of such action, each Indemnitee shall have the right to employ separate counsel and to participate in the defense of such action, and the Borrower shall bear the reasonable fees, costs and expenses of such separate counsel, if (i) the use of counsel chosen by the Borrower to represent such Indemnitee would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the Borrower and such Indemnitee and such Indemnitee shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Borrower (in which case the Borrower shall not have the right to assume the defense or such action on behalf of such Indemnitee); (iii) the Borrower shall not have employed counsel reasonably satisfactory to such Indemnitee to represent it within a reasonable time after notice of the institution of such action; or (iv) the Borrower shall authorize in writing such Indemnitee to employ separate counsel at the Borrower's expense. The Borrower will not be liable under this Agreement for any amount paid by an Indemnitee to settle any claims or actions if the settlement is entered into without the Borrower's consent, which consent may not be withheld or delayed unless such settlement is unreasonable in light of such claims or actions against, and defenses available to, such Indemnitee.

          (d) Except as expressly provided in Section 9.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to
Section 2.15, this Section 9.05 shall not apply to Taxes.

          SECTION 9.06 RIGHT OF SET-OFF. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings, the Borrower or any Subsidiary against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank may have.

          SECTION 9.07 APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN

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DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE
STATE OF NEW YORK.

          SECTION 9.08 WAIVERS; AMENDMENT. (a) No failure or delay of the Administrative Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders and (y) in the case of any other Loan Document, pursuant to an agreement or agreements as provided for therein; PROVIDED, HOWEVER, that no such agreement shall

          (i) decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Term Loan C, without the prior written consent of each Lender directly affected thereby; PROVIDED that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i),

          (ii) increase or extend the Term Loan C Commitment of any Lender or decrease any fees owed any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Term Loan C Commitments shall not constitute an increase of the Term Loan C Commitment of any Lender),

          (iii) extend any date on which payment of interest on any Term Loan C is due, without the prior written consent of each Lender adversely affected thereby,

          (iv) amend or modify the provisions of Section 2.16(c) in a manner that would by its terms alter the PRO RATA sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby,

          (v) amend or modify the provisions of this Section or the definition of the terms "Required Lenders," or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this

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     Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Term Loans C and Term Loan C Commitments are included on the Closing Date), or

          (vi) release all or substantially all the Collateral (other than as provided for in the respective Security Documents) or release Holdings, the Borrower, CAC or all or substantially all of the other Subsidiary Loan Parties from its Guarantee under the Holdings Agreements or the U.S. Collateral Agreement, as applicable, unless, in the case of a Subsidiary Loan Party, all or substantially all the Equity Interests of such Subsidiary Loan Party is sold or otherwise disposed of in a transaction permitted by this Agreement, without the prior written consent of each Lender adversely affected thereby;

PROVIDED, FURTHER, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent without the prior written consent of the Administrative Agent. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

          (c) Without the consent of the Global Coordinator, any Joint Lead Arranger or any Lender, the Loan Parties and the Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Lenders, or as required by local law to give effect to, or protect any security interest for the benefit of the Lenders, in any property or so that the security interests therein comply with applicable law.

          (d) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, Holdings and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Term Loans C and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

          (e) In addition, notwithstanding the foregoing, this Agreement may be amended with the written consent of the Administrative Agent, Holdings, the Borrower and the Lenders providing the relevant Replacement Term Loans C (as defined below) to permit the refinancing of all outstanding Term Loans ("REFINANCED TERM LOANS") with a replacement "B" term loan tranche hereunder which shall be Term Loans C hereunder ("REPLACEMENT TERM LOANS"); PROVIDED that
(a) the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Refinanced Term Loans, (b) the Applicable Margin for such Replacement Term Loans shall not be higher than the Applicable Margin for such Refinanced Term Loans, (c) the weighted average life to maturity of such Replacement Term Loans shall not be shorter than the weighted average life to maturity of such Refinanced Term Loans at the time of such refinancing and (d) all other terms applicable to such Replacement Term

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Loans shall be substantially identical to, or less favorable to the Lenders providing such Replacement Term Loans than, those applicable to such Refinanced Term Loans, except to the extent necessary to provide for covenants and other terms applicable to any period after the latest final maturity of the Term Loans C in effect immediately prior to such refinancing.

          SECTION 9.09 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the "CHARGES"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "MAXIMUM RATE") that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate, PROVIDED that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.

          SECTION 9.10 ENTIRE AGREEMENT. This Agreement, the other Loan Documents and the agreements regarding certain fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. [Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect.] Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

          SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

          SECTION 9.12 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.13 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken

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together, shall constitute but one contract, and shall become effective as provided in Section 9.03. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.

          SECTION 9.14 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

          SECTION 9.15 JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against Holdings, the Borrower or any Loan Party or their properties in the courts of any jurisdiction.

          (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each Loan Party party hereto irrevocably and unconditionally appoints BCP Crystal US Holdings Corp. with an office on the date hereof at 345 Park Avenue, 31st Floor, New York, NY 10154 and its successors hereunder (the "PROCESS AGENT"), as its agent to receive on behalf of each such Loan Party and its property all writs, claims, process, and summonses in any action or proceeding brought against it in the State of New York. Such service may be made by mailing or delivering a copy of such process to the respective Loan Party in care of the Process Agent at the address specified above for the Process Agent, and such Loan Party irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure by the Process Agent to give notice to the respective Loan Party, or failure of the respective Loan Party, to receive notice of such service of process shall not impair or affect the validity of such service on the Process Agent or any such Loan Party, or of any judgment based thereon. Each Loan Party hereto covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect, and to cause the Process Agent to act as such. Each Loan Party hereto further covenants and agrees to maintain at all times an agent with offices in New York City to act as its Process Agent. Nothing herein shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

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          SECTION 9.16 CONFIDENTIALITY. Each of the Lenders and the
Administrative Agent agrees that it shall maintain in confidence any information relating to Holdings, the Borrower and the other Loan Parties furnished to it by or on behalf of Holdings, the Borrower or the other Loan Parties (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender or the Administrative Agent without violating this Section 9.16 or
(c) was available to such Lender or the Administrative Agent from a third party having, to such person's knowledge, no obligations of confidentiality to Holdings, the Borrower or any other Loan Party) and shall not reveal the same other than to its directors, trustees, officers, employees and advisors with a need to know or to any person that approves or administers the Term Loans C on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except: (A) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded,
(B) as part of normal reporting or review procedures to Governmental Authorities or the National Association of Insurance Commissioners, (C) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 9.16),
(D) in order to enforce its rights under any Loan Document in a legal proceeding and (E) to any prospective assignee of, or prospective participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 9.16).

          SECTION 9.17 CONVERSION OF CURRENCIES. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

          (b) The obligations of the Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "APPLICABLE CREDITOR") shall, notwithstanding any judgment in a currency (the "JUDGMENT CURRENCY") other than the currency in which such sum is stated to be due hereunder (the "AGREEMENT CURRENCY"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Borrower contained in this Section 9.17 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

          SECTION 9.18 RELEASE OF LIENS AND GUARANTEES. In the event that any Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of any of its assets (including the Equity Interests of any Subsidiary Loan Party (other than the Borrower)) to a person that is not (and is not required to become) a Loan Party in a

                                      -125-
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transaction not prohibited by Section 6.06 or 6.07, the Administrative Agent and
the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by Holdings or the Borrower and at the Borrower's expense to release any Liens created by any Loan Document in respect of such assets or Equity Interests, and, in the case of a disposition of the Equity Interests of any Subsidiary Loan Party that is not a Borrower in such a transaction and as a result of which such Subsidiary Loan Party would cease to be a Subsidiary, terminate such Subsidiary Loan Party's obligations under its Guarantee. The Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower and at the Borrower's expense to terminate the Liens and security interests created by the Bidco Pledge to the extent terminating by its terms at such time, on the Restructuring Date. In addition, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by Holdings or the Borrower and at the Borrower's expense to terminate the Liens and security interests created by the Loan Documents when all the Obligations are paid in full. Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests, asset or subsidiary of Holdings shall no longer be deemed to be made once such Equity Interests or asset is so conveyed, sold, leased, assigned, transferred or disposed of.

          SECTION 9.19 PARALLEL DEBT. (a) Each of the parties hereto agrees that each and every obligation of Parent (and any of its successors pursuant to this Agreement) under any Loan Document shall also be owing in full to the Collateral Agent (and each of its successors under this Agreement), and that accordingly the Collateral Agent will have its own independent right to demand performance by Parent of those obligations. The Collateral Agent agrees with Parent that in case of any discharge of any such obligation owing to the Collateral Agent or any Lender by Parent, it will, to the same extent, not make a claim against Parent under the aforesaid agreement at any time, provided that any such claims can be made against Parent if such discharge is made by virtue of any set off, counterclaim or similar defense invoked by Parent vis-a-vis the Collateral Agent.

          (b) Without limiting or affecting the Collateral Agent's rights against Parent (whether under this paragraph or under any other provision of the Loan Documents), the Collateral Agent agrees with each other Lender that, except as set out in the next sentence, it will not exercise its rights under the aforesaid acknowledgement except with the consent of the relevant Lender. However, for the avoidance of doubt, nothing in the previous sentence shall in any way limit the Collateral Agent's right to act in the protection or preservation of rights under or to enforce any Loan Document as contemplated by this Agreement and/or the relevant Loan Document (or to do any act reasonably incidental to the foregoing).

                                      -126-
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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                                 BCP CRYSTAL HOLDINGS LTD. 2

                                 By: /s/ Anjan Mukherjee
                                 ------------------------------
                                 Name: Anjan Mukherjee
                                 Title: Director


                                 BCP CAYLUX HOLDINGS LUXEMBOURG
                                 S.C.A.

                                 By its Manager, BCP CAYLUX HOLDINGS LTD. 1

                                 By: /s/ Anjan Mukherjee
                                 ------------------------------
                                 Name: Anjan Mukherjee
                                 Title: Director


                                 DEUTSCHE BANK AG, NEW YORK BRANCH,
                                 as Administrative Agent and as Lender

                                 By: /s/ Carin M. Keegan
                                 ------------------------------
                                 Name: Carin M. Keegan
                                 Title: Vice President

                                 By: /s/ Diane F. Rolfe
                                 ------------------------------
                                 Name: Diane F. Rolfe
                                 Title: Vice President


                                 MORGAN STANLEY SENIOR FUNDING, INC.,

                                 By: /s/ Eugene F. Martin
                                 ------------------------------
                                 Name: Eugene F. Martin
                                 Title: Vice President

                                                                Schedule 1.01(a)

                                     Part I

Holdings Agreements
Bidco Pledge


                                     Part II

U.S. Collateral Agreement
Parent Agreement (if required)